                                                                       Exhibit 1

                             VISIBLE GENETICS INC.
                           700 BAY STREET, SUITE 1000
                                TORONTO, ONTARIO
                                 M5G 1Z6 CANADA

                                                               September 4, 2002

To our Shareholders:

    You are cordially invited to attend a special meeting of the shareholders of Visible Genetics Inc. (the "COMPANY"), to be held at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario M5H 2M9 Canada, on October 9, 2002 at 4:00 p.m. (Toronto time) (the "SPECIAL MEETING").

    At the Special Meeting, you will be asked to consider and approve a special resolution (the "ARRANGEMENT RESOLUTION") approving an arrangement (the "ARRANGEMENT") under section 182 of the BUSINESS CORPORATIONS ACT (Ontario), pursuant to which 2014011 Ontario Inc. (the "PURCHASER"), a wholly-owned subsidiary of Bayer Corporation ("BAYER"), will acquire all of the outstanding common shares of the Company (the "COMPANY COMMON SHARES") and all of the outstanding Series A Convertible Preferred Shares of the Company (the "COMPANY PREFERRED SHARES", together with the Company Common Shares, the "COMPANY SHARES") and subsequent to which the Purchaser and the Company shall amalgamate to form an amalgamated company.

    As part of the Arrangement:

    - each issued and outstanding Company Common Share (other than any Company Common Share held by a shareholder who exercises his or her dissent right) will be transferred to the Purchaser in exchange for US$1.50 in cash; and

    - each issued and outstanding Company Preferred Share (other than any Company Preferred Share held by a shareholder who exercises his or her dissent right) will be transferred to the Purchaser in exchange for US$1,000 plus an amount equal to accrued and unpaid dividends in cash.

    A copy of each of the Merger Agreement, dated as of July 23, 2002, among Bayer, the Purchaser and the Company, and the Plan of Arrangement, which more fully describe the Arrangement, is attached to the Management Information Circular and Proxy Statement as Annexes A and B, respectively. A copy of the text of the Arrangement Resolution is attached to the Management Information Circular and Proxy Statement as Annex C. Please read them carefully.

    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE ARRANGEMENT IS FAIR AND REASONABLE TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ARRANGEMENT RESOLUTION. The Board of Directors engaged Bear, Stearns & Co. Inc. to act as its financial advisor in connection with the Arrangement. Bear, Stearns & Co. Inc. has delivered to the Board of Directors its opinion that the consideration to be received pursuant to the Arrangement by the holders of the Company Common Shares is fair to
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such holders from a financial point of view. The written opinion of Bear,
Stearns & Co. Inc. is attached to the Management Information Circular and Proxy Statement as Annex D. Please read it carefully.

    The enclosed Notice of Special Meeting and Management Information Circular and Proxy Statement explain the proposed Arrangement and provide specific information about the Special Meeting. Please read these materials carefully. If the Arrangement Resolution is approved, you will receive instructions for surrendering your share certificates and a letter of transmittal to be used for that purpose. YOU SHOULD NOT SUBMIT YOUR SHARE CERTIFICATES FOR EXCHANGE UNTIL YOU HAVE RECEIVED THOSE INSTRUCTIONS ALONG WITH THE LETTER OF TRANSMITTAL.

    It is important that you take part in the affairs of the Company by voting your Company Shares at the Special Meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope. In order for your Company Shares to be represented at the Special Meeting, we must receive your proxy card no later than 5:00 p.m. (Toronto time) on October 8, 2002 or, if the Special Meeting is adjourned, 24 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is reconvened. Voting by proxy will not prevent you from voting in person if you attend the Special Meeting, but will ensure that your vote will be counted if you are unable to attend. Your vote is important, regardless of the number of Company Shares you own.

    On behalf of the Company, I would like to thank you in advance for your participation in the Special Meeting.

                                           Sincerely,

                                           /s/ Richard T. Daly

                                           Richard T. Daly, President and
                                           Chief Executive Officer

                                                                       Exhibit 2
                             VISIBLE GENETICS INC.
                           700 BAY STREET, SUITE 1000
                                TORONTO, ONTARIO
                                 M5G 1Z6 CANADA

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 9, 2002

                            ------------------------

    NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "SPECIAL MEETING") of Visible Genetics Inc. ("WE" or the "COMPANY") will be held at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario M5H 2M9 Canada, on October 9, 2002, at 4:00 p.m. (Toronto time).

    At the Special Meeting, the shareholders will:

    1. Consider, pursuant to an order of the Superior Court of Justice (Ontario), dated August 27, 2002 (the "INTERIM ORDER"), and, if deemed advisable, pass a special resolution (the "ARRANGEMENT RESOLUTION") approving a proposed arrangement (the "ARRANGEMENT") under section 182 of the BUSINESS CORPORATIONS ACT (Ontario) (the "ACT"), pursuant to which 2014011 Ontario Inc. (the "PURCHASER"), an Ontario corporation and a wholly-owned subsidiary of Bayer Corporation, will acquire all the outstanding shares of the Company and subsequent to which the Purchaser and the Company will amalgamate.

    2. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    We have specified September 3, 2002, at the close of business, as the record date (the "RECORD DATE") for the purpose of determining the shareholders of the Company who are entitled to receive notice of and to vote at the Special Meeting. Only holders of record of Company Shares (as defined below) as of the Record Date will be entitled to vote at the Special Meeting, subject to subsequent transferees taking appropriate steps to be added to the shareholders' list. A list of the Company's shareholders entitled to vote at the Special Meeting will be prepared by the Company within ten days after the Record Date and shall be available for examination by any shareholder at the Special Meeting or, prior to the Special Meeting, at our corporate offices at 700 Bay Street, Suite 1000, Toronto, Ontario M5G 1Z6 Canada, during ordinary business hours.

    For a more complete statement regarding the matters to be acted upon at the Special Meeting, please read the Company's Management Information Circular and Proxy Statement (the "PROXY STATEMENT") and the other materials concerning the Company and the Arrangement, which are mailed with this Notice of Special Meeting.

    After careful consideration, the Board of Directors of the Company has determined that the Arrangement is fair and reasonable to, and in the best interest of, the Company and its shareholders, and recommends that you vote "FOR" approval of the Arrangement Resolution.

    Holders of Common Shares have the right to dissent ("DISSENT RIGHT") in connection with the Arrangement and be paid in cash the fair value of their Company Shares in respect of the Arrangement Resolution as long as they provide written objection to the Arrangement Resolution in the form required by section 185 of the Act not later than 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting and they otherwise comply with the requirements of the Act, the Plan of Arrangement and the Interim Order. The delivery of a proxy to the Company by which a shareholder votes against the Arrangement Resolution does not constitute a written objection for the purposes of the Dissent Right. Beneficial owners of Company Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to exercise their Dissent Right should be aware that only registered owners of Company Shares are entitled to dissent. THE DISSENT RIGHT IS MORE FULLY DESCRIBED IN THE PROXY STATEMENT. IN ADDITION, A COPY OF EACH OF SECTION 185 OF THE ACT, THE PLAN OF ARRANGEMENT AND THE INTERIM ORDER ARE ATTACHED TO THE PROXY STATEMENT AS ANNEXES E, B AND F, RESPECTIVELY. IF YOU DO NOT STRICTLY FOLLOW THE REQUIREMENTS RELATING TO YOUR DISSENT RIGHT, YOU WILL LOSE YOUR DISSENT RIGHT.

    Completion of the Arrangement is conditioned on Dissent Rights not having been exercised by holders of more than nine percent (9%) of the outstanding Company Shares.

    Your vote is important. Whether or not you plan to attend the Special Meeting and regardless of the number of Company Shares that you own, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. In order for your Company Shares to be represented at the Special Meeting, we must receive your proxy card no later than 5:00 p.m. (Toronto time) on October 8, 2002 or, if the Special Meeting is adjourned, 24 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is reconvened.

    Your proxy is revocable and will not affect your right to vote in person if you decide to attend the Special Meeting. The enclosed Proxy Statement explains the procedures for revoking your proxy. Returning your proxy card without indicating how you want to vote will have the same effect as a vote "FOR" approval of the Arrangement Resolution.

    The Arrangement is described in the enclosed Proxy Statement. Please read it carefully. In addition, you may obtain information about our Company from documents that we have filed with the Securities and Exchange Commission.

    TO ENSURE THAT YOUR COMPANY SHARES ARE REPRESENTED AT THE SPECIAL MEETING, WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. IN ORDER FOR YOUR COMPANY SHARES TO BE REPRESENTED AT THE SPECIAL MEETING, WE MUST RECEIVE YOUR PROXY CARD NO LATER THAN 5:00 P.M. (TORONTO TIME) ON OCTOBER 8, 2002 OR, IF THE SPECIAL MEETING IS ADJOURNED,
24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME THE ADJOURNED MEETING IS RECONVENED. You may revoke your proxy in the manner described in the Proxy Statement at any time before the vote has been taken at the Special Meeting. If you attend the Special Meeting you may vote in person even if you have returned a proxy.

Dated at Toronto, Ontario, Canada, this 4th day of September, 2002.

                                           By Order of the Board of Directors

                                           /s/ Richard T. Daly

                                           Richard T. Daly, President and
                                           Chief Executive Officer

                                                                       Exhibit 3
                             VISIBLE GENETICS INC.
                           700 BAY STREET, SUITE 1000
                                TORONTO, ONTARIO
                                 M5G 1Z6 CANADA

                            ------------------------

              MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT
                               SEPTEMBER 4, 2002
                             ---------------------

    This Management Information Circular and Proxy Statement ("PROXY STATEMENT") and the accompanying proxy are being furnished to shareholders in connection with the solicitation by management of Visible Genetics Inc. (the "COMPANY") of proxies to be voted at the special meeting of shareholders of the Company ("SPECIAL MEETING") to be held on October 9, 2002 at 4:00 p.m. (Toronto time) at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario, M5H 2M9 Canada, and at any adjournment thereof. This Proxy Statement and the proxies we are soliciting are first being sent or delivered to shareholders on or about September 9, 2002.

                               TABLE OF CONTENTS

                                                               PAGES
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT.................      1

SUMMARY.....................................................      6

  The Parties to the Arrangement............................      6
  Purpose of the Arrangement................................      7
  Consideration to be Offered to our Shareholders...........      7
  Dissent Right.............................................      8
  Treatment of Options......................................      8
  Recommendation of Our Board of Directors..................      8
  Opinion of the Company's Financial Advisor................      9
  Interests of Certain Persons in the Arrangement...........      9
  Material Income Tax Consequences to our Shareholders......      9
  Votes Required for Approval...............................     10
  No Solicitation of Alternative Transactions...............     11
  Conditions................................................     11
  Termination Fee; Payment of Expenses......................     12
  Special Meeting of the Company's Shareholders.............     12
  Record Date for Voting....................................     12

FORWARD-LOOKING STATEMENTS..................................     13

THE SPECIAL MEETING.........................................     14

  Location and Time of Meeting..............................     14
  Proposal to be Considered at the Special Meeting..........     14
  Recommendation of the Company's Board of Directors........     14
  Record Date...............................................     14
  Quorum....................................................     15
  Votes Required for Approval...............................     15
  Voting of Proxies.........................................     16
  Revocation of Proxies.....................................     17
  Solicitation of Proxies and Expenses......................     17
  Dissent Right.............................................     17

THE ARRANGEMENT.............................................     19

  Background of the Arrangement.............................     19
  Recommendation of the Board of Directors; Factors
    Considered by the Board.................................     27
  Opinion of the Company's Financial Advisor................     29
  Interests of Certain Persons..............................     34
  Structure of the Arrangement..............................     37
  Court Approval of the Arrangement.........................     38

                                                               PAGES
                                                              --------
  Completion of the Arrangement; Effective Date and Time....     39
  Payment of Consideration and Surrender of Share
    Certificates............................................     39
  Dissent Right.............................................     40
  Deregistration of the Company Common Shares after the
    Arrangement.............................................     41
  Treatment of Options......................................     41
  Treatment of Warrants.....................................     42
  Treatment of ESOP.........................................     42
  Income Tax Considerations.................................     43
  Conditions to the Arrangement.............................     47
  Limit on Other Negotiations; Acquisition and Superior
    Proposals...............................................     49
  Regulatory Filings and Approvals Required to Complete the
    Arrangement.............................................     52
  Termination...............................................     52
  Termination Fee; Payment of Expenses......................     53
  Conduct of the Company's Business.........................     55
  Additional Agreements.....................................     59
  Representations and Warranties............................     59

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND
  DIRECTORS OF THE COMPANY..................................     62

SHAREHOLDER PROPOSALS.......................................     66

WHERE YOU CAN FIND MORE INFORMATION.........................     66

ANNEX A--MERGER AGREEMENT

ANNEX B--PLAN OF ARRANGEMENT

ANNEX C--ARRANGEMENT RESOLUTION

ANNEX D--OPINION OF BEAR, STEARNS & CO. INC.

ANNEX E--SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ANNEX F--INTERIM ORDER

ANNEX G--THE NOTICE OF APPLICATION

                  QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT

    THE FOLLOWING QUESTIONS AND ANSWERS ARE INTENDED TO ADDRESS BRIEFLY SOME COMMONLY ASKED QUESTIONS REGARDING THE ARRANGEMENT. THESE QUESTIONS AND ANSWERS MAY NOT ADDRESS ALL OF THE QUESTIONS THAT MAY BE IMPORTANT TO YOU. PLEASE REFER TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES AND ADDITIONAL DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT.

    UNLESS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION PROVIDED IN THIS PROXY STATEMENT IS IN U.S. DOLLARS AND ALL REFERENCES TO "DOLLARS" OR "$" IS TO U.S. DOLLARS. IN THIS PROXY STATEMENT, THE TERMS "COMPANY", "VISIBLE GENETICS", "WE", "US" AND "OUR" REFER TO VISIBLE GENETICS INC., THE TERM "BAYER" REFERS TO BAYER CORPORATION, AND THE TERM "PURCHASER" REFERS TO 2014011 ONTARIO INC.

Q:  WHAT ARE SHAREHOLDERS VOTING ON?

A: At the Special Meeting you will be asked to consider and approve a special resolution (the "ARRANGEMENT RESOLUTION") approving an arrangement (the "ARRANGEMENT") under section 182 of the BUSINESS CORPORATIONS ACT (Ontario) (the "ACT"). Pursuant to the Arrangement, the Purchaser, a wholly-owned subsidiary of Bayer, will acquire for cash all of the outstanding common shares of the Company (the "COMPANY COMMON SHARES") and all of the outstanding Series A Convertible Preferred Shares of the Company (the "COMPANY PREFERRED SHARES", together with the Company Common Shares, the "COMPANY SHARES") and, subsequent to which, the Purchaser and the Company will amalgamate to form an amalgamated company ("AMALCO").

Q:  ARE THERE CONDITIONS TO THE ARRANGEMENT?

A: Yes. Before completing the Arrangement, the Company, Bayer and the Purchaser must fulfill or waive several closing conditions, including approval of the Arrangement Resolution by the holders of the Company Shares, issuance of the final order of the Superior Court of Justice (Ontario) approving the Arrangement, accuracy of representations and warranties made by the parties, and other closing conditions which are more fully described in this Proxy Statement and in the Merger Agreement, dated as of July 23, 2002, among Bayer, the Purchaser and the Company (the "MERGER AGREEMENT"). A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. If these conditions are not satisfied or waived, the Arrangement will not be completed even if the Company shareholders have approved the Arrangement Resolution.

Q: IF THE ARRANGEMENT IS COMPLETED, WHAT WILL I RECEIVE FOR MY COMPANY COMMON SHARES?

A: Each issued and outstanding Company Common Share (other than any Company Common Share held by a shareholder who exercises his or her dissent right) will be exchanged for $1.50 in cash.

Q: IF THE ARRANGEMENT IS COMPLETED, WHAT WILL I RECEIVE FOR MY COMPANY PREFERRED SHARES?

A: Each issued and outstanding Company Preferred Share (other than any Company Preferred Share held by a shareholder who exercises his or her dissent right) will be exchanged for $1,000 plus an amount equal to accrued and unpaid dividends in cash.

Q:  WHAT WILL BE THE EFFECT OF THE ARRANGEMENT?

A: As a result of the Arrangement you will no longer own any Company Shares and the Company will amalgamate with the Purchaser to form Amalco, which will be a wholly-owned subsidiary of Bayer.

Q: DOES OUR BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE ARRANGEMENT RESOLUTION?

A: Yes. After careful consideration, our Board of Directors recommends that the Company shareholders vote "FOR" approval of the Arrangement Resolution.

Q:  WHAT SHOULD I DO NOW? HOW SHOULD I VOTE?

A: After you read and consider carefully the information contained in this Proxy Statement, please complete, date, sign and promptly return your proxy card in the enclosed postage-paid envelope so that it is received no later than 5:00 p.m. (Toronto time) on October 8, 2002. Please see the instructions included with your proxy card.

    The Company Shares represented by your proxy will be voted as you have instructed on your proxy card. You have the right to appoint a person (who need not be a shareholder of the Company) other than the person named in the enclosed proxy card to attend, to vote and to act for you at the Special Meeting. You may exercise this right by striking out the names of the specified persons and inserting the name of the desired person in the blank space provided in the proxy card, or by using another appropriate form of proxy.

Q:  WHAT HAPPENS IF I DON'T VOTE?

A: Only shareholders represented at the Special Meeting in person or by proxy and who vote in respect of the Arrangement Resolution will be counted in the vote.

    If you date, sign and mail your proxy card, but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" approval of the Arrangement Resolution.

Q: IF MY COMPANY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY COMPANY SHARES FOR ME?

A: If you wish to participate in the Special Meeting and your Company Shares are registered in the name of an intermediary, such as a bank, trust company, securities dealer or broker or trustee, you should be sure to provide your broker or other intermediary with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may revoke your proxy in any manner permitted by law at any time before it is acted upon at the Special Meeting. One way to do this is by executing another proxy bearing a date later than the original proxy and delivering the later dated proxy to the Company at the Company's registered office by 5:00 p.m. (Toronto time) on the business day before the Special Meeting or any adjournment or postponement thereof. Another way is to submit a written notice of revocation, delivered to the General Counsel of the Company at the Company's registered office on or before the business day preceding the day of the Special Meeting or any adjournment or postponement thereof, or to the Chairman of the Special Meeting on the date of the Special Meeting or any adjournment or postponement thereof.

Q:  WHEN DO YOU EXPECT THE ARRANGEMENT TO BE COMPLETED?

A: We are working to complete the Arrangement as soon as possible. We expect to complete the Arrangement within three business days after the approval of the Arrangement Resolution by the shareholders at the Special Meeting and issuance of the final order of the Superior Court of Justice (Ontario). However, if the other conditions to the Arrangement have not yet been satisfied or waived, completion of the Arrangement may be delayed.

Q:  SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. If the Arrangement Resolution is approved and the Arrangement is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates to Mellon Investor Services LLC, the Purchaser's disbursing agent. You should use the letter of transmittal to exchange your share certificates for the cash you are entitled to receive as a result of the Arrangement. YOU SHOULD NOT SEND IN ANY SHARE CERTIFICATES WITH YOUR PROXY CARDS.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE ARRANGEMENT RESOLUTION?

A:  The Arrangement Resolution must be approved by:

    - not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Common Shares and Company Preferred Shares who are represented at the Special Meeting voting together as a single class; AND

    - not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Preferred Shares who are represented at the Special Meeting; AND

    - not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Common Shares who are represented at the Special Meeting.

Q:  WHAT ARE THE INCOME TAX CONSEQUENCES OF THE ARRANGEMENT TO ME?

A: Your receipt of cash in exchange for your shares surrendered in the Arrangement will be considered a taxable transaction for U.S. and Canadian federal income tax purposes.

    Generally, for U.S. federal income tax purposes, each U.S. shareholder of the Company will realize a capital gain or loss as a result of the exchange of his or her Company Shares pursuant to the Arrangement. The gain or loss will be equal to the difference, if any, between the cash received by the shareholder in exchange for Company Shares pursuant to the Arrangement and the shareholder's adjusted tax basis of his or her Company Shares, plus any reasonable costs of disposition.

    Generally, for Canadian federal income tax purposes, each Canadian resident shareholder of the Company will realize a capital gain or loss as a result of the exchange of his or her Company Shares pursuant to the Arrangement. The capital gain or loss will be equal to the difference, if any, between the value in Canadian dollars of the cash received by the shareholder in exchange for his or her Company Shares pursuant to the Arrangement and the shareholder's adjusted cost base of his or her Company Shares, plus any reasonable costs of disposition.

    A shareholder who is a non-resident of Canada generally will not be subject to Canadian tax in respect of any capital gain realized on the exchange of his or her Company Common Shares pursuant to the Arrangement. A shareholder who is a non-resident of Canada will be subject to Canadian tax in respect of any capital gain arising on the exchange of Company Preferred Shares pursuant to the Arrangement, subject to relief under an applicable tax treaty. Such capital gain will be equal to the difference, if any, between the value in Canadian dollars of the cash received by the shareholder in exchange for his or her Company Preferred Shares pursuant to the Arrangement and the shareholder's adjusted cost base of his or her Company Preferred Shares, plus any reasonable costs of disposition. A non-resident of Canada who exchanges Company Preferred Shares will be required to obtain a clearance certificate for Canadian tax purposes. If this certificate is not obtained, the Purchaser will withhold 25% of the consideration to be paid in exchange for the Company Preferred Shares.

    We urge you to consult your own tax advisor to review the tax consequences that may result to you from your individual circumstances and the exchange of your Company Shares in the Arrangement.

Q:  WHAT RIGHTS DO I HAVE TO DISSENT FROM THE ARRANGEMENT?

A: Holders of Company Shares have the right to dissent ("DISSENT RIGHT") in connection with the Arrangement and be paid in cash the fair value of their Company Shares. To dissent, a shareholder must provide written objection to the Arrangement Resolution in the form required by section 185 of the Act not later than 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting and otherwise comply with the requirements of the Act, the Plan of Arrangement and the Interim

    Order. The delivery of a proxy to the Company by which a shareholder votes against the Arrangement Resolution does not constitute a written objection for the purposes of the Dissent Right. A holder of Company Shares who votes directly or by proxy (or who is deemed to vote by submitting an incomplete proxy) in favor of the Arrangement Resolution may not exercise his or her Dissent Right. Beneficial owners of Company Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to exercise their Dissent Right should be aware that only registered owners of Company Shares are entitled to dissent. IF YOU DO NOT STRICTLY FOLLOW THE REQUIREMENTS RELATING TO YOUR DISSENT RIGHT, YOU WILL LOSE YOUR DISSENT RIGHT.

    Completion of the Arrangement is conditioned on Dissent Rights not having been exercised by holders of more than nine percent (9%) of the outstanding Company Shares.

Q:  WHERE CAN MORE INFORMATION ABOUT THE COMPANY BE FOUND?

A: We file periodic reports and other information with the Securities and Exchange Commission. This information may be read or copied at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the SEC's Internet site (http://www.sec.gov).

Q:  WHO SHOULD I CALL WITH QUESTIONS?

A: Shareholders should call Mellon Investor Services LLC at (917) 320-6285 or write to Mellon Investor Services LLC, at 44 Wall Street, 7th Floor, New York, New York 10005 Attn: Mr. Frank Valenzuela, with any questions about the Arrangement.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS CERTAIN MATERIAL INFORMATION FROM THIS PROXY STATEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE ARRANGEMENT AND THE MERGER AGREEMENT FULLY, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE ANNEXES AND THE ADDITIONAL DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT, INCLUDING THE MERGER AGREEMENT WHICH IS ATTACHED AS ANNEX A.

THE PARTIES TO THE ARRANGEMENT

    - Visible Genetics Inc.

    The Company is an international leader in the emerging field of pharmacogenomics. Pharmacogenomics is the science of individualizing therapy based on genetic differences to improve patient care and reduce healthcare costs. We develop, manufacture and market high performance automated DNA sequencing systems and complete kits for the analysis of genes linked to disease. Our OpenGene system employs patented CLIP technology--a single-step, bi-directional sequencing method that significantly reduces the time and cost involved in identifying clinically relevant genetic information. Our TRUGENE-TM-HIV-1 Genotyping Kit and OpenGene-TM- DNA Sequencing System were cleared for marketing in September 2001 by the U.S. Food and Drug Administration ("FDA").

    Visible Genetics was incorporated in April 1993 pursuant to the laws of the Province of Ontario under the name Gene-Reader Inc. In May 1994, Gene-Reader amalgamated with its wholly-owned subsidiary, Visible Genetics Inc., and continued operations. Under the articles of amalgamation, the Company retained the articles of incorporation of Gene-Reader and changed its name to Visible Genetics Inc. The address and telephone number of our registered office is:

                             Visible Genetics Inc.
                           700 Bay Street, Suite 1000
                                Toronto, Ontario
                                 M5G 1Z6 Canada
                                 (416) 813-3240

    - Bayer Corporation

    Bayer, a company incorporated under the laws of Indiana, is a wholly-owned subsidiary of Bayer Aktiengesellschaft ("BAYER AG"), which is headquartered in Leverkusen, Germany and whose ordinary shares are represented by American Depositary Shares and traded on the New York Stock Exchange under the symbol "BAY." Bayer produces a broad range of health care, crop protection, polymer and chemical products. In 2001, Bayer had sales of approximately $10.1 billion and 21,500 employees. The address and telephone number of Bayer's corporate headquarters is:

                               Bayer Corporation
                                 100 Bayer Road
                         Pittsburgh, Pennsylvania 15205
                                 (412) 777-2000

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    - 2014011 Ontario Inc.

    The Purchaser was incorporated in July 2002 under the laws of the Province of Ontario for the sole purpose of acquiring the outstanding Company Shares. The Purchaser is a wholly-owned subsidiary of Bayer. It currently does not carry on any business and will not carry on any business prior to the effective time of the Arrangement. As part of the Arrangement, the Company and the Purchaser will amalgamate to form an amalgamated company (Amalco). The address and telephone number of the Purchaser's registered office is:

                              2014011 Ontario Inc.
                        100 King Street West, 41st Floor
                             1 First Canadian Place
                                Toronto, Ontario
                                 M5X 1B2 Canada
                                 (416) 862-3401

PURPOSE OF THE ARRANGEMENT

    - The principal purposes of the Arrangement are to permit:

       * holders of Company Common Shares to receive a cash price for their Company Common Shares in an amount in excess of the market price at which their shares traded prior to the announcement of the signing of the Merger Agreement; and

       * holders of Company Preferred Shares to receive a cash price equal to the original purchase price of the Company Preferred Shares plus an amount equal to all accrued and unpaid dividends.

    For more information, refer to the section entitled "THE
ARRANGEMENT--RECOMMENDATION OF THE BOARD OF DIRECTORS; FACTORS CONSIDERED BY THE BOARD" on page 27.

CONSIDERATION TO BE OFFERED TO OUR SHAREHOLDERS

    - In connection with the Arrangement:

       * each issued and outstanding Company Common Share (other than any Company Common Share held by a shareholder who exercises his or her Dissent Right) will be transferred to the Purchaser in exchange for $1.50 in cash; and

       * each issued and outstanding Company Preferred Share (other than any Company Preferred Share held by a shareholder who exercises his or her Dissent Right) will be transferred to the Purchaser in exchange for $1,000 plus an amount equal to accrued and unpaid dividends of $295.03 in cash (assuming the Arrangement is completed on or before October 14, 2002).

    For more information, refer to the section entitled "THE
ARRANGEMENT--STRUCTURE OF THE ARRANGEMENT" on page 37.

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DISSENT RIGHT

    - A holder of Company Shares has the right to dissent in connection with the Arrangement and be paid in cash the fair value of his or her Company Shares. To dissent, a shareholder must provide written objection to the Arrangement Resolution in the form required by section 185 of the Act not later than 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting and otherwise comply with the requirements of the Act, the Plan of Arrangement and the Interim Order. The delivery of a proxy to the Company by which a shareholder votes against the Arrangement Resolution does not constitute a written objection for the purposes of the Dissent Right. A holder of Company Shares who votes directly or by proxy (or who is deemed to vote by submitting an incomplete proxy) in favor of the Arrangement Resolution may not exercise his or her Dissent Right. A beneficial owner of Company Shares registered in the name of a broker, custodian, nominee or other intermediary who wishes to exercise his or her Dissent Right should be aware that only registered owners of Company Shares are entitled to dissent. IF YOU DO NOT STRICTLY FOLLOW THE REQUIREMENTS RELATING TO THE DISSENT RIGHT, YOU WILL LOSE YOUR DISSENT RIGHT.

    - Completion of the Arrangement is conditioned on Dissent Rights not having been exercised by holders of more than nine percent (9%) of the outstanding Company Shares.

    For more information, refer to the section entitled "THE
ARRANGEMENT--DISSENT RIGHT" on page 40.

TREATMENT OF OPTIONS

    - As of September 3, 2002, the record date for the Special Meeting, the Company had outstanding options to purchase a total of 2,213,200 Company Common Shares. The exercise prices of the Company's outstanding options range from $0.65 to $53.00 per share. Because the price to be paid to holders of Company Common Shares as a result of the Arrangement is $1.50 per share, only those option holders whose options have an exercise price of less than $1.50 per share ("IN-THE-MONEY OPTIONS") will benefit from the exercise of options prior to the Arrangement. Of the outstanding options, only 19,425 have an exercise price of less than $1.50 per share. These in-the-money options were granted between September 1994 and June 1995 and may be exercised at any time. None of the in-the-money options are held by our directors or executive officers. Any unexercised options outstanding at the effective time of the Arrangement will be cancelled. For more information, refer to the section entitled "THE ARRANGEMENT--TREATMENT OF OPTIONS" on page 41.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

    - Our Board of Directors believes that the Arrangement is fair and reasonable to, and in the best interests of, the Company and its shareholders. The Board recommends that our shareholders vote "FOR" approval of the Arrangement Resolution. For more information, refer to the section entitled "THE ARRANGEMENT--RECOMMENDATION OF THE BOARD OF DIRECTORS; FACTORS CONSIDERED BY THE BOARD" on page 27.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    - Our Board of Directors has retained Bear, Stearns & Co. Inc. ("BEAR STEARNS") as its financial advisor in connection with the Arrangement. Bear Stearns delivered its oral opinion to the Board of Directors on July 21, 2002 (which was subsequently confirmed in writing on July 23, 2002) that, as of such dates, the consideration to be received by the holders of the Company Common Shares pursuant to the Arrangement was fair to such holders from a financial point of view. Bear Stearns' opinion was provided for the information of our Board of Directors and does not constitute a recommendation to any shareholder with respect to any matter relating to the Arrangement. For a detailed discussion of the opinion of the financial advisor, refer to the section entitled "THE ARRANGEMENT--OPINION OF THE COMPANY'S FINANCIAL ADVISOR" on page 29.

    - The full text of Bear Stearns' opinion, dated July 23, 2002, is attached as Annex D to this Proxy Statement. We encourage you to read that opinion carefully for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Bear Stearns in connection with the opinion.

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT

    - Certain of our directors, executive officers and controlling persons may have interests in the Arrangement that are different from, or are in addition to, the interest of our shareholders generally, and which may present actual, apparent or potential conflicts of interest in connection with the Arrangement. For more information, refer to the section entitled "THE ARRANGEMENT--INTERESTS OF CERTAIN PERSONS" on page 34.

MATERIAL INCOME TAX CONSEQUENCES TO OUR SHAREHOLDERS

    - The receipt of $1.50 in cash for each Company Common Share and $1,000 plus an amount equal to accrued and unpaid dividends in cash for each Company Preferred Share will be a taxable transaction for U.S. and Canadian federal income tax purposes.

    - Generally, for U.S. federal income tax purposes, each U.S. shareholder of the Company will realize a capital gain or loss as a result of the exchange of his or her Company Shares pursuant to the Arrangement. The gain or loss will be equal to the difference, if any, between the cash received by the shareholder in exchange for Company Shares pursuant to the Arrangement and the shareholder's adjusted tax basis of his or her Company Shares, plus any reasonable costs of disposition.

    - Generally, for Canadian federal income tax purposes, each Canadian resident shareholder of the Company will realize a capital gain or loss as a result of the exchange of his or her Company Shares pursuant to the Arrangement. The capital gain or loss will be equal to the difference, if any, between the value in Canadian dollars of the cash received by the shareholder in exchange for his or her Company Shares pursuant to the Arrangement and the shareholder's adjusted cost base of his or her Company Shares, plus any reasonable costs of disposition.

    - A shareholder who is a non-resident of Canada generally will not be subject to Canadian tax in respect of any capital gain realized on the exchange of his or her Company Common Shares pursuant to the Arrangement. A shareholder who is a non-resident of Canada will be subject to Canadian tax in respect of any capital gain arising on the exchange of Company Preferred Shares pursuant to the Arrangement, subject to relief under an applicable treaty. Such capital gain will be equal to the difference, if any, between the value in Canadian dollars of the cash received by the shareholder in exchange for his or her Company Preferred Shares pursuant to the Arrangement and the shareholder's adjusted cost base of his or her Company Preferred Shares, plus any reasonable costs of disposition. A non-resident of Canada who exchanges Company Preferred Shares will be required to obtain a clearance certificate for Canadian tax purposes. If this certificate is not obtained, the Purchaser will withhold 25% of the consideration to be paid in exchange for the Company Preferred Shares.

    For additional information regarding material income tax consequences of the Arrangement to our shareholders, refer to the section entitled "THE ARRANGEMENT--INCOME TAX CONSIDERATIONS" on page 43.

VOTES REQUIRED FOR APPROVAL

    - The Arrangement Resolution must be approved by:

       * not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of Company Common Shares and Company Preferred Shares who are represented at the Special Meeting voting together as a single class; AND

       * not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of Company Preferred Shares who are represented at the Special Meeting; AND

       * not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of Company Common Shares who are represented at the Special Meeting.

    - Holders of Company Common Shares are entitled to cast one vote per Company Common Share.

    - Holders of Company Preferred Shares are entitled to cast:

       * when voting with the holders of Company Common Shares as one class, that number of votes corresponding to the total number of Company Common Shares the holder is entitled to receive upon conversion of his or her Company Preferred Shares (including the number of Company Common Shares he or she would receive as a result of accrued and unpaid dividends); and

       *  when voting separately as a class, one vote per Company Preferred
          Share.

    For more information on the votes required for approval of the Arrangement Resolution, refer to the section entitled "THE SPECIAL MEETING--VOTES REQUIRED FOR APPROVAL" on page 15.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    - Until the Arrangement is completed or the Merger Agreement is terminated, we have agreed not to initiate, solicit, encourage or discuss any proposals or offers or provide any information with respect to a merger or other specified similar transaction involving us or any of our subsidiaries, except as described below.

    - We may provide information and engage in discussions and negotiations relating to a proposal that we have not solicited if our Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that such proposal is reasonably likely to be a superior proposal (as defined on page 51).

    - We may enter into an agreement with another potential acquirer with respect to such superior proposal only if, among other things, our Board of Directors has determined in good faith that it is necessary for the Board of Directors to enter into such agreement in order to properly discharge its fiduciary duties.

    - Any agreement we enter into must provide that the agreement cannot become effective until we have given Bayer the opportunity to amend the terms of the Merger Agreement and, if Bayer declines to offer an amended Merger Agreement or if the amended Merger Agreement is rejected by the Board of Directors, we have paid Bayer a termination fee.

    For a more complete description of these limitations on our actions with respect to an acquisition proposal and our rights to enter into a superior proposal, refer to the section entitled "THE ARRANGEMENT--LIMIT ON OTHER NEGOTIATIONS; ACQUISITION AND SUPERIOR PROPOSALS" on page 49.

CONDITIONS

    - The Merger Agreement includes a number of conditions that must be satisfied or waived before the Arrangement can be completed. For a description of these conditions, please refer to the section entitled "THE
      ARRANGEMENT--CONDITIONS TO THE ARRANGEMENT" on page 47.

TERMINATION FEE; PAYMENT OF EXPENSES

    - We have agreed to pay Bayer a termination fee of $2.5 million if the Merger Agreement is terminated for certain reasons and we complete an acquisition proposal transaction with someone other than Bayer or one of its affiliates within nine months after the Merger Agreement is terminated. We also have agreed to pay Bayer this termination fee if we terminate the Merger Agreement because we have entered into a definitive agreement with a potential acquirer with respect to a superior proposal or under certain other circumstances.

    - If Bayer terminates the Merger Agreement because our shareholders have failed to approve the Arrangement Resolution, we will be required to pay Bayer up to $1.3 million as reimbursement for its expenses in connection with the transactions contemplated by the Merger Agreement. Our payment of those expenses will be credited against any termination fee we may otherwise be required to pay Bayer.

    For a more complete description of the payment of the termination fee and expenses, refer to the section entitled "THE ARRANGEMENT--TERMINATION FEE; PAYMENT OF EXPENSES" on page 53.

SPECIAL MEETING OF THE COMPANY'S SHAREHOLDERS

    - The Special Meeting of shareholders of the Company will be held at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario M5H 2M9 Canada, on October 9, 2002 at 4:00 p.m. (Toronto time). At the Special Meeting, you will be asked to consider and approve the Arrangement Resolution approving the Arrangement, under section 182 of the Act, pursuant to which the Purchaser will acquire all of the Company Common Shares and all of the Company Preferred Shares, and subsequent to which the Purchaser and the Company shall amalgamate to form Amalco. For more information, refer to the section entitled "THE SPECIAL MEETING" on page 14.

RECORD DATE FOR VOTING

    - Only holders of record of Company Common Shares and Company Preferred Shares at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting, subject to subsequent transferees taking appropriate steps to be added to the shareholders' list. On that date, there were:

       * 74 holders of record and 19,203,291 Company Common Shares outstanding; and

       *  six holders of record and 25,153 Company Preferred Shares outstanding.

                           FORWARD-LOOKING STATEMENTS

    The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements may include statements regarding the period following completion of the Arrangement.

    You can identify these forward-looking statements when you see us using words such as "expect," "anticipate," "estimate," "believe," "intend," "may," "predict," and other similar expressions. In particular, statements regarding the effects of the Arrangement described in the section "THE ARRANGEMENT--RECOMMENDATION OF THE BOARD OF DIRECTORS; FACTORS CONSIDERED BY THE BOARD" and elsewhere in this Proxy Statement are forward-looking statements.

    We have based these forward-looking statements largely on our current expectations. However, forward-looking statements are subject to a number of risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of factors described in the section "KEY INFORMATION--RISK FACTORS" of our most recent Annual Report on Form 20-F filed with the Securities and Exchange Commission.

    We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this Proxy Statement, whether as a result of new information, future events or otherwise. Because of the risks and uncertainties involved, the forward-looking statements and circumstances discussed in this Proxy Statement might not transpire.

                              THE SPECIAL MEETING

LOCATION AND TIME OF MEETING

    The Special Meeting will be held at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario M5H 2M9 Canada, on October 9, 2002 at 4:00 p.m. (Toronto time).

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, you will be asked to consider and vote upon the Arrangement Resolution approving the Arrangement under section 182 of the Act, pursuant to which the Purchaser will acquire all of the Company Common Shares and Company Preferred Shares, and subsequent to which the Purchaser and the Company shall amalgamate to form Amalco.

    As part of the Arrangement:

    - each issued and outstanding Company Common Share (other than any Company Common Share held by a shareholder who exercises his or her Dissent Right) will be transferred to the Purchaser in exchange for $1.50 in cash; and

    - each issued and outstanding Company Preferred Share (other than any Company Preferred Share held by a shareholder who exercises his or her Dissent Right) will be transferred to the Purchaser in exchange for $1,000 plus an amount equal to accrued and unpaid dividends in cash.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

    After careful consideration, the Company's Board of Directors has determined that the Arrangement is fair and reasonable to, and in the best interests of, the Company and its shareholders, and recommends that the Company shareholders vote "FOR" approval of the Arrangement Resolution.

RECORD DATE

    The Record Date for determining the Company shareholders entitled to vote at the Special Meeting is September 3, 2002. Only holders of record of Company Shares as of the close of business on that date are entitled to vote at the Special Meeting. However, if a shareholder transfers any Company Shares after the Record Date, the transferee may vote those Company Shares at the Special Meeting if he or she establishes ownership of them and makes a written demand of the Company, not later than the close of business 10 days preceding the Special Meeting or, if the Special Meeting is adjourned or postponed, 10 days before any adjournment or postponement thereof, to be included in the list of Company shareholders entitled to vote at the Special Meeting. As of the Record Date there were 19,203,291 Company Common Shares issued and outstanding, held by 74 shareholders of record, and 25,153 Company Preferred Shares issued and outstanding, held by six shareholders of record and convertible into 3,037,757 Company Common Shares. As of the Record Date, the directors and executive officers of the

Company held a total of 83,242 Company Common Shares (excluding options held by them, none of which are in-the-money) and no Company Preferred Shares.

QUORUM

    The presence of two or more shareholders in person entitled to vote at the Special Meeting, or a duly appointed proxy holder or representative for two or more shareholders entitled to vote at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting. Under the Company's by-laws, if a quorum is not present at the Special Meeting, the shareholders present or represented may adjourn the Special Meeting to a fixed time and place but may not transact any other business.

VOTES REQUIRED FOR APPROVAL

    The Arrangement Resolution must be approved by:

    - not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Common Shares and Company Preferred Shares who are represented at the Special Meeting voting together as a single class; AND

    - not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Preferred Shares who are represented at the Special Meeting; AND

    - not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Common Shares who are represented at the Special Meeting.

    Holders of Company Common Shares are entitled to cast one vote per share. Holders of Company Preferred Shares are entitled to cast:

    - when voting with the holders of Company Common Shares as a class, that number of votes corresponding to the total number of Company Common Shares the holder is entitled to receive upon conversion of his or her Company Preferred Shares (after taking into account the number of shares he or she would receive as a result of accrued and unpaid dividends); and

    - when voting separately as a class, one vote per Company Preferred Share.

    Our directors and executive officers, as a group, own a total of 83,242 Company Common Shares, representing 0.4% of the outstanding Company Common Shares, and no Company Preferred Shares. This does not include:

    - 816,684 Company Common Shares owned by GeneVest Inc. Sheldon Inwentash, a director of our Company, is the President, Chief Executive Officer and, together with his affiliates, beneficially owns 45% of the issued and outstanding common shares of GeneVest Inc.; and

    - 2,707,197 Company Common Shares, including 2,681,724 Company Common Shares issuable upon the conversion of 22,205 Company Preferred Shares, owned by certain investment funds managed by Warburg Pincus LLC. Jonathan S. Leff, a director of our Company, is a managing director and member of Warburg Pincus LLC.

    All of our directors and executive officers who are shareholders of the Company have informed us that they intend to vote all of the Company Common Shares that they own in favor of the Arrangement Resolution. Our directors and executive officers, as a group, also own options (all of which will be exercisable prior to the effective time of the Arrangement) to purchase a total of 1,111,376 Company Common Shares, none of which are in-the-money.

    Votes will be tabulated by our transfer agent, Mellon Investor Services LLC.

VOTING OF PROXIES

    Company Shares represented by a properly signed and dated proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy. PROXIES THAT ARE PROPERLY SIGNED AND DATED BUT WHICH DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED "FOR" APPROVAL OF THE ARRANGEMENT RESOLUTION.

    THE ENCLOSED PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE PROXY WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO THE MATTER REFERRED TO IN THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. As of the date of this Proxy Statement, management of the Company knows of no amendment, variation or other matter to come before the Special Meeting, other than the matters referred to in the Notice of Meeting and routine matters incidental to the conduct of the Special Meeting. HOWEVER, IF ANY AMENDMENT, VARIATION OR OTHER MATTER WHICH IS NOW NOT KNOWN TO COMPANY MANAGEMENT SHOULD PROPERLY COME BEFORE THE SPECIAL MEETING, THE COMPANY SHARES REPRESENTED BY THE PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

    If your shares are held by your broker (or another financial intermediary), your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your Company Common Shares and/or Company Preferred Shares without specific instructions from you.

    If your shares are held by your broker or another nominee and you wish to vote those shares in person at the Special Meeting, you must obtain from the nominee holding your Company Common Shares and/or Company Preferred Shares a properly executed legal proxy identifying you as a Company shareholder, authorizing you to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted.

REVOCATION OF PROXIES

    You may revoke your proxy in any manner permitted by law at any time before it is acted upon at the Special Meeting, including by:

    - delivering a later dated proxy to the Company at the Company's registered office by 5:00 p.m. (Toronto time) on the business day before the Special Meeting or any adjournment or postponement thereof; or

    - delivering a written instrument signed by you or your attorney-in-fact duly authorized in writing or, if the shareholder is a corporation, by an officer or an attorney-in-fact duly authorized, and delivered to the General Counsel of the Company at the Company's registered office at 700 Bay Street, Suite 1000, Toronto, Ontario M5G 1Z6 Canada on or before the business day preceding the day of the Special Meeting or any adjournments thereof at which the proxy is to be used, or with the Chairman of the Special Meeting on the day of such Special Meeting or any adjournment or postponement thereof.

    Attendance at the Special Meeting will not in itself constitute the revocation of a proxy; you must vote in person at the meeting.

SOLICITATION OF PROXIES AND EXPENSES

    Mellon Investor Services LLC has been retained to assist us in the solicitation of proxies for a base fee of $10,500, plus $5.50 for each call to an individual investor and reimbursement of expenses estimated at approximately $3,000. In addition, we will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of Company Shares held in their names. Certain of our directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. We will pay the costs of soliciting proxies. We and Bayer will each pay 50% of the printing, filing and mailing expenses we incur in connection with this Proxy Statement.

    We are mailing this Proxy Statement and other proxy material to shareholders of the Company on or about September 9, 2002.

DISSENT RIGHT

    A holder of Company Shares has the right to dissent in connection with the Arrangement and be paid in cash the fair value of his or her Company Shares. To dissent, a shareholder must provide written objection to the Arrangement Resolution in the form required by section 185 of the Act not later than 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting and otherwise comply with the requirements of the Act, the Plan of Arrangement and the Interim Order. The delivery of a proxy to the Company by which a shareholder votes against the Arrangement Resolution does not constitute a written objection for the purposes of the Dissent Right. A holder of Company Shares who votes directly or by proxy (or who is deemed to vote by submitting an incomplete proxy) in favor of the Arrangement Resolution may not exercise his or her Dissent Right. A beneficial owner of Company Shares registered in the name of a broker, custodian, nominee or other intermediary who wishes to exercise his or her Dissent Right should be aware that only registered owners of Company Shares are entitled to dissent. IF YOU DO NOT STRICTLY FOLLOW THE REQUIREMENTS RELATING TO YOUR DISSENT RIGHT, YOU WILL LOSE YOUR DISSENT RIGHT.

    Completion of the Arrangement is conditioned on Dissent Rights not having been exercised by holders of more than nine percent (9%) of the outstanding Company Shares.

    If you wish to exercise or preserve your Dissent Right, refer to the section entitled "THE ARRANGEMENT--DISSENT RIGHT" on page 40 and Annexes E, B and F which contain the text of the dissent procedure provided by section 185 of the Act, the Plan of Arrangement and the Interim Order, respectively. If you fail to provide written objection to the Arrangement Resolution in the form required by section 185 of the Act by 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting or if you fail to comply with the requirements of the Act, the Plan of Arrangement and Interim Order, you will lose your Dissent Right.

                                THE ARRANGEMENT

BACKGROUND OF THE ARRANGEMENT

    Our Company develops, manufactures and markets automated DNA sequencing systems and complete genotyping kits for the analysis of genes linked to certain diseases. Our genotyping kits contain the reagents, chemicals, consumables and other materials necessary for sequencing disease associated genes.

    In connection with the development and sale of our products, we regularly enter into research collaborations and supply, distribution and OEM agreements with other life science companies. In addition, we license from third parties certain of the reagents, chemicals and intellectual property included in our genotyping kits. Some of our other products also include or rely on intellectual property or other components that we license from third parties. To facilitate these arrangements, we regularly contact and meet with a wide range of life sciences companies.

    The first genotyping kit that we have developed for sale to the clinical diagnostic segment is our TRUGENE HIV-1 Genotyping Kit, which was cleared for marketing in the United States by the FDA on September 26, 2001. We also have developed genotyping kits for hepatitis B and C and are developing genotyping kits for certain cancers and other diseases.

    During 2000 and 2001, we initiated discussions with several life sciences companies, including Bayer, to obtain licenses for certain components of our hepatitis C genotyping kit. During 2001, we also began to explore the conditions under which the companies, including Bayer, who own or license these components would be willing to distribute our hepatitis C genotyping kit and other products. Although these discussions continued intermittently throughout 2001 and would continue during 2002, by the fourth quarter of 2001, we still had not reached agreement with any company on either an acceptable license or distribution arrangement.

    In October 2001, senior management of our Company met with representatives of Bear Stearns to discuss the possibility of Bear Stearns initiating research coverage of the Company. Following this meeting, as part of its due diligence review of our Company, representatives of Bear Stearns met with members of our senior management team several times. In November 2001, Bear Stearns suggested that the Company retain it to assist in exploring strategic alternatives other than a stand-alone financing transaction, including a possible distribution arrangement combined with a strategic investment or a possible sale of the Company.

    During the fourth quarter of 2001, Richard T. Daly, our president and chief executive officer, was contacted by a global life sciences technology company with which we had a pre-existing commercial relationship. That company expressed an interest in exploring ways by which it could expand its relationship with our Company in order to achieve its goal of strengthening that company's position in the human diagnostics market.

    On November 13, 2001, the Board of Directors of the Company met. Mr. Daly provided the Board with an analysis of our Company's market position and strategic options. He reported to the Board on his conversations with the global life sciences company and ongoing discussions with other companies regarding possible distribution agreements and other opportunities. In addition, he reviewed with the Board his discussions with Bear Stearns. The Board also reviewed our Company's financial requirements. The Board authorized management to continue the strategic discussions under way with third parties. The Board also authorized management to pursue immediately an equity financing to ensure that the Company would have sufficient funds to, among other things, continue the launch of its TRUGENE HIV-1 Genotyping Kit to the commercial market, including to key reference laboratories, and to launch its hepatitis C genotyping kit directly or through distribution arrangements.

    On November 28, 2001, we entered into a confidentiality and non-disclosure agreement with the global life sciences company, and provided it with preliminary due diligence material. In December 2001, Mr. Daly met with senior executives of the global life sciences company. During late January, that company continued its due diligence review, including meeting with Company executives in our Atlanta offices on January 25, 2002.

    Also during the fourth quarter of 2001, a global diagnostics company with which we already were discussing a possible distribution arrangement expressed interest in making a strategic investment in our Company. We provided preliminary due diligence information to that company in December 2001.

    On December 4, 2001, we retained Bear Stearns as our financial advisor to assist in exploring strategic alternatives other than a stand-alone financing transaction, including a possible distribution arrangement combined with a strategic investment or a possible sale of the Company.

    On December 24, 2001, we completed a $22.0 million private placement of 2,637,890 Company Common Shares to institutional investors at a purchase price of $8.34 per share.

    During January 2002, the Company and Bear Stearns began to identify companies that might be interested in acquiring our Company or entering into other strategic relationships with our Company. With the assistance of Bear Stearns, we assembled preliminary due diligence materials. During January and February 2002, Bear Stearns began to contact some of these companies, including Bayer. By May 2002, Bear Stearns had contacted a total of eight companies, including Bayer.

    We initiated discussions with Bayer in May 2001 about licensing or distribution arrangements for our hepatitis C genotyping kit. Representatives of our Company and Bayer met and spoke by telephone several times during the remainder of 2001 to discuss these opportunities. By January 2002, however, we had concluded that we would be unable to reach an agreement with Bayer on acceptable terms for either a licensing or a distribution agreement. However, discussions with other potential distributors of Company products, including our hepatitis C genotyping kit, continued. In January 2002, Mr. Daly and representatives of Bear Stearns began to discuss with Peter Knueppel, vice president of Bayer's Diagnostics division, and representatives of Bayer's financial advisor, Credit Suisse First Boston Corporation ("CREDIT SUISSE FIRST BOSTON"), a possible sale of our Company to Bayer and other strategic alternatives.

    On February 13, 2002, Bayer signed a confidentiality and non-disclosure agreement with the Company. Over the course of the next few weeks, Bayer conducted a preliminary due diligence review of our Company, including a meeting with members of our senior management at our offices in Atlanta, several telephone conversations and a meeting in New York between Mr. Daly, Mr. Knueppel and Rolf Classen, president of Bayer's Business Group Diagnostics. Representatives of Bear Stearns and Credit Suisse First Boston also spoke several times about the price and other conditions of a sale of the Company to Bayer.

    At a February 20, 2002 meeting of our Company's Board of Directors,
Mr. Daly reported to the Board on the status of discussions with Bayer and the other companies that had been contacted regarding a possible sale, and about continuing discussions regarding possible distribution arrangements and other strategic opportunities.

    On March 22, 2002, Bayer delivered a letter to us confirming Bayer's preliminary interest in acquiring our Company. In the letter, Bayer indicated that it would consider paying in cash between $8.00 and $10.00 per common share. This represented a premium over the $7.27 closing price of the Company Common Shares on Nasdaq on March 21, 2002. The letter also indicated that Bayer would be willing to explore other strategic alternatives with the Company. The letter was expressly non-binding and subject to continued due diligence and Bayer's ability to negotiate a satisfactory agreement with the Company.

    On April 1, 2002, our Board of Directors met. At the meeting, Mr. Daly presented a detailed strategic analysis of the position of our Company and the alternatives available to improve our strategic position. Representatives of Bear Stearns reviewed with the Board the process that the Company had followed to identify a potential strategic transaction and the strategic options available to us. Mr. Daly and the Bear Stearns representatives also reviewed conversations to date with the potential acquirers and strategic partners other than Bayer whom they had contacted. Mr. Daly reviewed Bayer's proposal. He reported that while we had conveyed to Bayer our willingness to consider a purchase price paid in cash and/or shares of Bayer's publicly traded parent company, Bayer had indicated it was willing to consider only a cash transaction. The Board authorized management to continue to pursue discussions with Bayer about a possible sale and to continue to pursue a sale or other strategic opportunities with other companies. At the meeting, the Board appointed a special committee (the "SPECIAL

COMMITTEE") to oversee, assist and advise management in connection with pursuing and negotiating a transaction with Bayer and other potential strategic partners. Board members appointed to the Special Committee were Mr. Daly (Chairman), David Galloway, Sheldon Inwentash and Jonathan Leff.

    Between April 1 and April 7, 2002, representatives of Bear Stearns and
Mr. Daly continued discussions with representatives of Credit Suisse First Boston and Messrs. Knueppel and Classen regarding Bayer's March 22 proposal. On April 8, 2002, we received another letter from Bayer expressing Bayer's continuing interest in acquiring the Company and proposing a timeline that, conditioned on satisfactory conclusion of its due diligence review, would permit Bayer and the Company to conclude negotiating a merger agreement by the end of May 2002.

    At an April 10, 2002 meeting of our Company's Board of Directors, Mr. Daly reported to the Board on the status of discussions with Bayer and the other companies that had been contacted regarding a possible sale and about continuing discussions regarding possible distribution arrangements and other strategic opportunities.

    After further discussion between the representatives of the Company and Bayer, on April 15, 2002, Mr. Daly delivered a letter to Mr. Knueppel advising Bayer that we had selected Bayer to continue to conduct further due diligence on our Company with a view toward an acquisition of our Company by Bayer. The letter did not grant Bayer exclusive rights to conduct due diligence or negotiate with our Company. The letter set forth a definitive timeline that would permit the companies to enter into a merger agreement by the end of May 2002.

    During the week of April 22, 2002, representatives of Bayer and our Company participated in a series of due diligence meetings in New York, Toronto and England, and representatives of Bayer reviewed material in the Company's data rooms. During the following week, representatives of our Company and Bayer continued due diligence discussions by telephone and at meetings in Atlanta and Toronto. In addition, Messrs. Daly and Knueppel exchanged phone calls relating to the price and conditions of a possible sale.

    On April 22, 2002, our Company's outside counsel delivered an initial draft of the Merger Agreement to Bayer's counsel.

    On May 2, 2002, Mr. Knueppel advised Mr. Daly and representatives of Credit Suisse First Boston advised representatives of Bear Stearns that as a result of the reduction in the Company's share price and Bayer's due diligence review, Bayer believed the proposed purchase price range offered in its March 22 letter was no longer appropriate and that it was now considering a lower price. On
May 1, 2002, the closing price of the Company Common Shares on Nasdaq was $6.60.

    During the next two to three weeks, representatives of the Company, Bayer, their respective bankers and outside counsel continued discussions about various due diligence matters and the price and terms of the transaction.

    On May 24, 2002, a representative of the global diagnostics company with which we had ongoing discussions about a possible distribution arrangement and strategic investment contacted Mr. Daly and expressed interest in acquiring our Company. On May 25, 2002, the diagnostics company executed a confidentiality and non-disclosure agreement with the Company. On May 26, 2002, a representative of the diagnostics company reviewed due diligence materials in one of our Company's data rooms.

    On May 24, 2002, in discussions between Messrs. Knueppel and Daly, Bayer proposed to offer Company shareholders a price per share at a modest premium to the then current market price. The closing price of the Company Common Shares on Nasdaq on May 23, 2002 was $4.04.

    On May 29, 2002, Bayer's counsel delivered a draft of the Merger Agreement to us and our outside counsel. The closing price of the Company Common Shares on Nasdaq on May 29 was $3.75.

    On May 30, 2002, we issued a press release announcing our financial results for the quarter ended March 30, 2002. We also announced that we were in discussions with third parties regarding various strategic alternatives, including the potential sale of our Company and that we had retained Bear Stearns as our financial advisor in connection with that process. Our press release indicated that any potential sale of our Company being discussed at that time would likely include a modest premium to the then current market price of our Company Common Shares. We also announced that assuming we do not complete a strategic transaction we estimated that net revenue for 2002 would be in the range of $20 million to $25 million compared to a $32 million to $37 million range previously estimated. On the date of the announcement, the closing price of the Company Common Shares on Nasdaq was $2.52.

    Also on May 30, 2002, representatives of the Company's and Bayer's respective outside counsel met by telephone conference to discuss the draft Merger Agreement.

    On June 12, 2002, we held our annual shareholders meeting.

    On June 13, 2002, Mr. Knueppel called Mr. Daly and indicated that
Mr. Classen would like to meet with the non-management members of the Special Committee in New York on June 14, 2002. The Special Committee discussed this request and authorized Messrs. Galloway, Inwentash, and Leff to meet with Mr. Classen. On June 14, 2002, Messrs. Galloway, Inwentash and Leff met with Mr. Classen in New York. Mr. Leff was present with Mr. Classen in person, and Messrs. Galloway and Inwentash participated by telephone conference. At the meeting, Mr. Classen reiterated Bayer's interest in consummating a strategic transaction with our Company, but suggested that in lieu of a full acquisition of our Company by Bayer, Bayer would be prepared to consider entering into an arrangement with the Company under which Bayer would assume responsibility for distribution and commercialization of substantially all Company products, and under which Bayer would make an investment in, or loan to, the Company.
Mr. Classen suggested that the Company should then significantly reduce its staff and infrastructure, after which Bayer would be prepared to consider acquiring the Company at some time in the future.

    The Special Committee asked Mr. Classen if he could provide some of the specific terms under which Bayer would foresee such an arrangement taking place, including the terms of a proposed distribution arrangement, the timing and price of a potential future acquisition and the size and terms of Bayer's proposed investment in or loan to the Company. Mr. Classen indicated that Bayer did not yet have a proposal for the terms under which it would be willing to distribute or commercialize the Company's products, nor did it yet have a proposal for the terms under which it might ultimately acquire the Company, including the price it would be willing to pay Company shareholders. Mr. Classen also did not indicate the size or specific terms of a loan or investment, but suggested that since our Company might be required to spend $10 million to $15 million to fund operations and special costs during its restructuring period, those figures could serve as the basis for future discussions about the size of the investment or loan that Bayer would consider making. Mr. Classen declined to provide a timetable for conveying further information to the Company.

    The members of the Special Committee (other than Mr. Daly) temporarily adjourned their meeting with Mr. Classen to discuss the proposal among themselves. They concluded that the proposal was not acceptable because:
(i) the Board had previously considered and rejected similar proposals from Bayer and others; (ii) Mr. Classen's proposal would provide Bayer with many of the benefits of a sale without requiring Bayer to pay the Company shareholders for their shares; (iii) it did not provide our Company with sufficient cash to operate on a stand alone basis over the medium term and would likely make a future Company financing more difficult to achieve; (iv) it would likely prevent other companies from considering a purchase of, or other strategic alliance with, our Company; and (v) such an arrangement was likely to take a long time to negotiate and conclude and, in their view, was unlikely to ever be successfully completed, which would increase the risk that our Company would be left in a much weaker position to negotiate a sale to Bayer or any other party.

    The Special Committee members reconvened their meeting with Mr. Classen and advised him that the proposal was not acceptable and that the Company wished to pursue with Bayer only a full acquisition of the Company. The Special Committee members also advised Mr. Classen that the Company intended to continue to pursue discussions and opportunities for a sale and other strategic arrangements with other companies.

    Also on June 14, 2002, Marguerite Ethier, vice president and general counsel of our Company, and outside counsel for our Company, met in New York with Julie Cheng, senior counsel of Bayer, and outside counsel for Bayer, to discuss the draft Merger Agreement.

    Between June 14, 2002 and June 26, 2002, representatives of our Company, Bear Stearns and our outside counsel continued discussions with representatives of Bayer,

Credit Suisse First Boston and Bayer's outside counsel regarding the Merger Agreement and the terms of the transaction. During this period the price of the Company's Common Shares continued to fall. On June 14, 2002 the closing price of the Company Common Shares on Nasdaq was $2.95 and on June 26, 2002 it was $2.20. During this period, Bayer did not propose a firm price at which it was willing to purchase our Company.

    Following our announcement on May 30, 2002 that we were considering strategic alternatives including a sale, seven public and private companies (not including Bayer or the seven other companies previously contacted by Bear Stearns or the Company) contacted us or Bear Stearns to explore possible mergers, acquisitions or other strategic arrangements with our Company. Two of these companies entered into confidentiality and non-disclosure agreements with us and one of these companies reviewed due diligence materials in our Company's data room and met with our representatives in Atlanta. In addition, following May 30, 2002, one of the companies that had reviewed due diligence material returned to conduct additional due diligence.

    However, by early July 2002 each of these companies and the other companies contacted by us, with one exception, had informed our Company or Bear Stearns that it was not interested in pursuing an acquisition of our Company. The one company, other than Bayer, that did not advise us that it was withdrawing its interest, continued its due diligence at a very deliberate pace despite several calls from our representatives advising that if it was interested in moving forward it would have to complete due diligence and make an offer to us on an accelerated basis. Notwithstanding these calls, this company continued its due diligence at the same pace and did not make an offer to us. In addition, while some of these companies had expressed a general interest in pursuing an alternative arrangement with our Company, none of these companies provided us with a proposal or expressed interest in working with us on an accelerated basis to achieve that objective.

    Throughout May and June, the Special Committee met on numerous occasions with representatives of Bear Stearns and our outside counsel to consider negotiations with Bayer and to monitor discussions with other prospective purchasers or strategic partners. Mr. Daly also spoke frequently with other members of the Board of Directors to update them on the status of the Company's discussions.

    On June 26, 2002, Messrs. Knueppel and Daly met in Atlanta to discuss further the terms of an acquisition. On June 27, 2002, Mr. Knueppel, Ms. Cheng, Mr. Daly, Ms. Ethier and outside counsel for Bayer and the Company met at the offices of our counsel for further discussions regarding the terms of the proposed Merger Agreement. Bayer did not make a firm price offer during these meetings. On June 27, 2002, the closing price of the Company Common Shares on Nasdaq was $1.99.

    Between June 28, 2002 and July 17, 2002, Mr. Daly and Mr. Knueppel spoke several times about a proposed price and various other conditions of the transaction and the respective outside counsel for the Company and Bayer continued to negotiate the terms of the Merger Agreement. The Special Committee met several times with representatives of Bear Stearns and our outside counsel. Bayer did not make a firm price offer during this period. On July 17, 2002, the closing price of the Company Common Shares on Nasdaq was $1.17.

    On July 18, 2002, Mr. Knueppel informed Mr. Daly that the Executive Board of Bayer AG had authorized Bayer to make a definitive offer with respect to the Arrangement and the Merger Agreement. On July 18 and 19, 2002, representatives of Credit Suisse First Boston and representatives of Bear Stearns had further discussions about the purchase price to be paid by Bayer for the Company.

    On July 19, 2002, Mr. Daly contacted an executive of the one other company that was still conducting due diligence on our Company. Mr. Daly again inquired as to that company's intention to pursue, and timing for, a transaction with our Company. The executive informed Mr. Daly that he was referring Mr. Daly's notice to another representative of his company. Although representatives of this company continued their due diligence review, Mr. Daly received no offer or other definite expression of interest and no definitive timeline for moving forward with the transaction.

    On July 19, 2002, Bayer made a final offer to our Company to pay in cash $1.50 per Company Common Share and $1,000 per Company Preferred Share plus an amount equal to accrued and unpaid dividends in cash. The closing price of the Company Common Shares on Nasdaq was $1.25 on July 18, 2002 and $1.20 on
July 19, 2002. On July 19, 2002, the Special Committee met and authorized
Mr. Daly to finalize the negotiations of the Merger Agreement at a price no lower than Bayer's offer.

    From July 20 to July 23, 2002, Mr. Knueppel and Ms. Cheng met with
Mr. Daly, Ms. Ethier, representatives of Bear Stearns and Credit Suisse First Boston, and the Company's and Bayer's respective outside counsel to finalize the Merger Agreement and Plan of Arrangement.

    On July 21, 2002, our Board of Directors conducted a meeting via teleconference call to consider the proposed Merger Agreement and the Arrangement by which the holders of the Company Common Shares would receive $1.50 per share and the holders of the Company Preferred Shares would receive $1,000 per share plus an amount equal to accrued and unpaid dividends in cash. Representatives of Bear Stearns reviewed with the Board our discussions with potential purchasers and strategic partners during 2002. Mr. Daly reported that while one company was still conducting due diligence on our Company, it had failed to indicate serious interest in moving forward with a transaction.
Mr. Daly reviewed with the Board our strategic position and options. Mr. Daly also reviewed our Company's financial position and its projected operating results and our Company's need to raise additional funds in the near term. Bear Stearns advised that even if our Company were to rapidly increase sales of our TRUGENE HIV-1 Genotyping Kit and successfully launch our hepatitis C genotyping kit, it was still highly unlikely that within the next twelve months we would be able to successfully complete a financing.

Outside counsel to the Company then reviewed the material conditions to the Arrangement and several other provisions of the Merger Agreement. Bear Stearns presented the Board of Directors with its opinion that the Arrangement was fair to the holders of the Company Common Shares from a financial point of view. Konrad W. Weis, one of our directors, attended the special meeting but left the meeting prior to, and did not participate in, the vote. From 1974 until his retirement in 1991, Dr. Weis was the president and chief executive officer of the company that later became Bayer. Dr. Weis continues to receive pension, deferred compensation and certain other benefits from Bayer. The remaining members of the Board of Directors unanimously approved the Arrangement and the Merger Agreement.

    On July 23, 2002, Mr. Knueppel informed Mr. Daly that the Bayer AG supervisory board approved the Merger Agreement. On July 23, 2002, Bayer, the Purchaser and the Company executed the Merger Agreement and issued a press release describing the proposed Arrangement. The closing price of the Company Common Shares on Nasdaq on July 22, 2002 was $1.18.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FACTORS CONSIDERED BY THE BOARD

    Our Board of Directors has determined that the Arrangement is fair and reasonable to, and in the best interests of, the Company and its shareholders. The Board has approved the Arrangement and the Merger Agreement. Based upon the facts considered by the Board of Directors, the Board concluded that there was a substantial risk that in the long term we could not remain independent and produce shareholder value in excess of that represented by the consideration which the Company's shareholders will receive as a result of the Arrangement. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ARRANGEMENT RESOLUTION.

    The terms of the Arrangement are the result of arm's-length negotiations by representatives of the Company and Bayer, culminating in the signing of the Merger Agreement on July 23, 2002. In arriving at its decision to sell the Company and approve and recommend the Arrangement and the Merger Agreement, our Board of Directors considered a number of factors including, among others, the following:

    - the opinion of Bear Stearns, dated July 23, 2002, that the cash consideration of $1.50 per Company Common Share is fair from a financial point of view to the holders of Company Common Shares;

    - that the holders of Company Preferred Shares are receiving an amount equal to the original purchase price of the Company Preferred Shares plus an amount equal to all dividends that have accrued but have not been paid, in compliance with the terms of the Company's Restated Articles of Incorporation, as amended;

    - our business, results of operations, financial conditions and prospects;

    - recent volatility in the capital markets;

    - current financial market conditions and historical market prices, including volatility and trading information with respect to the Company Common Shares;

    - our need to raise capital during the next nine months, and our determination, after consultation with Bear Stearns, that it is likely to be extremely difficult and highly unlikely to raise sufficient capital during this period;

    - general economic and competitive conditions of the market in which we operate;

    - our inability to access, on acceptable terms, certain intellectual property contained in certain of our products through a license agreement or distribution arrangement;

    - the failure of the FDA to prohibit certain of our competitors from using their home brew genotyping tests to provide HIV drug resistance testing and drug resistance reports to physicians, which may have adversely impacted our ability to sell the TRUGENE HIV-1 Genotyping Kit;

    - the changing market opportunities for our TRUGENE HIV-1 Genotyping Kit;

    - other possible strategic alternatives;

    - the fact that, even though we announced that we were considering a sale of our Company and Bear Stearns had contacted those parties considered likely to be potential purchasers, only four other companies (in addition to Bayer) signed non-disclosure and confidentiality agreements, and reviewed non-public due diligence information about our Company, and no party other than Bayer had made a proposal to acquire our Company;

    - the view of our management and our advisors that it is not likely that a better offer could be obtained;

    - the belief of our management and our advisors that, after extensive negotiations with Bayer and its representatives, we have obtained the highest price per Company Common Share that Bayer is willing to pay;

    - the likelihood of the completion of the Arrangement, including the likelihood of receiving the requisite regulatory approvals in a timely manner, and the fact that Bayer does not have to obtain third-party financing to complete the Arrangement;

    - the terms of the Merger Agreement, including, among other things, the conditions to completing the Arrangement, the conditions under which the Merger Agreement may be terminated, the conditions under which we may be required to pay a termination fee to Bayer, the amount of such termination fee and the potential impact of the no solicitation clause on a potential acquirer interested in making a better offer to acquire our Company;

    - that should the Arrangement not be completed, we will have significant unrecouped expenses related to the failed transaction, including a possible payment of the termination fee or the reimbursement of Bayer's fees and expenses;

    - that we will spend a significant amount of cash to fund our operations during the period between signing the Merger Agreement and completing the Arrangement, while being restricted, under the terms of the Merger Agreement, from raising additional cash, and therefore, should the Arrangement not be completed, we likely would be required to raise capital immediately to continue to operate independently;

    - the fact that the Act entitles a Company shareholder who objects to the Arrangement and properly exercises his or her Dissent Right to be paid in cash the "fair value" of his or her Company Shares, as determined by a court, if the Arrangement is completed; and

    - the interests of certain of our executive officers and directors in the Arrangement.

    While our Board of Directors reviewed Bear Stearns' financial analysis with representatives of Bear Stearns, and reviewed the Company's historical and projected financial results with management, our Board of Directors did not independently generate its own separate financial analysis of the Arrangement.

    After considering these factors, our Board of Directors concluded that the positive factors outweighed the negative factors. Because of the variety of factors considered, our Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. Our Board of Directors relied on the expertise of Bear Stearns for quantitative analysis of the financial terms of the Arrangement. The determination was made after consideration of all of the factors together.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    The Company engaged Bear Stearns as its financial advisor in connection with the Arrangement based on Bear Stearns' experience and expertise in transactions similar to the Arrangement. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with Bear Stearns' engagement, the Board of Directors requested that Bear Stearns evaluate the fairness, from a financial point of view, of the consideration to be received in the Arrangement by the holders of Company Common Shares. At the July 21, 2002 meeting of the Board of Directors, Bear Stearns delivered its oral opinion to the effect that, as of the date thereof, and subject to the assumptions, qualifications and limitations described in its written opinion, the consideration to be received in the Arrangement was fair to the holders of Company Common Shares from a financial point of view. Bear Stearns subsequently confirmed its oral opinion by delivery of its written opinion dated July 23, 2002.

    THE FULL TEXT OF THE WRITTEN OPINION OF BEAR STEARNS, DATED JULY 23, 2002, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX D. YOU SHOULD READ THE OPINION CAREFULLY IN ITS ENTIRETY. THE SUMMARY OF BEAR STEARNS' OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In reading the discussion of the fairness opinion set forth below, Company shareholders should be aware that:

    - the opinion was provided for the information and assistance of our Board of Directors in connection with its consideration of the Arrangement;

    - the opinion does not constitute a recommendation as to how any shareholder should vote with respect to the Arrangement;

    - Bear Stearns expressed no views as to, and its opinion did not address, the merits of the Company's underlying decision to engage in the Arrangement or the relative merits of the Arrangement compared to any alternative business strategy or transaction in which we might have engaged; and

    - the opinion addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of Company Common Shares in the Arrangement and does not address any other terms or agreements related to the Arrangement.

    In the course of performing its review and analyses for rendering its opinion, Bear Stearns:

    - reviewed a draft of the Merger Agreement and the Plan of Arrangement;

    - reviewed our Company's Annual Reports to Shareholders and Annual Reports on Form 20-F for the years ended December 31, 1999 through 2001 and the Company's Reports on Form 6-K for the three years ended July 23, 2002;

    - reviewed certain operating and financial information, including projected financial results for the ten years ended December 31, 2012, prepared by our Company's management, relating to our business, financial condition and future prospects;

    - met with certain members of our Company's senior management to discuss our Company's business, operations, historical and projected financial results and future prospects;

    - reviewed the historical prices, trading multiples and trading volumes of our Company Common Shares;

    - reviewed publicly available financial data, stock market performance data and trading multiples of companies it deemed generally comparable to our Company;

    - performed discounted cash flow analyses based on our Company's projected financial results; and

    - conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

    In arriving at its opinion, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including the projected financial results, which we provided. With respect to our Company's projected financial results, Bear Stearns also relied on the representations that the projected financial results have been reasonably prepared on bases reflecting the best currently available estimates, assumptions and judgments of our senior management as to our Company's expected future performance, assuming we would be able to obtain the necessary financing to execute the business plan underlying the projected financial results. Bear Stearns did not assume any responsibility for the independent verification of any such information or of the projected financial results (or the estimates, assumptions or judgments contained in those projected financial results) provided to it by our Company, and it has further relied upon the assurances of our Company's senior management that they are unaware of any facts that would make the information and the projected financial results provided to it incomplete or misleading.

    In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of our Company, nor was it furnished with any such appraisals. During the course of its engagement, Bear Stearns was asked to solicit indications of interest from various third parties regarding a transaction with our Company, and it has considered the results of that solicitation in rendering its opinion. Bear Stearns has assumed that the Arrangement will be completed in a timely manner and in accordance with the terms of the Merger Agreement and the Plan of Arrangement substantially in the form received by it without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on our Company, the consideration to be received by Company shareholders or the timing of the Arrangement.

    The following is a brief summary of the analyses performed by Bear Stearns and presented to the Board of Directors in connection with rendering its fairness opinion. Some of the summaries of financial analyses include summary data including ranges of implied equity value per Company Common Share. In order to fully understand the financial analyses used by Bear Stearns, the summary data must be read together with the full text of the analyses. The summary data do not represent a complete description of the financial analyses.

DISCOUNTED CASH FLOW ANALYSIS

    Bear Stearns performed a discounted cash flow analysis to separately estimate the present value of our Company's annual unleveraged, after-tax, free cash flows. The analysis was based on our management's financial plan for fiscal years 2002 through 2012 reflecting, in the opinion of our management, our Company's best case financial plan. Bear Stearns calculated the present value of the after-tax cash flows using a range of discount rates under three separate analyses, including a range of finite product life scenarios, a range of perpetual growth rate scenarios, and a range of terminal last twelve months ("LTM") of earnings before interest, taxes depreciation and amortization ("EBITDA") multiple scenarios. Each of the analyses used the same range of discount rates, which varied from a low of 14.0% to a high of 20.0%.

    - FINITE PRODUCT LIFE ANALYSES--Using a range of finite product life scenarios, which ranged from a minimum product life with a final product year of 2012, to a maximum product life in which free cash flow ratably declines from a peak in 2012 to a final year of 2022, the range of implied equity value per Company Common Share varied from a low of ($0.93) to a high of $0.22.

    - PERPETUAL GROWTH RATE ANALYSES--Using a range of perpetual growth rates of free cash flow scenarios, which ranged from a low of 0% to a maximum of 5%, the range of implied equity value per Company Common Share varied from a low of ($0.18) to a high of $2.30.

    - TERMINAL LTM EBITDA ANALYSES--Using a range of terminal LTM EBITDA multiple scenarios, which ranged from a low of 6.0x to a maximum of 8.0x, the range of implied equity value per Company Common Share varied from a low of $0.92 to a high of $3.63.

    Based on an estimated weighted average after-tax cost of capital for the Company of 18.8% and an estimated weighted average after-tax cost of capital of 17.9% for selected comparable companies, Bear Stearns' judgment was that the lower-end of the range of values per Company Common Share computed by using the discounted cash flow methodology was the most relevant for determining value in connection with rendering its fairness opinion.

COMPARABLE COMPANY ANALYSIS

    Using publicly available information, Bear Stearns reviewed and compared the relative valuation of our Company to the equity market values and enterprise values (equity market value plus total debt less cash) of selected comparable companies. Bear Stearns selected the comparable companies for comparison because they are publicly traded companies in the biotechnology and life sciences enabling technology and life science instrumentation industries with operations that for purposes of analysis may be considered similar, in varying degrees, to the operations of our Company. Bear Stearns identified a select universe of early stage biotechnology and life sciences enabling technology companies, which are still relatively early in the process of executing on their business plans, as the most relevant comparable companies. These comparable companies have faced challenges in executing their business plans and require significant additional capital before sustainable profitability can be realized. However, it is difficult to assess value using comparable company valuation metrics due to ongoing losses and the significant additional capital investment required, and thus Bear Stearns considered the comparable company analysis to be of limited relevance.

OTHER ANALYSES

    Bear Stearns conducted other analyses as it deemed appropriate, including reviewing the historical stock performance and the historical and estimated financial and operating data of our Company and considering the ability of our Company to raise a sufficient amount of capital to fund its operations should it remain a stand alone company. In addition, Bear Stearns examined publicly available information relating to trends in the biotechnology and life sciences enabling technology and life science instrumentation industries. In the past five years, there has been a limited number of merger and acquisition transactions involving publicly traded, early stage life sciences companies. Due to the lack of comparability and/or data with respect to these transactions, Bear Stearns believed that precedent transactions were not relevant in its assessment of the value of our Company.

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Bear Stearns' opinion, therefore, is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Bear Stearns made qualitative judgments as to the significance and relevance of each analysis and factors considered by it and did not attribute particular weight to any one analysis or factor. Bear Stearns did not form an opinion as to whether any individual analysis or factor, positive or negative, considered in isolation, supported or failed to support its opinion. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses or of the summary described above or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    The analyses performed by Bear Stearns, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those results suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Bear Stearns' analyses are inherently subject to substantial uncertainty. The analyses were prepared solely as part of Bear Stearns' analysis of the fairness, from a financial point of view, of the consideration to be received by the holders of Company Common Shares as a result of the Arrangement.

    Bear Stearns' opinion and financial analyses were only one of many factors considered by our Company's Board of Directors in its evaluation of the Arrangement, and should not be viewed as determinative of the views of our Company's Board of Directors or our management with respect to its decision to recommend the Arrangement.

    Pursuant to an engagement letter dated December 4, 2001, we have agreed to pay Bear Stearns a nonrefundable fee of $750,000 upon the rendering of its opinion. Payment of this fee to Bear Stearns was not contingent upon the completion of the Arrangement. We have agreed to pay Bear Stearns an additional transaction fee of $750,000 for investment banking and financial advisory services upon the completion of the Arrangement. The transaction fee is contingent upon the completion of the Arrangement. Whether or not the transaction closes, we have agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses and to indemnify Bear Stearns against certain liabilities relating to or arising out of services performed by Bear Stearns in connection with the Arrangement. The terms of the engagement letter, which we believe are customary for transactions of this nature, were negotiated at arm's length between our Company and Bear Stearns and our Company's Board of Directors was aware of this fee arrangement at the time of its approval of the Arrangement and the Merger Agreement.

INTERESTS OF CERTAIN PERSONS

    Some of the our shareholders, directors and executive officers have interests in the Arrangement that are different from, or in addition to, their interests as Company shareholders. These interests may present actual, apparent or potential conflicts of interest. Our Board of Directors was aware of these interests and took these interests into account in approving the Arrangement.

    EMPLOYMENT ARRANGEMENTS. We have entered into employment agreements with each of our executive officers: Richard T. Daly, Thomas J. Clarke, Timothy W. Ellis, Dr. Arthur W.G. Cole, Marguerite Ethier and Dr. Brendan Larder. These employment agreements (other than Dr. Larder's) may be terminated for any reason, but, if we terminate an executive officer's employment, we will be required to pay severance in an amount equal to twelve months' salary plus one additional month's salary for each full year of employment after his or her first year of employment, up to a maximum of eighteen months' salary, except in the cases of Dr. Cole and Ms. Ethier where there is no maximum severance payment.

    Dr. Larder's employment agreement may be terminated upon twelve months' prior written notice, up until June 25, 2003, and thereafter upon twelve months' prior written notice plus an additional one month's notice for each full year worked beyond June 25, 2003, or at any time without notice for cause.

    Each of these employment agreements (other than Dr. Larder's) provides for the payment of a change of control benefit if the executive officer is employed when a

"change of control" occurs. The Arrangement constitutes a change of control for purposes of these agreements.

    The change of control benefit for each executive officer equals that executive officer's salary plus the amount of any cash bonus paid to him or her in calendar year 2001, or in Mr. Daly's case, his salary plus the amount of any cash bonus paid to him for calendar year 2001 (the "OFFICER'S 2001 COMPENSATION").

    The following table lists the change of control benefits that each executive officer (other than Dr. Larder) will be entitled to receive if he or she is employed at the effective time of the Arrangement:

EXECUTIVE OFFICER                   CHANGE OF CONTROL BENEFIT
-----------------                   -------------------------
Richard T. Daly...................         $  412,500
Thomas J. Clarke..................         $  254,773
Timothy W. Ellis..................         $  218,677
Dr. Arthur W.G. Cole..............         $  172,504
Marguerite Ethier.................         $  154,423
                                           ----------
TOTAL.............................         $1,212,877
                                           ==========

    In addition, the employment agreements (other than Dr. Larder's) provide that if the executive officer remains employed for a period of 90 or 180 days following a change of control, he or she will be entitled to a retention benefit equal to one or two times, respectively, his or her Officer's 2001 Compensation. If the executive officer's employment is terminated prior to the end of this 180 day period for any reason, other than cause or the employee voluntarily terminates his or her employment (as defined in the agreement), that executive officer will also be entitled to the retention benefit payment in addition to any severance he or she may otherwise be entitled to.

    These employment agreements also provide that if any of the retention benefit payments or any portion of the change in control payments payable to the executive officer constitute a "parachute payment" under certain provisions of the U.S. Internal Revenue Code, the amount of the payments will be reduced so that the total payments to an executive officer will not exceed 2.99 times the average annual compensation paid to him or her by our Company over the last five years or the period he or she was employed by our Company if less than five years. The abatement of our Company's payment obligations will first reduce the last retention benefit payment that is earned, and if necessary, will continue with the preceding retention payment obligation, with the change in control benefit payment being the last payment obligation to be reduced if necessary.

    The following table shows the retention benefits that each executive officer (other than Dr. Larder) will be entitled to receive if the Arrangement is completed and he or she remains employed at the specified dates or is terminated, other than for cause or the employee voluntarily terminates his or her employment. The table reflects a reduction of a portion of the last retention benefit payment that may be payable to Timothy W. Ellis so that the total payments to him do not exceed 2.99 times his average annual compensation since the beginning of his employment by our Company. In some circumstances, retention and change of control payments could also be reduced if other payments are made.

                                   RETENTION BENEFIT   RETENTION BENEFIT   TOTAL RETENTION
EXECUTIVE OFFICER                   (FIRST 90 DAYS)    (SECOND 90 DAYS)       BENEFITS
-----------------                  -----------------   -----------------   ---------------
Richard T. Daly..................     $  412,500          $  412,500         $  825,000
Thomas J. Clarke.................     $  254,773          $  254,773         $  509,546
Timothy W. Ellis.................     $  218,677          $  123,516         $  342,193
Dr. Arthur W.G. Cole.............     $  172,504          $  172,504         $  345,008
Marguerite Ethier................     $  154,423          $  154,423         $  308,846
                                      ----------          ----------         ----------
TOTAL............................     $1,212,877          $1,117,716         $2,330,593
                                      ==========          ==========         ==========

    The obligations to pay executive officers their change of control benefit, retention benefit and severance payment, if employment is terminated, will be assumed by Amalco when the Arrangement is completed.

    INDEMNIFICATION; INSURANCE. After the Arrangement is complete, all indemnification rights existing on July 23, 2002 in favor of all past and present directors and officers of the Company and its subsidiaries for acts and omissions occurring prior to the Arrangement will continue in effect. For six years after the completion of the Arrangement, Bayer is required to use commercially reasonable efforts to maintain directors' and officers' liability insurance with coverage and terms substantially the same as the coverage and terms of the Company's directors' and officers' liability insurance in effect on July 23, 2002. However, Bayer is not required to pay premiums for such insurance in any one year in excess of 200% of the last annual premium paid by the Company prior to July 23, 2002. If the premium for this coverage exceeds 200% of the last annual premium, Bayer is required to purchase a policy with the greatest coverage available for 200% of the last annual premium.

    EMPLOYMENT BENEFITS. Bayer and the Purchaser agreed that after the Arrangement is complete, Bayer or Amalco will honor, in accordance with their terms, all employment and other compensation contracts between the Company and our executive officers and certain other officers and employees, and all provisions for vested benefits or other vested amounts, earned or accrued at the time of the Arrangement, under any of our employee benefit plans.

    INTERESTS OF CERTAIN DIRECTORS. Jonathan S. Leff, a director of our Company, is a managing director and member of Warburg Pincus LLC (see the section entitled "SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND DIRECTORS OF THE COMPANY" on page 62). Mr. Leff serves on our Board as the designee of the holders of Company Preferred Shares. Warburg Pincus LLC manages a group of investment funds which together own 25,473 Company Common Shares and 22,205 Company Preferred Shares. If the Arrangement Resolution is approved by our shareholders and the Arrangement is completed on or prior to October 14, 2002, Warburg Pincus LLC will be entitled to receive $28,794,351 in consideration for the Company Shares held by those funds.

    Sheldon Inwentash, a director of our Company, is the President and Chief Executive Officer of GeneVest Inc. and, together with his affiliates, beneficially owns 45.0% of its issued and outstanding common shares.
GeneVest Inc. owns 816,684 Company Common Shares. If the Arrangement Resolution is approved by our shareholders and the Arrangement is completed, GeneVest Inc. will be entitled to receive $1,225,026 in consideration for its Company Common Shares.

    Dr. Konrad M. Weis, a director of our Company, was the President and Chief Executive Officer, from 1974 until his retirement in 1991, of the company that later became Bayer. Dr. Weis is paid a pension and deferred compensation by Bayer and, as part of his retirement benefits, uses an office at Bayer's headquarters in Pittsburgh, Pennsylvania. Dr. Weis is reimbursed by Bayer for expenses that he incurs in connection with certain civic and charitable work. Dr. Weis owns options to acquire 15,000 Company Common Shares. The exercise price of all of these options is greater than $1.50. Dr. Weis attended the July 21, 2002 meeting of our Board of Directors at which our Board approved the Arrangement and the Merger Agreement. However, because of his relationship to Bayer, Dr. Weis left the meeting prior to, and did not participate in, the vote on these matters.

STRUCTURE OF THE ARRANGEMENT

    Pursuant to the Arrangement, the Purchaser, a wholly-owned subsidiary of Bayer, will acquire all of the outstanding Company Shares (other than any Company Share held by a shareholder who exercises his or her Dissent Right) and subsequent to which, the Company and the Purchaser will form an amalgamated corporation, which will survive the Arrangement as a wholly-owned subsidiary of Bayer. After the Arrangement is completed, the shareholders of the Company will no longer own shares of the Company or Amalco, will not have the opportunity to participate in the earnings and growth of the Company, and will not have any right to vote on corporate matters. Similarly, the Company's shareholders will not face the risk of losses generated by the Company's operations or decline in the value of the Company after the Arrangement.

    If the shareholders approve the Arrangement Resolution (and the other conditions to the completion of the Arrangement are satisfied or waived):

    - each issued and outstanding Company Common Share (other than any Company Common Share held by a shareholder who exercises his or her Dissent Right) will be transferred to the Purchaser in exchange for $1.50 in cash; and

    - each issued and outstanding Company Preferred Share (other than any Company Preferred Share held by a shareholder who exercises his or her Dissent Right) will be transferred to the Purchaser in exchange for $1,000 plus an amount equal to accrued and unpaid dividends in cash.

    The price to be paid to the holders of the Company Preferred Shares upon completion of the Arrangement is the price required to be paid by the Company's Restated Articles of Incorporation, as amended. The Restated Articles of Incorporation provides that if the Company merges into or consolidates with another company and the shareholders of the Company prior to such merger or consolidation do not hold at least 51% of the combined voting power of the surviving company, the holders of the Company Preferred Shares are entitled to receive an amount per share equal to $1,000 plus all accrued or declared and unpaid dividends. As of the Record Date, there were 25,153 Company Preferred Shares outstanding. The total amount to be paid to all of the holders of Company Preferred Shares as a result of the Arrangement will be $25,153,000 plus an amount equal to accrued and unpaid dividends in cash.

    Dividends on the Company Preferred Shares accrue on January 15, April 15, July 15 and October 15 of each year. Therefore, as a result of the Arrangement, the holders of Company Preferred Shares will receive in cash an amount equal to accrued and unpaid dividends of:

    - $295.03 per share, if the Arrangement is completed on or before October 14, 2002;

    - $307.98 per share, if the Arrangement is completed between October 15, 2002 and January 14, 2003; or

    - $320.93 per share, if the Arrangement is completed after January 15, 2003 but before April 15, 2003.

    A HOLDER OF COMPANY PREFERRED SHARES WHO RECEIVES CONSIDERATION IN EXCHANGE FOR HIS OR HER COMPANY PREFERRED SHARES MAY NOT CONVERT HIS OR HER COMPANY PREFERRED SHARES INTO COMPANY COMMON SHARES AND RECEIVE ADDITIONAL CONSIDERATION.

COURT APPROVAL OF THE ARRANGEMENT

    An arrangement under the Act requires approval by the Superior Court of Justice (Ontario) (the "COURT"). Prior to the mailing of this Proxy Statement, we obtained the Interim Order providing for the calling and holding of the Special Meeting and other procedural matters. Copies of the Interim Order and the Notice of Application are attached to this Proxy Statement as Annexes F and G, respectively.

    Subject to the approval of the Arrangement Resolution by the Company shareholders at the Special Meeting, the hearing in respect of the Final Order is scheduled to take place on or about October 11, 2002 at 10:00 a.m. (Toronto time) at the Court at 393 University Avenue, Toronto, Ontario. Any Company shareholder who wishes to appear or be represented and to present evidence or arguments must serve and file a notice of appearance as set out in the Notice of Application and Interim Order and satisfy any other requirements of the Court. The Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

COMPLETION OF THE ARRANGEMENT; EFFECTIVE DATE AND TIME

    The filing of the Articles of Arrangement with the Director under the Act pursuant to section 183 of the Act shall, together with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement. The Arrangement will be completed on the third business day (the "EFFECTIVE DATE") following the day when all of the conditions to completion of the Arrangement are satisfied or waived, at a time (the "EFFECTIVE TIME") mutually agreed to by the parties. For more information on the conditions to the completion of the Arrangement, refer to the section entitled "CONDITIONS TO THE ARRANGEMENT" on page 47.

PAYMENT OF CONSIDERATION AND SURRENDER OF SHARE CERTIFICATES

    The Purchaser has designated Mellon Investor Services LLC as its disbursing agent for purposes of making the cash payments contemplated by the Arrangement (the "DISBURSING AGENT"). One business day before the Effective Date of the Arrangement, the Purchaser will deposit with the Disbursing Agent cash in U.S. dollars in an aggregate amount equal to the total cash amount to be paid to all Company shareholders as a result of the Arrangement.

    As soon as reasonably practicable after the Arrangement is completed, the Disbursing Agent will mail to you a letter of transmittal and instructions advising you of the approval of the Arrangement Resolution and the procedure for surrendering to the Disbursing Agent your Company Share certificates in exchange for the consideration. Upon the delivery for cancellation to the Disbursing Agent of your Company Share certificates, together with a letter of transmittal, executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the Disbursing Agent will promptly pay to you your consideration. No interest will be paid or accrued in respect of consideration. Payments of consideration also will be reduced by applicable withholding taxes. If you have lost a Company Share certificate or a Company Share certificate has been stolen or destroyed, you will have to send an affidavit of loss, theft or destruction and a bond indemnity in lieu of the applicable certificate along with your transmittal letter.

    If the consideration (or any portion of it) is to be delivered to a person other than you, the Disbursing Agent will require that your certificates be properly endorsed or accompanied by appropriate share powers and otherwise in proper form for transfer, that the transfer otherwise be proper and not violate any applicable federal, provincial or state securities laws, and that you provide evidence that any applicable share transfer taxes have been paid.

    YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE DISBURSING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY.

    From and after the Effective Time of the Arrangement, you will no longer have any rights as a shareholder of the Company, except for the right to surrender your certificate in exchange for payment of the consideration, or, if you exercise your Dissent Right, the right to perfect your right to receive payment for your Company Shares pursuant to the dissent procedure provided in section 185 of the Act, as modified by the Plan of Arrangement and the Interim Order. After the Effective Time of the Arrangement, no transfer of Company Common Shares or Company Preferred Shares will be made on the share transfer books of the Company. Certificates presented to the Company after the Effective Time will be cancelled and exchanged for cash as described above.

    On the fifth year anniversary of the Effective Date, the Disbursing Agent will return to the Purchaser all cash in its possession that constitutes any portion of the Arrangement consideration, and the Disbursing Agent's duties will terminate. Thereafter, the Plan of Arrangement provides that a Company shareholder's right to receive cash in exchange for Company Shares will terminate and any Company Shares not already surrendered will be deemed to have been surrendered to the Purchaser for no consideration. None of the Disbursing Agent, the Company, Bayer, the Purchaser or Amalco will be liable to shareholders for any consideration delivered to a public official pursuant to applicable abandoned property laws or laws regarding property which is not accounted for by the laws of intestacy and similar laws.

DISSENT RIGHT

    Holders of Company Shares have the right to dissent in connection with the Arrangement Resolution as long as they provide written objection to the Arrangement Resolution in the form required by section 185 of the Act not later than 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting and they otherwise comply with the requirements of the Act, the Plan of Arrangement and the Interim Order. The delivery of a proxy to the Company by which a shareholder votes against the Arrangement Resolution does not constitute a written objection for the purposes of the Dissent Right. A holder of Company Shares who votes directly or by proxy (or who is deemed to vote by submitting an incomplete proxy) in favor of the Arrangement Resolution may not exercise his or her Dissent Right.

    Section 185 of the Act provides shareholders with the right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. The Interim Order expressly provides registered Company shareholders with the right to dissent from the Arrangement Resolution pursuant to section 185 of the Act with modifications to the provisions of section 185 as provided in the Plan of Arrangement and the Interim Order. Any Company shareholder who dissents from the Arrangement Resolution in compliance with section 185 as modified by the Plan of Arrangement and the Interim Order will be entitled, if the Arrangement becomes effective, to be paid by the Company the fair value of the Company Shares held by such dissenting shareholder determined as of the close of business on the day before the day of the Special Meeting. However, if the holders of more than 9% of the outstanding Company Shares dissent, Bayer may choose not to proceed with the Arrangement.

    The dissent procedure provided by section 185 of the Act appears in Annex E to this Proxy Statement. In addition, copies of the Plan of Arrangement and Interim Order, which modify the provisions of section 185 of the Act, appear in Annexes B and F, respectively. Holders of Company Shares who may wish to dissent should read those materials carefully. IF YOU FAIL TO PROVIDE WRITTEN OBJECTION TO THE ARRANGEMENT RESOLUTION IN THE FORM REQUIRED BY SECTION 185 OF THE ACT BY 5:00 P.M. (TORONTO TIME) ON THE BUSINESS DAY PRECEDING THE SPECIAL MEETING OR FAIL TO ADHERE STRICTLY TO THE REQUIREMENTS OF SECTION 185 OF THE ACT, AS MODIFIED BY THE PLAN OF ARRANGEMENT AND THE INTERIM ORDER, YOU WILL LOSE YOUR DISSENT RIGHT.

DEREGISTRATION OF THE COMPANY COMMON SHARES AFTER THE ARRANGEMENT

    If the Arrangement is completed, the Company Common Shares will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934.

TREATMENT OF OPTIONS

    As of the Record Date, the Company has outstanding options to purchase a total of 2,213,200 Company Common Shares, of which 1,283,900 are exercisable. However, as required by the Merger Agreement, upon obtaining approval of the Company shareholders of the Arrangement Resolution, the vesting of all options shall be accelerated, so that all outstanding options will be exercisable prior to the Effective Date. Any options not exercised before the Effective Time of the Arrangement will be cancelled.

    The options were granted under the Company's 1997 Director Option Plan, Employee Share Option Plan, Employee Pool Stock Option Plan and 2000 Employee Share Option Plan (collectively, the "PLANS"). The Plans provide for the following in the event of a transaction such as the Arrangement:

    - the 1997 Director Option Plan and the Employee Share Option Plan permit the Board of Directors, upon written notice to an optionee, to terminate all unexercised options held by that optionee immediately before the transaction is completed, unless the optionee exercises the options within a specified period of time;

    - the Employee Pool Stock Option Plan permits the Company to provide for the immediate vesting of all outstanding options, and the termination of all options which are not exercised within the time period specified by the Board of Directors; and

    - the 2000 Employee Share Option Plan provides that the plan and options issued under it will automatically terminate upon the completion of the transaction, and each optionee will be permitted to exercise, at such time before the transaction as the Company shall designate, (i) the unexercised portions of vested options and (ii) such unexercised portions of non-vested options as the relevant option agreement specifies or as the Board of Directors otherwise provides.

    On August 14, 2002, the Board of Directors of the Company passed a resolution to provide that upon the approval of the Company shareholders of the Arrangement

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Resolution, the vesting of all options issued under the Plans shall be accelerated, so that all outstanding options to acquire Company Shares are exercisable prior to the Effective Date and any options not exercised before the Effective Time shall be cancelled at the Effective Time. This Proxy Statement constitutes written notice to all optionees that any options not exercised before the Effective Time will be cancelled at the Effective Time.

    The exercise prices of the Company's outstanding options range from $0.65 to $53.00 per share. Because the price to be paid to holders of Company Common Shares as a result of the Arrangement is $1.50 per share, only those option holders whose options have an exercise price of less than $1.50 per share will benefit from the exercise of options prior to the Arrangement. Of the outstanding options, only 19,425 have an exercise price of less than $1.50 per share. These in-the-money options were granted between September 1994 and June 1995 and may be exercised at any time. None of the in-the-money options are held by our directors or executive officers.

    The Company may offer to enter into agreements with option holders pursuant to which an option holder's options will be cancelled at the Effective Time of the Arrangement in exchange for a cash payment in an amount equal to the difference between the exercise price of the options and $1.50, multiplied by the number of Company Common Shares issuable upon the exercise of such in-the-money options.

TREATMENT OF WARRANTS

    As of the Record Date, the Company had outstanding warrants to purchase a total of 941,795 Company Common Shares. The exercise prices of the warrants range from $10.00 to $31.88 per share. Upon the completion of the Arrangement, each holder of a warrant, upon payment of the exercise price of the warrant, will be entitled to receive $1.50 for each Company Common Share that it would have been entitled to receive had the warrant holder exercised the warrants immediately prior to the Effective Date. Upon completion of the Arrangement, the obligations of the Company under each of the outstanding warrants will be obligations of Amalco.

TREATMENT OF ESOP

    As of the Record Date, employees of the Company were entitled to receive 64,474 Company Common Shares under the Company's Employee Share Option Plan (the "ESOP"). As required by the Merger Agreement, the Company has suspended the ESOP so that no further employee or employer contributions have been made since
July 23, 2002. Upon obtaining the approval of the Company shareholders of the Arrangement Resolution, all employer contributions made up to and including
July 23, 2002 shall vest immediately.

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INCOME TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of certain United States federal income tax consequences generally applicable to shareholders who are United States persons (as defined for United States federal income tax purposes) as a result of the exchange of their Company Shares for cash as part of the Arrangement.

    This discussion is based on the Internal Revenue Code of 1986, as amended (the "CODE"), on Treasury Regulations promulgated under the Code and on existing administrative rulings and court decisions in effect as of the date of this Proxy Statement. This discussion assumes that shareholders hold their Company Common Shares and Company Preferred Shares as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences of the Arrangement that may be relevant to particular shareholders in light of their particular circumstances, including holders of Company options, banks, dealers in securities, financial institutions, tax-exempt organizations, foreign persons, shareholders who acquired their Company Shares in connection with share options or share purchase plans, or in other compensatory transactions, or shareholders who hold their Company Shares as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, no foreign, state or local tax considerations are addressed in this section. For a discussion of tax consequences to U.S. persons under Canadian tax law, see CANADIAN FEDERAL INCOME TAX CONSEQUENCES--NON-RESIDENTS OF CANADA below.

    EACH SHAREHOLDER WHO IS A UNITED STATES PERSON IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT IN LIGHT OF HIS OR HER PARTICULAR FACTS AND CIRCUMSTANCES

    As a result of the Arrangement, you will be considered for United States federal income tax purposes to have sold your Company Shares for cash and will recognize taxable gain or loss with respect to your Company Common Shares and Company Preferred Shares surrendered in the Arrangement, in an amount equal to the difference between:

    - the amount of cash you receive in the Arrangement, and

    - your adjusted tax basis in your Company Common Shares or Company Preferred Shares, as the case may be, plus any reasonable costs of disposition.

    Any gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if, at the Effective Time of the Arrangement, you have held your Company Common Shares and Company Preferred Shares for more than one year.

    The receipt of cash pursuant to the exercise of a Company shareholder's Dissent Right will be a taxable transaction for U.S. federal income tax purposes and will be treated as a redemption of Company Shares by the Company. If you exercise your Dissent Right, the amount of gain or loss which you recognize will be the difference between the cash you receive (other than cash you receive that is attributable to interest) and your adjusted tax basis in your Company Shares. Such gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if you held your Company Shares for more than one year as of the Effective Time. However, if after completion of the Arrangement, you are deemed to constructively own Company Shares, the cash received in exchange for your dissenting Company Shares could be treated as a dividend taxable at ordinary income tax rates. You should consult with your own tax advisor concerning the application of the constructive ownership rules to you. Cash which you receive that is attributable to interest should be treated as ordinary income.

    Subject to certain conditions and limitations set forth in the Code, a U.S. person generally will be able to claim a credit against his or her U.S. federal income tax liability for any Canadian withholding tax deducted from payments received pursuant to the Arrangement. In lieu of claiming a tax credit, U.S. persons instead may claim a deduction for foreign taxes withheld, subject to certain limitations. The rules relating to the determination of the amount of foreign income taxes which may be claimed as foreign tax credits are complex and you should consult your own tax advisor to determine whether and to what extent a credit would be available to you.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "CANADIAN TAX ACT") generally applicable to a Company shareholder in respect of the disposition of Company Shares pursuant to the Arrangement.

    This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder, and our understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency (the "CCRA"). This summary takes into account all specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Proxy Statement, although there is no certainty that such proposals will be enacted in the form proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in administrative and assessing practices of the CCRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

    This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular holder of Company Shares. This summary does not apply to holders of Company options. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF THE INCOME AND OTHER TAX LAWS OF ANY COUNTRY, PROVINCE, TERRITORY, STATE OR LOCAL TAX AUTHORITY.

RESIDENTS OF CANADA

    This part of the summary is generally applicable to you if you hold Company Shares and you are, or are deemed to be, resident in Canada for purposes of the Canadian Tax Act. This discussion does not apply if you do not deal at arm's length with the Company or the Purchaser, are affiliated with the Company or the Purchaser, or are a "financial institution" to which the mark-to-market rules in the Canadian Tax Act may be applicable. This discussion assumes that you hold Company Shares as capital property.

    DISPOSITIONS PURSUANT TO THE ARRANGEMENT. Upon exchange of your Company Shares for cash pursuant to the Arrangement you will realize a capital gain (or loss) equal to the amount by which the value in Canadian dollars of the cash received for your Company Shares, net of any reasonable costs of disposition, exceeds (or is exceeded by) the adjusted cost base of your Company Shares.

    One-half of the amount of any capital gain (a "TAXABLE CAPITAL GAIN") realized on the disposition of your Company Shares must be included in computing your income for the taxation year in which the exchange occurs, and one-half of the amount of any capital loss (an "ALLOWABLE CAPITAL LOSS") must be deducted from any taxable capital gains realized by you in that taxation year. Any excess of allowable capital losses over taxable capital gains for a taxation year may generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years to the extent and subject to the limitations prescribed in the Canadian Tax Act. Capital gains realized by individuals may give rise to alternative minimum tax, depending upon the individual's circumstances.

    A shareholder that is a "Canadian controlled private corporation" throughout the relevant taxation year may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

    A capital loss otherwise arising on the exchange of Company Shares by a corporation may in certain circumstances be reduced by the amount of dividends, if any, received or deemed to have been received on such Company Shares. Similar rules apply where a corporation is a member of a partnership or beneficiary of a trust which owns Company Shares or where a trust or partnership of which a corporation is a beneficiary or member is a member of a partnership or a beneficiary of a trust that owns Company Shares. You should consult your own advisor to determine whether these rules may apply to you.

    DISSENTING SHAREHOLDERS. If you exercise your Dissent Right you will realize a capital gain (or loss) equal to the amount by which the value in Canadian dollars of the cash received for your Company Shares, net of any reasonable costs of disposition, exceeds (or is exceeded by) the aggregate adjusted cost base of your Company Shares. Capital gains (or losses) will be treated in a manner similar to that discussed above. Interest awarded to you by a court will be included in income for purposes of the Canadian Tax Act.

NON-RESIDENTS OF CANADA

    This part of the summary is generally applicable to you if you hold Company Shares and, for purposes of the Canadian Tax Act, you are not, and are not deemed to be, resident in Canada. This discussion does not apply if you do not deal at arm's length with the Company or the Purchaser, or are affiliated with the Company or the Purchaser. This discussion assumes that you hold Company Shares as capital property and do not use or hold, and are not deemed to use or hold, Company Shares in connection with carrying on a business in Canada at any time. This discussion does not apply if you carry on an insurance business in Canada and elsewhere, in respect of Company Shares that are effectively connected with your Canadian insurance business or that are "designated insurance property" as defined in the Canadian Tax Act.

    Generally, a Company Common Share will not be "taxable Canadian property" if, at the time of disposition, it is listed on a prescribed stock exchange (which includes the Nasdaq), and you, persons with whom you do not deal at arm's length or you together with such persons, have not owned (taking into account any interest in or option in respect of the shares) 25% or more of the shares of any class or series of the Company at any time within five years preceding the Effective Date.

    Assuming that you meet these requirements, your Company Common Shares will generally not be "taxable Canadian property" and you will not be subject to tax under the Canadian Tax Act on any capital gain realized on an exchange of your Company Common Shares pursuant to the Arrangement.

    Company Preferred Shares will be "taxable Canadian property" as such shares are not listed on a prescribed stock exchange. Therefore, the exchange of Company Preferred Shares pursuant to the Arrangement will generally give rise to a capital gain (or loss) to the extent that the value in Canadian dollars of the cash received on the Effective Date exceeds (or is exceeded by) the adjusted cost base of your shares and any reasonable costs of disposition. Capital gains (or losses) will be treated in a manner similar to that discussed above in respect of Canadian residents, subject to relief under an applicable tax treaty entered into between Canada and the country of your residence. For example, for United States treaty residents any capital gains realized on a disposition of Company Preferred Shares will generally not be taxable under the Canadian Tax Act as the value of such shares is not derived principally from real property situated in Canada. You will be required to obtain a clearance certificate pursuant to section 116 of the Canadian Tax Act in respect of the exchange of your Company Preferred Shares. If this certificate is not obtained and delivered to the Purchaser prior to the Effective Date in a manner and form acceptable to the Purchaser, the Purchaser will withhold 25% of the consideration to be paid in exchange for your Company Preferred Shares. You should consult your own Canadian tax advisor with respect to the need to obtain this clearance certificate.

    DISSENTING SHAREHOLDERS. If you exercise your Dissent Right you will realize a capital gain (or loss) equal to the amount by which the value in Canadian dollars of the cash received for your Company Shares, net of any reasonable costs of disposition, exceeds (or is exceeded by) the aggregate adjusted cost base of your shares. Capital gains (or losses) will be treated in a manner similar to that discussed above in respect of non-residents of Canada who do not exercise their Dissent Rights. You will be required to obtain a clearance certificate pursuant to section 116 of the Canadian Tax Act in respect of the exchange of your Company Preferred Shares as discussed above in respect of non-residents of Canada who do not exercise their Dissent Rights. If you receive interest upon the exercise of your Dissent Right, such amount will be subject to Canadian withholding tax at the rate of 25%. Such rate may be reduced under the provisions of an applicable tax treaty or convention. For United States treaty residents, the treaty reduced rate generally applicable is 10%.

CONDITIONS TO THE ARRANGEMENT

    Completion of the Arrangement is subject to satisfaction of the conditions described below.

    CONDITIONS TO OBLIGATIONS OF ALL PARTIES TO THE MERGER AGREEMENT. None of the Company, Bayer or the Purchaser is obligated to complete the Arrangement unless various conditions are satisfied or waived, including, among others, that:

    - the Company's shareholders have approved the Arrangement Resolution by the requisite vote;

    - the final order of the Superior Court of Justice (Ontario) approving the Arrangement has been granted;

    - all necessary regulatory approvals, consents, inquiries and orders have been obtained, including those required under the Competition Act (Canada) and competition laws in Austria, Brazil, Germany, Ireland, Italy, Portugal and Spain; and

    - no injunction, order, decree, action, law or regulation shall prevent, prohibit or make illegal the completion of the Arrangement.

    CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company is not obligated to complete the Arrangement unless various conditions are satisfied or waived, including, among others, that:

    - Bayer and the Purchaser have performed or complied, in all material respects, with their obligations and agreements contained in the Merger Agreement; and

    - the representations and warranties of Bayer and the Purchaser contained in the Merger Agreement are true and correct, in all material respects, except for those representations and warranties that are qualified as to materiality, which must be true and correct in all respects.

    CONDITIONS TO OBLIGATIONS OF BAYER AND THE PURCHASER. Bayer and the Purchaser are not obligated to complete the Arrangement unless various conditions are satisfied or waived, including, among others, that:

    - the Company has performed or complied, in all material respects, with its obligations and agreements contained in the Merger Agreement, including, among others, the transfer, validation and FDA-registration of the production of the Company's TRUGENE HIV-1 Genotyping Kit and all required subcomponents from the Company's Pittsburgh, Pennsylvania facility to its Suwanee, Georgia facility;

    - the representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects, except for those representations and warranties that are qualified as to materiality, which must be true and correct in all respects;

    - certain employees (or qualified substitutes) of the Company are employed by the Company at the completion of the Arrangement;

    - the Company is not required to make total payments of more than $250,000 under the terms of certain contracts as a result of the completion of the Arrangement;

    - the ability to promote certain existing products of the Company or its subsidiaries in the United States with certain labeling currently used and promoted has not been withdrawn, impaired or substantively modified;

    - the Company has sufficient inventory on hand to meet demand for at least a two-month period with dating for such inventory to be at least five months from the Effective Date of the Arrangement;

    - Bayer and the Purchaser have received legal opinions from the Company's Canadian and U.S. counsel;

    - the aggregate number of Company Shares held by shareholders who have properly exercised Dissent Rights is 9% or less of the total outstanding Company Shares, on an as converted and fully diluted basis;

    - the Company has obtained all waivers, consents, approvals, authorizations, orders and permits necessary to complete the Arrangement;

    - the Board of Directors of the Company has not revoked, amended or modified, in any adverse respect, its approval of the Arrangement or its recommendation to the Company's shareholders;

    - no claim, action, investigation or proceeding, related to any competition law is outstanding, pending or threatened, and no statute, rule or regulation relating to any competition law is in effect, that may challenge, prevent, delay or otherwise impede any aspect of the Arrangement or restrict or limit the benefits to Bayer (in its reasonable discretion) of the completion of the Arrangement or make the completion of the Arrangement illegal; and

    - no law in respect of taxes in Canada or the United States has been proposed, enacted, promulgated or amended by a relevant governmental entity which would be the primary cause of a material and adverse effect on the after-tax cost to Bayer, the Purchaser, Amalco, the Company or the Company's subsidiaries of the steps set forth in the Plan of Arrangement.

LIMIT ON OTHER NEGOTIATIONS; ACQUISITION AND SUPERIOR PROPOSALS

    The Merger Agreement contains detailed provisions prohibiting us from seeking an alternative transaction regarding an acquisition of the Company. We have agreed that until the Arrangement is completed or until the Merger Agreement is terminated, neither we nor any of our subsidiaries will, nor will we authorize or permit any of our subsidiaries, or our officers, directors, employees, representatives or other agents or affiliates to:

    - solicit, initiate, encourage or knowingly facilitate any inquiries or the making of any acquisition proposals;

    - participate in any discussions or negotiations regarding any acquisition proposal;

    - withdraw or modify in an adverse way the approval or recommendation of our Board of Directors relating to the Arrangement;

    - approve or recommend any acquisition proposal; or

    - enter into any agreement, arrangement or understanding related to any acquisition proposal or requiring us to abandon or terminate the Arrangement or provide for the payment of any break-up or other fees or expenses in the event we complete the transactions contemplated by the Merger Agreement or any other transaction with Bayer or its affiliates agreed to before the Merger Agreement is terminated.

    However, if we receive an unsolicited, written proposal with respect to an acquisition proposal, which our Board of Directors or any special committee of the Board of Directors formed to review and evaluate the Arrangement ("SPECIAL BOARD COMMITTEE") determines in good faith, after consultation with its financial advisors and outside legal counsel, is reasonably likely to be a superior proposal, we may consider, participate in discussions with and negotiate with such potential acquirer regarding an acquisition proposal, and we may furnish confidential or non-public information concerning our business, properties or assets to the potential acquirer. As a condition to taking any such action, we must obtain a confidentiality agreement from the potential acquirer that contains a standstill provision at least as stringent as the one contained in the confidentiality agreement we signed with Bayer. We also must notify Bayer of any inquiries, proposals or offers about or relating to an acquisition proposal.

    We may enter into an agreement, arrangement or understanding with a potential acquirer with respect to a superior proposal only if:

    - we have complied with the non-solicitation provisions described above;

    - our Board of Directors or Special Board Committee has determined in good faith, after consultation with its financial advisors and outside legal counsel, that it is necessary for the Board or Special Board Committee to enter into the agreement, arrangement or understanding in order to properly discharge its fiduciary duties;

    - the agreement, arrangement or understanding does not provide for the payment of any break-up or other fees or expenses to the other party if we complete the Arrangement or any other transaction with Bayer agreed to prior to the termination of the Merger Agreement;

    - the agreement, arrangement or understanding provides that our obligation to complete that agreement is conditioned upon our complying in all respects with certain provisions of the Merger Agreement, including, Bayer's right to offer to amend the terms of the Merger Agreement and the Company's obligation to pay a termination fee to Bayer, as described below; and

    - we have delivered to Bayer written notice ("SPECIAL NOTICE") advising Bayer that our Board of Directors or Special Board Committee has determined that it has received an acquisition proposal that is a superior proposal and that the Board has resolved to enter into an agreement, arrangement or understanding with respect to the superior proposal, and specifying the identity of the potential acquirer and the terms of the superior proposal.

    If we provide a Special Notice to Bayer fewer than five business days before the Special Meeting, we must adjourn the Special Meeting to a date not fewer than five business days and not more than 10 business days after the date of the Special Notice.

    Bayer has the right, during a five business day period beginning on the later of the date we provided Bayer with the Special Notice and the date Bayer received a copy of the superior proposal, to offer to amend the terms of the Merger Agreement. If Bayer proposes to amend the terms of the Merger Agreement, our Board of Directors or the Special Board Committee will review the proposal in good faith to determine, in the exercise of its fiduciary duties, whether Bayer's amended proposal would cause the superior proposal to cease being a superior proposal. If such a determination is made, then we will enter into an amended Merger Agreement with Bayer. However, if our Board or the Special Board Committee, after consultation with its financial advisors and outside legal counsel, in good faith continues to believe that the superior proposal remains a superior proposal or if Bayer does not exercise its right to offer to amend the terms of the Merger Agreement, then we and/or our Board of Directors may:

    - recommend such superior proposal;

    - withdraw or modify in a manner adverse to Bayer or the Purchaser our Board's approval and recommendation of the Arrangement Resolution;

    - adjourn, postpone or cancel the Special Meeting to be held to consider the Arrangement; and

    - solicit proxies from our shareholders against the Arrangement Resolution and in favor of the superior proposal.

    If Bayer chooses not to offer to amend the Merger Agreement or our Board of Directors or the Special Committee rejects or fails to accept Bayer's amended proposal, we must pay Bayer a termination fee of $2.5 million.

    An "ACQUISITION PROPOSAL" means any of the following (except if the acquisition proposal is first received by us after the Merger Agreement is terminated, see page 54):

    - any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or business combination directly or indirectly involving our Company or any of our subsidiaries;

    - any acquisition of assets (or another transaction having a similar effect) representing twenty percent (20%) or more of the book value (on a consolidated basis) of our assets and the assets of our subsidiaries, taken as a whole, in a single transaction or a series of related transactions;

    - any acquisition of beneficial ownership (as defined under Section 13(d) of the Securities Exchange Act of 1934) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the voting power of our Company in a single transaction or a series of related transactions;

    - any acquisition by our Company of any assets or capital stock of another company other than the acquisition of assets in the ordinary course of business consistent with past practices;

    - any license, sublicense or sale of our Company's intellectual property (with certain exceptions) or similar contract, agreement, arrangement or commitment, except in connection with the sale of the Company's products in the ordinary course of business; or

    - any bona fide proposal to, or public announcement of an intention to, do any of the foregoing.

    A "SUPERIOR PROPOSAL" means any acquisition proposal that in the good faith determination of our Board of Directors or the Special Board Committee, based on advice from its financial advisers and outside legal counsel, is:

    - reasonably capable of being completed without undue delay and is not subject to any contingencies relating to financing or due diligence; and

    - would result in a transaction more favorable to Company shareholders from a financial point of view than the Arrangement, including any adjustment to the terms and conditions proposed by Bayer.

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REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE ARRANGEMENT

    Except as identified in the section entitled "Conditions to the Arrangement," we believe there are no material federal, state, provincial or foreign regulatory approvals, filings or notices that we, Bayer or the Purchaser are required to obtain in connection with the Arrangement.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the completion of the Arrangement, whether before or after approval of the Arrangement Resolution by our shareholders or issuance of a final order by the Superior Court of Justice (Ontario), by mutual agreement of the Company and Bayer or under the following conditions:

    BY EITHER THE COMPANY OR BAYER:

    - if the Arrangement has not been completed by January 23, 2003 (or such later date as may be mutually agreed to by us, Bayer and the Purchaser), except that a party may not terminate the Merger Agreement if its action or failure to act or breach of its representations or warranties resulted in the Arrangement not being completed by that date;

    - if there is any law that makes the completion of the Arrangement illegal or otherwise prohibited, or if any final non-appealable judgment, injunction order or decree enjoining the Company or Bayer from completing the Arrangement is entered; or

    - if Company shareholders fail to approve the Arrangement Resolution or if the Superior Court of Justice (Ontario) has not issued its final order approving the Arrangement by January 23, 2003 (or such later date as may be mutually agreed to by us, Bayer and the Purchaser).

    BY THE COMPANY:

    - if either Bayer or the Purchaser breaches its representations, warranties or agreements in the Merger Agreement, and the breach is not cured by the earlier of 15 business days after notice of default is given to Bayer by us or January 23, 2003, and the breach would provide us with the right not to complete the Merger Agreement; or

    - if we (i) determine an acquisition proposal is a superior proposal,
      (ii) have provided Bayer with an opportunity to amend the terms of the Merger Agreement during the required five business day period, (iii) have paid to Bayer the termination fee payable under the Merger Agreement, and
      (iv) have otherwise complied with the terms and conditions of the Merger Agreement pertaining to solicitation of an acquisition proposal and acceptance of a superior proposal.

    BY BAYER:

    - if we breach our representations, warranties or agreements in the Merger Agreement, and the breach is not cured by the earlier of 15 business days after notice of default is given to us by Bayer or January 23, 2003 (or such later date as may be mutually agreed to by us, Bayer and the Purchaser), and the breach would provide Bayer with the right not to complete the Merger Agreement;

    - if we do not satisfy the following closing conditions:

        * certain of our employees (or qualified substitutes) being employed at the completion of the Arrangement;

        * not being required to make total payments of more than $250,000 under the terms of certain contracts as a result of the completion of the Arrangement;

        * the ability to promote certain of our existing products or certain of the existing products of our subsidiaries in the United States with certain regulatory labeling currently used and promoted has not been withdrawn, impaired or substantively modified; or

        * having sufficient inventory on hand to meet demand for at least a two-month period with dating for such inventory to be at least five months from the Effective Date of the Arrangement;

    - if (i) our Board of Directors fails to recommend or withdraws, modifies or changes its approval or recommendation of the Merger Agreement, the Arrangement or the Arrangement Resolution in a manner adverse to Bayer,
      (ii) we fail to comply in any respect with the terms and conditions of the Merger Agreement pertaining to solicitation of an acquisition proposal and acceptance of a superior proposal, or (iii) an acquisition proposal has been announced and our Board of Directors determines that the acquisition proposal is a superior proposal.

    If the Merger Agreement is terminated, the parties generally will not have any future obligations under the Merger Agreement, except that the parties must continue to comply with the provisions concerning termination fee and the payment of expenses, as described below. However, termination of the Merger Agreement will not relieve a party from liability for any breach of representations or warranties or violation of agreements under the Merger Agreement unless, in the case of the Company, the Company has paid the termination fee to Bayer.

TERMINATION FEE; PAYMENT OF EXPENSES

    We have agreed to pay Bayer a termination fee of $2.5 million under the following circumstances:

    - if we receive a superior proposal and:

        * Bayer chooses not to offer to amend the Merger Agreement;

        * Bayer offers to amend the Merger Agreement and our Board of Directors or the Special Board Committee rejects or fails to accept Bayer's amended proposal; or

        * we terminate the Merger Agreement because we have entered into a definitive agreement with a potential acquirer with respect to a superior proposal,

    we will pay Bayer the termination fee within a specified period after such action or inaction;

    - if Bayer terminates the Merger Agreement because the Arrangement has not been completed by January 23, 2003 (or such later date as may be mutually agreed to by us, Bayer and the Purchaser) and within nine months of such termination our Company completes an acquisition proposal, we will pay Bayer the termination fee after the completion of the acquisition proposal; or

    - if Bayer terminates the Merger Agreement because (i) our Company's shareholders have failed to approve the Arrangement Resolution or
      (ii) the Superior Court of Justice (Ontario) has not issued its final order approving the Arrangement by January 23, 2003 (or such later date as may be mutually agreed to by us, Bayer and the Purchaser), and within nine months of such termination our Company completes an acquisition proposal, we will pay Bayer the termination fee after the completion of the acquisition proposal.

    For the purposes of determining when a termination fee is payable if an acquisition proposal is completed within nine months after the termination of the Merger Agreement, an "ACQUISITION PROPOSAL" which is first received by us after the termination of the Merger Agreement means:

    - any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or business combination directly or indirectly involving our Company the consummation of which results in the shareholders of our Company immediately prior to such consummation holding less than fifty percent (50%) of the voting power of the surviving entity;

    - any acquisition of assets (or other transaction having a similar effect) representing fifty percent (50%) or more of the book value (on a consolidated basis) of our assets and the assets of our subsidiaries, taken as a whole in a single transaction or a series of related transactions; or

    - any acquisition of beneficial ownership (as defined under Section 13(d) of the Securities Exchange Act of 1934) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifty percent (50%) or more of the voting power of our Company in a single transaction or a series of related transactions.

    We have also agreed to reimburse Bayer up to $1.3 million for expenses incurred in connection with the Arrangement if Bayer terminates the Merger Agreement because our shareholders have failed to approve the Arrangement Resolution. This expense reimbursement will be credited toward any termination fee otherwise required to be paid by us in connection with an acquisition proposal that occurs within nine months after the termination of the Merger Agreement.

    Each of the Company and Bayer will pay its own costs and expenses, whether or not the Arrangement is completed, except for the payment of the termination fee and expense reimbursement as described above, and except that:

    - Bayer will pay 50% of all of the printing, filing and mailing expenses which we incur in connection with this Proxy Statement;

    - Bayer will pay the filing fees in connection with:

       * all filings and submissions made with governmental authorities relating to competition laws; and

       *  obtaining the approval the Superior Court of Justice (Ontario).

    - Bayer will pay all of our expenses in connection with the transfer of assets from Visible Genetics to one of its subsidiaries, if Bayer requires us to implement that transfer prior to the completion of the Arrangement. If we have implemented this transfer at Bayer's request and the Arrangement is not completed, Bayer will pay our expenses in connection with reversing the asset transfer.

CONDUCT OF THE COMPANY'S BUSINESS

    In the Merger Agreement, we agreed that between July 23, 2002 and the Effective Time (except as otherwise provided for in the Merger Agreement) we will and will cause our subsidiaries to:

    - conduct business in the usual and ordinary course consistent with past practices;

    - use diligent efforts to maintain and preserve assets, business operations, business organization and goodwill;

    - use diligent efforts to work with Bayer and the Purchaser to attempt to maintain the availability of the services of our respective officers, key employees and members of our Guidelines Consensus Panels;

    - use diligent efforts to maintain our existing material relationships with licensors, licensees, suppliers, distributors, customers, the FDA and other entities having a material business relationship with us or our subsidiaries;

    - make or pay all necessary registration, maintenance and renewal fees in connection with the intellectual property of our Company and our subsidiaries and file all necessary applications, documents, recordations and certificates in connection with such intellectual property for the purposes of maintaining or prosecuting such intellectual property;

    - maintain insurance coverage and our respective books, accounts and records in the usual manner consistent with prior practices;

    - comply in all material respects with all laws, except when failure to comply would not reasonably be expected to have a material adverse effect;

    - maintain and keep our properties and equipment in good repair, working order and condition;

    - perform in all material respects our obligations under all contracts and commitments to which we or our subsidiaries are a party or by which we or our subsidiaries are bound, except when failure to do so would not reasonably be expected to have a material adverse effect; and

    - use commercially reasonable efforts to file all termination statements related to security interests of third parties in our assets or the assets of our subsidiaries.

    We have also agreed that between the date of signing the Merger Agreement and the completion of the Arrangement, except as otherwise specifically contemplated by the Merger Agreement, we will not, and will cause our subsidiaries not to, without the prior written consent of Bayer:

    - amend or otherwise change our organizational documents or the organizational documents of our subsidiaries;

    - issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber any shares of capital stock of our Company or any of our subsidiaries, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or any other ownership interest;

    - issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber any material property or assets of our Company or any of our subsidiaries, except for:

       *  transactions pursuant to existing contracts; and

       * dispositions, transfers, leases or licenses of inventory, equipment, machinery, furniture, fixtures or certain intellectual property in the ordinary course of business consistent with past practices, including granting of trademark licenses pursuant to existing distribution agreements;

    - incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or entity for borrowed money or make any loans or advances or prepay or vary the terms of any existing indebtedness for borrowed money, except for:

       *  the extension of trade credit to customers; and

       *  advances to employees for work-related expenses;

    in each case, in the ordinary course of business and in amounts consistent with past practices;

    - split, combine, reclassify, amend the terms of, redeem, purchase or otherwise acquire any of our outstanding shares or any securities of any of our subsidiaries;

    - declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise inconsistent with past practices;

    - amend, vary or modify any of our stock option plans or the terms of any agreements governing our warrants;

    - grant or issue any warrant, which we have not already granted or issued after December 31, 2001;

    - grant or issue any options under any of our share option plans;

    - acquire, lease or dispose of assets or real property other than in the ordinary course of business, provided, that for these purposes entering into or renewing a lease for a term longer than six months shall not be in the ordinary course of business;

    - acquire any corporation, partnership, other business organization or any other entity, other than government securities or cash positions in commercial paper in the ordinary course of business consistent with past practices;

    - make or authorize any capital expenditures other than capital expenditures that are not, in the aggregate, in excess of $300,000 for our Company and our subsidiaries taken as a whole, except for our Company's reagent rental program conducted in the ordinary course of business consistent with past practices;

    - cancel, terminate, amend, modify, supplement, waive, fail to perform any obligation under, request or agree to any change in any material contract (as defined in the Merger Agreement), except in the ordinary course of business consistent with past practices;

    - pay, discharge or satisfy any claims, liabilities or obligations, other than in the ordinary course of business;

    - increase the compensation payable or to become payable to our directors, officers, consultants, employees or members of our Guideline Consensus Panels, other than in the ordinary course of business consistent with past practices;

    - grant any rights to severance or termination pay to, or enter into or amend any employment or severance agreement which provides benefits upon a change in control of our Company that would be triggered by the Arrangement with, any director, officer, consultant, employee or Guideline Consensus Panel member of our Company or any of our subsidiaries;

    - establish, adopt, enter into, cancel or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other employee benefit plan or benefit arrangement, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant, employee or Guideline Consensus Panel member of our Company or any of our subsidiaries;

    - make any change with respect to our Company's or any of our subsidiaries' accounting policies, principles, methods or procedures, except as required by law or generally accepted accounting practices;

    - make any material tax election, change any material tax accounting method (except as required by law or generally accepted accounting practices) or settle or compromise any material tax liability or any material tax attribute or consent to any waiver or extension of any limitation period with respect to any taxes;

    - take any action or step or enter into any transaction (other than those permitted by the Merger Agreement) which may be the primary cause of any non-depreciable capital property of our Company being "ineligible property" for the purposes of paragraph 88(1)(c) of the Canadian Tax Act in connection with the Arrangement as set forth in the Plan of Arrangement;

    - adopt a plan of or resolutions providing complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of our Company or any of our subsidiaries;

    - authorize or enter into any formal or informal agreement or otherwise make any commitment to take any action which would make any of the representations or warranties of our Company contained in the Merger Agreement untrue or incorrect, or prevent our Company from performing or cause our Company not to perform its covenants in all material respects under the Merger Agreement or result in any of the conditions to the Arrangement as set forth in the Merger Agreement not being satisfied;

    - enter into any license agreements, except software licenses in the ordinary course of business consistent with past practices; and

    - enter into, adopt or assume any agreement, commitment or arrangement which obligates our Company or any of our subsidiaries to act or to refrain from acting in violation of, or in a manner inconsistent with, any of the foregoing.

ADDITIONAL AGREEMENTS

    In the Merger Agreement, we agreed to take certain actions prior to completion of the Arrangement. These include, among others:

    - transfer those assets of Visible Genetics, to be specified by Bayer, to a wholly-owned subsidiary of Visible Genetics, incorporated after July 23, 2002 under the Act, in exchange for shares of that subsidiary; provided that:

       * the assets to be transferred must constitute less than all or substantially all of the assets of our Company; and

       * Bayer may not request a transfer of assets which would require us to obtain the approval of our shareholders in order to complete the transfer; and

    - complete the transfer and validation of the production of our TRUGENE HIV-1 Genotyping Kit and all of its required subcomponents from our Pittsburgh, Pennsylvania facility to our Suwanee, Georgia facility and take all actions necessary to ensure that our Suwanee facility is FDA-registered and is otherwise in material compliance with applicable laws.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of our Company, including representations and warranties as to:

    - its due organization, valid existence and qualification to do business in certain jurisdictions, and its corporate power and authority to own and operate its assets and carry on its business;

    - its capitalization and the ownership of its share capital and obligations with regard to its share capital;

    - the due organization, valid existence, good standing and qualification to do business in certain jurisdictions of its subsidiaries, and their corporate power and authority to own and operate their respective assets and carry on their respective businesses;

    - its power and authority to enter into and perform its obligations under the Merger Agreement and other ancillary agreements related to the Arrangement;

    - the additional actions, approvals, filings and consents that it is required to obtain in order to complete the Arrangement;

    - the enforceability of the Merger Agreement and other ancillary agreements;

    - the receipt of the fairness opinion from Bear Stearns and the fact that the fairness opinion has not been withdrawn, revised or modified in any respect;

    - the fact that it will recommend that the shareholders vote to approve the Arrangement Resolution and that its directors and executive officers have indicated their intention to vote in favor of the Arrangement Resolution;

    - the absence of conflict between the Merger Agreement and other ancillary agreements related to the Arrangement, on the one hand, and its organizational documents, applicable law and material contracts, on the other;

    - the accuracy of its filings with the Securities and Exchange Commission, and the financial statements included therein;

    - the absence of any undisclosed material liability or obligation;

    - the absence of certain changes in its business condition since March 31, 2002;

    - the absence of any undisclosed claims, litigation, investigations, proceedings, judgments or injunctions or orders against it;

    - the correctness and completeness of the information in this Proxy Statement, and in its competition law filings;

    - its compliance with applicable laws and its possession of all necessary permits and licenses;

    - its duly and timely filing of its tax returns and the correctness and completeness of such tax returns, and its payment of taxes and related matters;

    - the status of, and its compliance with the requirements of, its employee benefit plans and programs;

    - its compliance with all applicable laws, including employment, health and safety, environmental and food and drug laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977;

    - the ownership of its intellectual property and the absence of infringement of third party intellectual property rights by it;

    - its title to and in its assets and real property leases;

    - the correctness and completeness of its disclosure of transactions with its affiliates;

    - its material contracts;

    - its suppliers;

    - its insurance carriers and policies;

    - the absence of any non-competition or other similar agreement, commitment, judgment, injunction, order or decree which could reasonably be expected to have the effect of prohibiting or impairing its or any of its subsidiaries business as currently conducted; and

    - the absence of any undisclosed fact which, alone or together with another fact, would reasonably be expected to have a "material adverse effect."

    A "MATERIAL ADVERSE EFFECT" means any change, effect, event or occurrence on the business, properties, assets, liabilities, obligations, condition (financial or otherwise), prospects or results of operations of our Company and our subsidiaries taken as a whole that is or would be reasonably expected to be material and adverse to the business, operations, regulatory status, financial condition or results of operation, except for:

    - material and adverse changes arising primarily out of or resulting primarily from general economic, financial or market conditions;

    - material and adverse changes arising primarily out of or primarily resulting from conditions or circumstances generally affecting the human diagnostics industry; or

    - material and adverse changes arising primarily out of or primarily resulting from the announcement of the Merger Agreement or the Arrangement.

                 SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS,
                    MANAGEMENT AND DIRECTORS OF THE COMPANY

    The following table provides information regarding the beneficial ownership of the Company Common Shares and the Company Preferred Shares as of the Record Date by:

    - each person known by us to be the beneficial owner of more than 5% of the Company Common Shares or the Company Preferred Shares;

    - each of our executive officers and directors individually; and

    - all of our executive officers and directors as a group.

    Beneficial ownership is determined according to the rules of the Securities and Exchange Commission. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named below have sole voting and investment power with respect to all Company Shares shown as beneficially owned by them.

    Our directors and executive officers own a total of 83,242 Company Common Shares and no Company Preferred Shares. This does not include Company Common Shares beneficially owned by certain affiliates of our directors and executive officers, as described in footnotes 8 and 9. Our directors and executive officers also own options to acquire a total of 1,111,376 Company Common Shares. These options have exercise prices ranging from $3.50 per share to $48.88 per share and none are in-the-money.

    The table below indicates the percentage beneficially owned by each person based upon 19,203,291 Company Common Shares and 25,153 Company Preferred Shares, convertible into 3,037,757 Company Common Shares, outstanding as of the Record Date. The shares that a person has the right to acquire are deemed to be outstanding solely for purposes of calculating that person's percentage ownership.

                                                                  NUMBER OF
                                                                COMMON SHARES
                                                          BENEFICIALLY OWNED OR OVER
                                                          WHICH CONTROL OR DIRECTION    PERCENTAGE
NAME                                                             IS EXERCISED           OF CLASS(1)
----                                                      --------------------------   -------------
Franklin Resources, Inc.(2).............................               3,022,256                13.6%
Warburg Pincus LLC(3)...................................               2,707,197                12.2%
Deutsche Bank AG(4).....................................               1,723,873                 7.8%
Richard T. Daly.........................................                 355,824(5)              1.6%
Thomas J. Clarke........................................                  19,209(5)                *
Timothy W. Ellis........................................                  81,761(5)(6)             *
Dr. Arthur W.G. Cole....................................                 124,166(5)                *
Marguerite Ethier.......................................                  11,937(5)(7)             *
Dr. Brendan Larder......................................                  35,833(5)                *
David Galloway..........................................                   7,500(5)                *
Sheldon Inwentash(8)....................................                  30,000(5)                *
J. Spencer Lanthier.....................................                  22,813(5)                *
Jacques R. Lapointe.....................................                  22,813(5)                *
Jonathan Leff(9)........................................                     244                   *
Dr. Heather Munroe-Blum.................................                   9,375(5)                *
Dr. Lloyd M. Smith......................................                  52,020(5)(10)             *
Dr. Konrad Weis.........................................                  15,000(5)                *
All directors and executive officers as a group (14
  persons)(11)..........................................                 788,495                 3.4%

---------------------

*   Less than 1 percent.

(1) The information in this table is based on the Company's records, information provided to the Company by directors and executive officers and a review of Schedules 13D and 13G filed prior to September 3, 2002 by our shareholders with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Company Common Shares subject to options and/or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options and/or warrants but are not deemed outstanding for computing the percentage ownership of any other person. This information is based on 22,241,048 voting shares outstanding as of September 3, 2002, which includes 3,037,757 Company Common Shares issuable upon conversion of the Company Preferred Shares as of September 3, 2002, including accrued and unpaid dividends through July 15, 2002. The next dividend accrual date for the Company Preferred Shares is October 15, 2002. If the Special Meeting is postponed to a date between October 15, 2002 and January 14, 2003, the number of Company Common Shares issuable upon conversion of the Company Preferred Shares will increase and the number of voting shares outstanding will be 22,271,426, including 3,068,135 common shares issuable upon conversion of the Company Preferred Shares.

(2) The information for Franklin Resources, Inc. contained in this table is based upon information contained in Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002. Franklin Adviser, Inc., as investment advisor to Franklin Resources, Inc., has sole investment and dispositive power over these securities. Charles B. Johnson and Robert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and may be deemed (for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) to be the beneficial owners of these securities.

(3) Consists of (i) 1,267,200 common shares held by Warburg, Pincus Equity Partners, L.P., which includes 1,267,132 common shares issuable upon conversion of Company Preferred Shares which it owns; (ii) 1,340,954 common shares held by Warburg, Pincus Ventures International, L.P., which includes 1,340,922 common shares issuable upon conversion of Company Preferred Shares which it owns; (iii) 40,226 common shares held by Warburg, Pincus Netherlands Equity Partners, I, C.V., which includes 40,217 common shares issuable upon conversion of Company Preferred Shares which it owns; (iv) 26,817 common shares held by Warburg, Pincus Netherlands Equity Partners, II, C.V., which includes 26,811 common shares issuable upon conversion of Company Preferred Shares which it owns; (v) 6,692 common shares held by Warburg, Pincus Netherlands Equity Partners III, C.V. (together with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Ventures International, L.P., Warburg, Pincus Netherlands Equity Partners, I, C.V., and Warburg, Pincus Netherlands Equity Partners, II, C.V., the "WP FUNDS"), which includes 6,642 common shares issuable upon conversion of Company Preferred Shares which it owns; and (vi) 25,308 common shares held by Warburg, Pincus & Co. ("WP"), which is the sole general partner of each of the WP Funds. Each of these funds is managed by Warburg Pincus LLC ("WP LLC"). Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC, and may be deemed to control both entities. Jonathan S. Leff, a director of the Company, is a general partner of WP and a managing director and member of WP LLC. Mr. Leff may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by these shareholders. Mr. Leff disclaims beneficial ownership of all such shares. If the Special Meeting is postponed to a date between October 15, 2002 and January 14, 2003, the number of Company Common Shares that the WP Funds will be entitled to receive upon conversion of their Company Preferred Shares will increase to 2,708,541, and the total number of Company Common Shares beneficially owned by the WP Funds will be 2,734,014 (12.3%).

(4) The information for Deutsche Bank AG contained herein is based upon information contained in Schedule 13G filed with the Securities and Exchange Commission on February 1, 2002. Includes 356,033 common shares issuable upon conversion of 2,948 Company Preferred Shares which it owns and, as of December 31, 2001, 765,000 Company Common Shares which is beneficially owned through its affiliate DWS Investment GmbH. If the Special Meeting is postponed to a date between

    October 15, 2002 and January 14, 2003, the number of Company Common Shares that Deutsche Bank AG will be entitled to receive upon conversion of its Company Preferred Shares will increase to 359,594, and the total number of Company Common Shares beneficially owned by Deutsche Bank AG will be 1,727,434 (7.8%).

(5) Includes Company Common Shares subject to options exercisable within 60 days from the Record Date ("VESTED OPTIONS"), but does not include Company Common Shares subject to options not exercisable within 60 days from the Record Date ("UNVESTED OPTIONS"), which, if the shareholders approve the Arrangement Resolution and the Arrangement is completed, will vest immediately prior to the Effective Time of the Arrangement, as set forth in the following table:

                                                    NUMBER OF         NUMBER OF
NAME                                              VESTED OPTIONS   UNVESTED OPTIONS
----                                              --------------   ----------------
Richard T. Daly.................................     315,002           129,999
Thomas J. Clarke................................      19,209            42,791
Timothy W. Ellis................................      80,416            39,584
Dr. Arthur W.G. Cole............................     124,166            25,834
Marguerite Ethier...............................      11,876            27,499
Dr. Brendan Larder..............................      35,833            79,167
David Galloway..................................       7,500            22,500
Sheldon Inwentash...............................      30,000                --
J. Spencer Lanthier.............................      22,813             7,187
Jacques R. Lapointe.............................      22,813             7,187
Dr. Heather Munroe-Blum.........................       9,375            20,625
Dr. Lloyd M. Smith..............................      11,250             3,750
Dr. Konrad Weis.................................      15,000                --

    None of the Vested Options or the Unvested Options are in-the-money.

    This also does not include 75 Company Common Shares and 1,034 Company Common Shares that Messrs. Daly and Ellis, respectively, will be entitled to receive from the Company as matching shares under the ESOP, which if the shareholders approve the Arrangement Resolution and the Arrangement is completed, will vest immediately prior to the Effective Time of the Arrangement.

(6) Includes 1,345 Company Common Shares that Mr. Ellis purchased through the ESOP between 1999 and July 15, 2002, which were inadvertently excluded from previous documents filed with or furnished to the SEC.

(7) Includes 61 Company Common Shares that Ms. Ethier purchased through the ESOP during 2000, which were inadvertently excluded from previous documents filed with or furnished to the SEC.

(8) Mr. Inwentash is a director of the Company. This table does not include 816,684 Company Common Shares that are owned of record by GeneVest Inc. ("GENEVEST"). Mr. Inwentash is the President and Chief Executive Officer of GeneVest and together with his affiliates, beneficially owns 45% of its issued and outstanding common shares.

(9) Mr. Leff is a director of the Company. The number of Company Common Shares which he owns excludes 25,473 Company Common Shares and 2,681,724 Company Common Shares issuable upon conversion of 22,205 Company Preferred Shares, as of September 3, 2002, owned by certain affiliated funds managed by WP LLC. Mr. Leff, who is a managing director and member of WP LLC, disclaims beneficial ownership of those shares.

(10) Includes 40,770 Company Common Shares that Dr. Smith received upon the exercise of options during August 2000, which were inadvertently excluded from previous documents filed with or furnished to the SEC.

(11) Includes options, exercisable within 60 days of the Record Date (none of which are in-the-money), to purchase an aggregate of 705,253 Company Common Shares, but does not include options, which, if the shareholders approve the Arrangement Resolution and the Arrangement is completed, will vest immediately prior to the Effective Time of the Arrangement (none of which are in-the-money), to purchase an aggregate of 406,123 Company Common Shares. Also excludes 1,109 Company Common Shares issuable under the ESOP, which, if the shareholders approve the Arrangement Resolution and the Arrangement is completed, will vest immediately prior to the Effective Time of the Arrangement and Company Shares beneficially owned by WP LLC and GeneVest.

    As of the Record Date, there were 25,153 Company Preferred Shares issued and outstanding. Of those, 22,205 (88.3%) Company Preferred Shares are owned by certain affiliated funds managed by WP LLC, and 2,948 (11.7%) Company Preferred Shares are owned by Deutsche Bank AG.

                             SHAREHOLDER PROPOSALS

    If the Arrangement Resolution is approved and the Arrangement is completed, you will no longer own shares of the Company, and the Company will not solicit proxies for an annual meeting in 2003. If the Arrangement Resolution is not approved, the Company intends to conduct the next annual meeting of its shareholders in approximately June 2003. If you want to have a shareholder proposal considered for inclusion in the proxy statement for that meeting, you must submit the proposal in writing to the Secretary of the Company at its principal executive offices no later than April 13, 2003.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Company files reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Public Reference Room          Midwest Regional Office        Northeast Regional Office
450 Fifth Street, N.W.         175 West Jackson Boulevard     233 Broadway
Room 1024                      Suite 900                      New York, New York 10279
Washington, D.C. 20549         Chicago, Illinois 60604

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE PROXY SOLICITATION IN THAT JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT DOES NOT MEAN, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO OUR COMPANY AND ITS SUBSIDIARIES WAS PROVIDED BY OUR COMPANY AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO BAYER AND ITS SUBSIDIARIES WAS PROVIDED BY BAYER.

              APPROVAL OF THE VISIBLE GENETICS BOARD OF DIRECTORS

    The contents and the sending of the Proxy Statement have been approved by the Company's Board of Directors.

                                                       By:  /s/ RICHARD T. DALY
                                                            -----------------------------------
                                                            Name: Richard T. Daly
                                                            Title:  Chief Executive Officer

                                                       By:  /s/ THOMAS J. CLARKE
                                                            -----------------------------------
                                                            Name: Thomas J. Clarke
                                                            Title:  Chief Financial Officer

                                                                         ANNEX A

                                MERGER AGREEMENT
                                  BY AND AMONG
                               BAYER CORPORATION,
                            2014011 ONTARIO INC. AND
                             VISIBLE GENETICS INC.
                           DATED AS OF JULY 23, 2002

ARTICLE 1  THE ARRANGEMENT...........................................   A-1
  SECTION 1.1   The Arrangement......................................   A-1
  SECTION 1.2   Implementation Steps by the Company..................   A-1
  SECTION 1.3   Implementation Steps by Parent and Purchaser.........   A-2
  SECTION 1.4   Interim Order........................................   A-3
  SECTION 1.5   Articles of Arrangement..............................   A-3
  SECTION 1.6   Company Circular.....................................   A-3
  SECTION 1.7   Preparation of Filings...............................   A-4
  SECTION 1.8   Effective Time.......................................   A-5
  SECTION 1.9   Treatment of Company Options.........................   A-5
  SECTION 1.10  Treatment of Other Share Based Plans.................   A-6
  SECTION 1.11  Closing Matters......................................   A-6
ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF PARENT AND
  PURCHASER..........................................................   A-6
  SECTION 2.1   Organization and Qualification.......................   A-6
  SECTION 2.2   Authority; Non-Contravention; No Breach..............   A-7
  SECTION 2.3   Litigation...........................................   A-8
  SECTION 2.4   Investment Canada....................................   A-8
  SECTION 2.5   Financial Capacity...................................   A-8
  SECTION 2.6   Information in Disclosure Documents..................   A-8
  SECTION 2.7   Financial Advisor....................................   A-9
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   A-9
  SECTION 3.1   Organization and Qualification.......................   A-9
  SECTION 3.2   Capitalization.......................................   A-9
  SECTION 3.3   Subsidiaries.........................................  A-11
  SECTION 3.4   Authority; Non-Contravention; No Breach..............  A-12
  SECTION 3.5   SEC Reports and Financial Statements.................  A-14
  SECTION 3.6   Absence of Undisclosed Liabilities...................  A-15
  SECTION 3.7   Absence of Certain Changes or Events.................  A-15
  SECTION 3.8   Litigation...........................................  A-16
  SECTION 3.9   Information in Disclosure Documents..................  A-17
  SECTION 3.10  Compliance with Applicable Laws; Permits.............  A-17
  SECTION 3.11  Taxes................................................  A-18
  SECTION 3.12  Employee Benefit Plans...............................  A-20
  SECTION 3.13  Labor Relations......................................  A-24
  SECTION 3.14  Environmental Matters................................  A-26
  SECTION 3.15  Intellectual Property................................  A-27
  SECTION 3.16  Regulatory Matters...................................  A-31
  SECTION 3.17  Title to Assets; Liens...............................  A-32
  SECTION 3.18  Real Property........................................  A-32
  SECTION 3.19  Certain Relationships; Transactions with
                  Management.........................................  A-34
  SECTION 3.20  Material Contracts...................................  A-34
  SECTION 3.21  Suppliers............................................  A-35

                Financial Advisor....................................  A-36
 SECTION 3.22
  SECTION 3.23  Opinion of Financial Advisor.........................  A-36
  SECTION 3.24  Insurance............................................  A-36
  SECTION 3.25  Certain Business Practices...........................  A-36
  SECTION 3.26  Business Activity Restriction........................  A-37
  SECTION 3.27  No Material Adverse Effect...........................  A-37
ARTICLE 4  CONDUCT OF BUSINESS PENDING THE ARRANGEMENT...............  A-37
  SECTION 4.1   Conduct of Business by the Company Pending the
                  Arrangement........................................  A-37
  SECTION 4.2   Control of the Company's Operations..................  A-41
ARTICLE 5  ADDITIONAL AGREEMENTS.....................................  A-42
  SECTION 5.1   Access to Information; Confidentiality...............  A-42
  SECTION 5.2   Indemnification......................................  A-42
  SECTION 5.3   Employment and Benefits..............................  A-44
  SECTION 5.4   Company Warrants.....................................  A-45
  SECTION 5.5   Agreement to Cooperate...............................  A-45
  SECTION 5.6   Premerger Notification Filings.......................  A-47
  SECTION 5.7   Public Statements....................................  A-47
  SECTION 5.8   Notification of Certain Matters......................  A-48
  SECTION 5.9   No Solicitation......................................  A-48
  SECTION 5.10  Right to Accept a Superior Proposal..................  A-50
  SECTION 5.11  Amendments to Disclosure Documents...................  A-51
  SECTION 5.12  Purchase of Shares in French Subsidiary..............  A-52
  SECTION 5.13  Transfer to Georgia Facility.........................  A-52
ARTICLE 6  CONDITIONS................................................  A-52
  SECTION 6.1   Conditions to Each Party's Obligation to Effect the
                  Arrangement........................................  A-52
  SECTION 6.2   Additional Conditions to Obligation of the Company to
                  Effect the Arrangement.............................  A-53
  SECTION 6.3   Additional Conditions to Obligations of Parent and
                  Purchaser to Effect the Arrangement................  A-54
  SECTION 6.4   Satisfaction of Conditions...........................  A-57
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.........................  A-58
  SECTION 7.1   Termination..........................................  A-58
  SECTION 7.2   Effect of Termination; Termination Fee; Specific
                  Performance........................................  A-59
  SECTION 7.3   Amendment............................................  A-61
  SECTION 7.4   Waiver...............................................  A-61
ARTICLE 8  GENERAL PROVISIONS........................................  A-61
  SECTION 8.1   Non-Survival of Representations and Warranties.......  A-61
  SECTION 8.2   Fees and Expenses....................................  A-61
  SECTION 8.3   Notices..............................................  A-62
  SECTION 8.4   Interpretation.......................................  A-63

  SECTION 8.5   Governing Law; Jurisdiction and Venue................  A-63
  SECTION 8.6   Counterparts.........................................  A-64
  SECTION 8.7   Parties in Interest..................................  A-64
  SECTION 8.8   Severability.........................................  A-64
  SECTION 8.9   Amalco as Successor; Parent as Obligor...............  A-64
  SECTION 8.10  Assignment...........................................  A-65
  SECTION 8.11  Third-Party Beneficiaries............................  A-65
  SECTION 8.12  Further Assurances...................................  A-65
  SECTION 8.13  Incorporation of Exhibits............................  A-65
  SECTION 8.14  Entire Agreement.....................................  A-65
ARTICLE 9  DEFINITIONS...............................................  A-66

                                MERGER AGREEMENT

    THIS MERGER AGREEMENT, dated as of July 23, 2002 (this "AGREEMENT"), by and among Bayer Corporation, an Indiana corporation ("PARENT"), 2014011
Ontario Inc., an Ontario corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and Visible Genetics Inc., an Ontario corporation (the "COMPANY").

                                    RECITALS

    1. ARTICLE 9 of this Agreement sets forth the definition of capitalized terms used in this Agreement.

    2. The parties desire to propose to the shareholders of the Company an Arrangement under Section 182 of the Act, substantially on the terms and subject to the conditions set forth in the Plan of Arrangement attached hereto as ANNEX A.

    3. The Board of Directors of the Company has determined that the Arrangement is fair to the Company and in the best interests of the shareholders of the Company, has approved the transactions contemplated by this Agreement, including the Arrangement, and has determined to recommend that the shareholders of the Company vote in favor of the Arrangement Resolution, all upon the terms and subject to the conditions set forth herein.

    4. In furtherance of the Arrangement, the Board of Directors of the Company has agreed to submit the Plan of Arrangement to the shareholders of the Company and the Ontario Superior Court of Justice for approval, subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                THE ARRANGEMENT

    SECTION 1.1 THE ARRANGEMENT

    The parties hereby agree that the Arrangement shall be effected on the terms and conditions provided for in this Agreement and the Plan of Arrangement attached hereto as Annex A subject to such amendment as agreed to among the parties.

    SECTION 1.2 IMPLEMENTATION STEPS BY THE COMPANY

    The Company covenants in favor of Parent and Purchaser that the Company, subject, in each case, to SECTIONS 5.9 AND 5.10 of this Agreement, shall:

        (a) as soon as reasonably practicable and in any event no later than thirty (30) days after the date hereof, apply in a manner reasonably acceptable to Parent and Purchaser under Section 182 of the Act for an order approving the Arrangement, and, in connection with such application, shall file an application for an Interim Order, and thereafter proceed with and diligently seek the Interim Order;

        (b) in accordance with the Interim Order, convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution (and for no other purpose unless reasonably agreed to by Parent and Purchaser) as soon as reasonably practicable and in any event no later than forty
    (40) days after mailing of the Company Circular;

        (c) recommend to the Company Shareholders the approval of the Arrangement Resolution;

        (d) except as required for quorum purposes, not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) or fail to call the Company Meeting without Parent's prior written consent, except as required by Law;

        (e) solicit from the Company Shareholders proxies in favor of the approval of the Arrangement Resolution, including, if so requested by Parent, using the services of dealers and proxy solicitation services, and take all other action that is necessary or desirable to secure the requisite approval of the Arrangement Resolution by the Company Shareholders;

        (f) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

        (g) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the Act to give effect to the Arrangement.

    SECTION 1.3 IMPLEMENTATION STEPS BY PARENT AND PURCHASER

    Each of Parent and Purchaser covenants in favor of the Company that Parent shall cause Purchaser to, and Purchaser shall, subject to obtaining the Final Order and the satisfaction or waiver of the other conditions set forth in
SECTION 6.3 of this Agreement and in accordance with the terms and conditions of any agreement entered into among Parent, Purchaser and the Depositary, which agreement is reasonably satisfactory to the Company, deposit or cause to be deposited with the Depositary, on the Business Day prior to the anticipated Effective Date, immediately available funds (the "FUNDS") equal to the aggregate Common Share Consideration and Preferred Share Consideration. Any and all interest earned on the Funds shall be paid over to Parent by the Depositary as Parent shall direct.

    SECTION 1.4 INTERIM ORDER

    The application referred to in SECTION 1.2(A) shall request that the Interim Order provide:

        (a) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

        (b) that the requisite approval for the Arrangement Resolution shall be
    (i) not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Shares who are represented at the Company Meeting voting together as a single class, (ii) not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Preferred Shares who are represented at the Company Meeting and (iii) not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Common Shares who are represented at the Company Meeting;

        (c) that, in all other respects, the terms, restrictions and conditions of the Company's Organizational Documents, including quorum requirements and all other matters, shall apply in respect of the Company Meeting; and

        (d) for the grant of the Dissent Rights.

    SECTION 1.5 ARTICLES OF ARRANGEMENT

    The Articles of Arrangement shall, together with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement, as a result of which, among other things:

        (a) each holder of Company Common Shares (other than any holder who has properly exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Company Common Shares) will be entitled to receive U.S.$1.50 in cash, without interest, per Company Common Share (the "COMMON SHARE CONSIDERATION"); and

        (b) each holder of Company Preferred Shares (other than any holder who has properly exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Company Preferred Shares) will be entitled to receive U.S.$1,000.00 in cash, per Company Preferred Share, plus an amount equal to all accrued or declared and unpaid dividends on such Company Preferred Share through and including the Effective Date (the "PREFERRED SHARE CONSIDERATION").

    SECTION 1.6 COMPANY CIRCULAR

    As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and complete, in consultation with Purchaser and Parent, the Company Circular (and any amendments thereto) together with any other documents required by applicable Law in connection with the Company Meeting and Arrangement. As promptly as reasonably practicable thereafter, and after obtaining the Interim Order, but subject to obtaining any required Regulatory Approvals in connection with mailing the Company Circular and subject to the provisions of SECTIONS 5.9 AND 5.10, the Company shall cause the Company Circular and other documentation required in connection with the Company Meeting to be sent to each Company Shareholder and to be filed with or submitted to applicable Governmental Authorities, as required by the Interim Order and applicable Law. Subject to SECTION 5.10, the Company Circular shall include the recommendation in favor of the Arrangement by the Board of Directors of the Company.

    SECTION 1.7 PREPARATION OF FILINGS

    Subject to the applicability of the provisions of SECTIONS 5.9 and 5.10:

        (a) The parties shall cooperate in the preparation and filing of any application for the Interim Order and Final Order and the preparation of any other documents reasonably deemed by any of the parties to be necessary to discharge their respective obligations under Law or otherwise under this Agreement in connection with the Arrangement and the other transactions contemplated hereby.

        (b) The parties shall cooperate in the taking of all such action as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

        (c) Each of the parties shall promptly furnish to the other all information concerning it and its shareholders as may be required for the effectuation of the actions described in SECTION 1.2 and SECTION 1.6 and the foregoing provisions of this SECTION 1.7 and the obtaining of all Regulatory Approvals, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

        (d) The Company shall use commercially reasonable efforts to ensure that the Company Circular complies with all Laws and, without limiting the generality of the foregoing, that the Company Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Parent, Purchaser or any Parent Subsidiary).

    The Company shall provide drafts of the Company Circular and any other documentation referred to in SECTION 1.6 to Parent with sufficient time for Parent to review and comment on such drafts.

        (e) Each of the parties shall promptly notify the other if at any time before the Effective Time it becomes aware that the Company Circular or an application for an order or any other document described in SECTION 1.6(A) contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Company Circular or such application or document. In any such event, the parties shall cooperate in the preparation of a supplement or amendment to the Company Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Shareholders or filed with the relevant Governmental Authorities.

    SECTION 1.8 EFFECTIVE TIME

    The Arrangement shall become effective at the Effective Time on the Effective Date, which shall be the third Business Day following the date upon which the last of the conditions set forth in Article 6 is satisfied or waived, or such other time as the parties shall mutually agree upon.

    SECTION 1.9 TREATMENT OF COMPANY OPTIONS

    The Company shall cause the vesting of all Company Options, granted on or before the date hereof or granted after the date hereof to the extent consistent with SECTION 4.1(E)(V), to be accelerated prior to the Effective Date, such that all such outstanding options to acquire Company Shares are exercisable prior to the Effective Date. Parent and the Company agree that any unexercised Company Options outstanding at the Effective Time shall be cancelled. Notwithstanding anything to the contrary in Article 4, the Company may (i) subject to applicable Law, including applicable tax withholding Law, offer to enter into agreements with holders of Company Options pursuant to which the Company Options of each such holder shall be cancelled at the Effective Time in exchange for a cash payment to such holder in an amount equal to the product of (A) the difference between the exercise price of such holder's in-the-money Company Options and the Common Share Consideration, multiplied by (B) the number of Company Shares issuable upon the exercise of such in-the-money Company Options, and
(ii) arrange daylight loans to holders of Company Options to facilitate the exercise of their Company Options prior to the Effective Date; provided, however, that such loans shall be made only to a holder who agrees that the amount payable to such holder for the holder's Company Shares under the Plan of Arrangement shall be applied against the principal amount of such loan and pledges the Company Common Shares underlying the Company Options.

    SECTION 1.10 TREATMENT OF OTHER SHARE BASED PLANS

    The Company shall immediately after the date hereof amend the Company ESOP so as to ensure that no further employee or employer contributions shall be made thereunder. Notwithstanding anything in Article 4, the Company may amend the terms of the Company ESOP to provide for the immediate vesting of all employer contributions under the Company ESOP made up to and including the date hereof. Pursuant to the Company ESOP, the Company Common Shares of each participant in the Company ESOP who has purchased Company Common Shares thereunder shall be delivered to such participant or pursuant to the instructions of such participant.

    SECTION 1.11 CLOSING MATTERS

    The closing of the Arrangement (the "CLOSING") shall take place at the New York City office of Wilmer, Cutler & Pickering, located at 399 Park Avenue, at 9:00 a.m. (Toronto time) on the Effective Date. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall deliver at the closing the documents set forth in Article 6.

                                   ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

    Parent and Purchaser jointly and severally represent and warrant to the Company, as of the date hereof, and pursuant to and in accordance with
SECTION 6.2(B), as of the Effective Date, as follows:

    SECTION 2.1 ORGANIZATION AND QUALIFICATION

    Parent is a corporation duly organized, validly existing and in good standing under the laws of Indiana and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Purchaser is a corporation duly organized and validly existing under the laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Purchaser is qualified to do business in each jurisdiction in which the respective properties owned, leased or operated by them or the nature of the respective business conducted by them makes such qualification necessary, except where the failure to be so qualified, when taken together with all other such failures, would not reasonably be expected to have a Parent Material Adverse Effect. True, accurate and complete copies of each of Parent's and Purchaser's Articles of Incorporation and Bylaws or other similar organizational documents, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

    SECTION 2.2 AUTHORITY; NON-CONTRAVENTION; NO BREACH

    (a) Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement and the other Arrangement Documents to which it is a party, and to assume and perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Arrangement Documents to which each of Parent and Purchaser is a party, the performance of their respective obligations hereunder and thereunder, including consummation of the Arrangement, have been duly authorized by all requisite corporate action on the part of each of Parent and Purchaser. Parent, as sole shareholder of Purchaser, has approved this Agreement and the consummation of the Arrangement. All corporate proceedings on the part of Parent and Purchaser that are necessary to authorize this Agreement and the other Arrangement Documents to which they are a party or to perform the transactions contemplated hereby and thereby have been obtained. This Agreement has been, and the other Arrangement Documents have been or will be, as the case may be, duly authorized, executed and delivered by each of Parent and Purchaser, and (assuming such Arrangement Documents are or will be duly authorized, executed and delivered by the Company) constitute or will constitute, as the case may be, a valid and binding obligation of each of Parent and Purchaser, enforceable against them in accordance with their respective terms, except that, in the case of all of the foregoing, (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

    (b) The execution and delivery by each of Parent and Purchaser of this Agreement and the other Arrangement Documents to which they are a party do not, and, the performance by each of Parent and Purchaser of their respective obligations hereunder and thereunder, including consummation of the Arrangement, will not, (i) conflict with or violate any provision of their respective articles of incorporation or bylaws (or other equivalent organizational documents); (ii) conflict with or violate any Law (subject to SECTION 2.2(C) and obtaining applicable Regulatory Approvals) applicable to Parent or Purchaser, or
(iii) conflict with, violate or result in any breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination, amendment or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Purchaser pursuant to (in each case, with or without, the lapse or the giving of notice or both) any material contract, agreement, license, permit, lease, commitment or other instrument or obligation applicable to Parent, Purchaser or any Parent Subsidiary, or their respective properties or assets, other than any conflicts, breaches, violations, or defaults which, either singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or would not prevent or delay the consummation of the Arrangement.

    (c) The execution, delivery and performance by each of Parent and Purchaser of this Agreement and the other Arrangement Documents to which they are a party do not, and, the performance by each of Parent and Purchaser of their respective obligations hereunder and thereunder, including the consummation of the Arrangement, will not, require Parent, Purchaser or any Parent Subsidiary to obtain any consent, approval, authorization, permit or action of or waiver from, or make any filing with, or give any notice to, any third party, including, without limitation, any Governmental Authority, except (i) for the filing by Parent pursuant to the HSR Act, if applicable, the Competition Act and applicable European Competition Laws and (ii) for the filing and certification of the Articles of Arrangement with the Director pursuant to the Act, and
(iii) pursuant to applicable requirements of the Exchange Act, the Securities Act, the Act, and applicable Canadian securities Laws, if any.

    SECTION 2.3 LITIGATION

    There are no claims, suits, actions, investigations or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent, Purchaser or any of the Parent Subsidiaries, before any Governmental Authority that would reasonably be expected to prevent or delay the consummation of the Arrangement. Neither Parent, Purchaser nor any of the Parent Subsidiaries is subject to any restriction, judgment, decree, injunction, rule or order of any Governmental Authority, which restriction, judgment, decree, injunction, rule or order prohibits, restrains, restricts or would reasonably be expected to prevent or delay, the consummation of the Arrangement.

    SECTION 2.4 INVESTMENT CANADA

    The Purchaser is a WTO Investor within the meaning of the Investment Canada Act (Canada).

    SECTION 2.5 FINANCIAL CAPACITY

    Parent has currently available to it, and will have at the Effective Time, current assets and available credit facilities sufficient to fund the consideration payable to the Company Shareholders in accordance with the terms of the Arrangement.

    SECTION 2.6 INFORMATION IN DISCLOSURE DOCUMENTS

    (a) None of the information with respect to Parent, Purchaser or Parent Subsidiaries provided in writing by or on behalf of such Person or Persons expressly for the purpose of inclusion in the Company Circular will, at the time of the mailing of the Company Circular and any amendments or supplements thereto, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (b) None of the information with respect to Parent, Purchaser or Parent Subsidiaries included or incorporated by reference in any Premerger Notification Filing made by the Parent or Purchaser, or any amendments or supplements thereto, or provided in writing by or on behalf of such Person or Persons expressly for the purpose of inclusion in any Premerger Notification Filing made by the Company, or any amendments or supplements thereto, will at the time of filing and at the time any waiver or approval is granted or any waiting period is terminated contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 2.7 FINANCIAL ADVISOR

    Except for Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any other transactions contemplated by this Agreement or any Arrangement Document based upon arrangements made by or on behalf of the Parent or the Purchaser or any officer, director, employee or shareholder thereof.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Purchaser, as of the date hereof, and pursuant to and in accordance with SECTION 6.3(B), as of the Effective Date, as follows:

    SECTION 3.1 ORGANIZATION AND QUALIFICATION

    The Company is a corporation duly organized and validly existing under the laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified, when taken together with all other such failures, would not reasonably be expected to have a Company Material Adverse Effect. True, accurate and complete copies of the Company's Organizational Documents, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. The minute and record books of the Company contain complete and accurate minutes of all meetings of and resolutions passed by the directors and shareholders of the Company since incorporation.

    SECTION 3.2 CAPITALIZATION

    (a) The authorized share capital of the Company consists of an unlimited number of Company Common Shares and an unlimited number of shares of preferred stock of the Company, issuable in series, of which 33,950 shares have been authorized as Company

Preferred Shares. As of the date hereof, (i) 19,203,291 Company Common Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 25,153 Company Preferred Shares are issued and outstanding, which, including dividends accrued through July 15, 2002, are convertible into 3,037,757 Company Common Shares, all of which Company Preferred Shares are validly issued, fully paid and nonassessable. The name of each record holder of a Company Option or Company Warrant, the grant date of each Company Option or Company Warrant, the number of Company Common Shares for which each Company Option or Company Warrant is exercisable, with respect to any Company Option whose exercise price per share is less than or equal to the Common Share Consideration, the exercise price of such Company Option, and with respect to any Company Warrant, the expiration date and exercise price of such Company Warrants are set forth in SCHEDULE 3.2(A) OF THE COMPANY DISCLOSURE SCHEDULE. All Company Common Shares subject to issuance as discussed in this SECTION 3.2, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

    (b) Except (i) for the rights which attach to the Company Preferred Shares as described in the Organizational Documents, the Company Options and the Company Warrants or (ii) as set forth in SCHEDULE 3.2(B) OF THE COMPANY DISCLOSURE SCHEDULE, as of the date hereof there are not, and as of the Effective Date there will not be, outstanding any options, warrants or other rights, arrangements, commitments or other agreements of any character obligating the Company to issue Company Common Shares, Company Preferred Shares or any other equity security of the Company, and as of the date hereof there are not, and as of the Effective Date there will not be, any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding equity security of the Company. Except as disclosed on
SCHEDULE 3.2(B) OF THE COMPANY DISCLOSURE SCHEDULE, there are no outstanding contractual obligations of Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. Except as disclosed on SCHEDULE 3.2(B) OF THE COMPANY DISCLOSURE SCHEDULE, (i) no shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of the Company and (ii) there are no existing voting trusts or similar agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting of the voting securities of the Company or any of the Company Subsidiaries.

    (c) As of the date of this Agreement, the sum of (i) the total number of Company Common Shares issued and outstanding and (ii) the total number of Company Common Shares issuable pursuant to (x) Company Options with exercise prices not greater than the Common Share Consideration and (y) Company Warrants with exercise prices not greater than the Common Share Consideration is equal to 19,222,716.

    SECTION 3.3 SUBSIDIARIES

    (a) SCHEDULE 3.3(A) OF THE COMPANY DISCLOSURE SCHEDULE sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and (ii) the capitalization and percentage of each Company Subsidiary's outstanding stock or other equity interests owned by the Company or another Company Subsidiary. True, accurate and complete copies of the Company Subsidiaries' articles of incorporation or bylaws or other equivalent organizational documents, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been made available to Parent. Except as disclosed on SCHEDULE 3.3(A) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity or Person.

    (b) Each Company Subsidiary is a corporation duly organized, validly existing and, with respect to Company Subsidiaries organized in the United States (except GeneFoundry, Inc.), in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own and lease its assets and properties and to carry on its business as it is now being conducted. The minute and record books of each Company Subsidiary organized in the United States contain substantially complete and accurate minutes of all meetings of and resolutions passed by the directors and shareholders of each such Company Subsidiary since incorporation or organization. Each Company Subsidiary is qualified to do business and, with respect to the Company Subsidiaries organized in the United States (except GeneFoundry, Inc.), in good standing in each jurisdiction in which the respective properties owned, leased or operated by them or the nature of the respective business conducted by them makes such qualification necessary, except where the failure to be so qualified and in good standing, when taken together with all other such failures, would not reasonably be expected to have a Company Material Adverse Effect. All of the issued and outstanding equity interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed on SCHEDULE 3.3(B) OF THE COMPANY DISCLOSURE SCHEDULE, are owned by the Company or a Company Subsidiary free and clear of any Liens.

    (c) Except as contemplated in SECTION 5.12, as of the date hereof there are not, and as of the Effective Date there will not be, outstanding any options, warrants or other rights, arrangements, commitments or other agreements of any character to acquire the capital stock or equity security of any Company Subsidiary, and as of the date hereof there are not, and as of the Effective Date there will not be, any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding equity security of any Company Subsidiary. Except as disclosed on
SCHEDULE 3.2(B) OF THE COMPANY DISCLOSURE SCHEDULE, there are no outstanding contractual obligations of any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

    SECTION 3.4 AUTHORITY; NON-CONTRAVENTION; NO BREACH

    (a) The Company has full corporate power and authority to execute and deliver this Agreement and the other Arrangement Documents to which it is a party and to assume and perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the other Arrangement Documents to which it is a party, the performance of its obligations hereunder and thereunder, including consummation of the Arrangement, have been duly authorized by the Board of Directors of the Company (subject to the provisions of SECTIONS 5.9 and 5.10) and no other corporate action on the part of the Company is necessary to authorize this Agreement and the other Arrangement Documents to which it is a party and the transactions contemplated hereby and thereby, except that (i) the Company cannot consummate the Arrangement unless and until it receives the requisite approval by the holders of (A) Company Common Shares and Company Preferred Shares voting together as a single class, (B) Company Common Shares voting separately as a single class, and
(C) Company Preferred Shares voting separately as a single class, (ii) the approval of the Board of Directors of the Company will be required with respect to the Company Circular and certain matters relating solely thereto, and
(iii) the Company must apply to the Court for approval of the Arrangement, the Articles of Arrangement must be filed and certified as required by the Act and the Court must give the Interim Order and Final Order. This Agreement has been, and the other Arrangement Documents have been or will be, as the case may be, duly authorized, executed and delivered by the Company and (assuming such Arrangement Documents are or will be duly authorized, executed and delivered by Parent and Purchaser) constitute or will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

    (b) The Board of Directors of the Company at a meeting duly called and held has (i) determined, as of the date hereof, that this Agreement and the transactions contemplated hereby are fair to the Company Shareholders and in the best interests of the Company, (ii) received an opinion from Bear, Stearns &
Co. Inc. (the "COMPANY FINANCIAL ADVISOR") to the effect that, as of the date of this Agreement, the consideration offered to holders of Company Common Shares pursuant to the Arrangement is fair from a financial point of view to the holders of Company Common Shares, and (iii) determined, as of the date hereof, to recommend that the Company Shareholders vote in favor of the Arrangement Resolution. As of the date hereof, the Company's directors and executive officers have advised the Company that they intend to vote the Company Shares, if any, held by them in favor of the Arrangement Resolution and will, accordingly (subject to SECTIONS 5.9 and 5.10), so represent in the Company Circular.

    (c) Except as disclosed on SCHEDULE 3.4(C) OF THE COMPANY DISCLOSURE SCHEDULE, the execution and delivery by the Company of this Agreement and the other Arrangement

Documents to which it is a party do not, and, the performance by the Company of its obligations hereunder and thereunder, including consummation of the Arrangement, will not, (i) conflict with or violate any provision of its Organizational Documents or the articles of incorporation or bylaws (or other equivalent organizational documents) of the Company Subsidiaries, (ii) conflict with or violate any Law (subject to SECTION 3.4(D) and obtaining applicable Regulatory Approvals), or (iii) conflict with, violate or result in any breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination, amendment or cancellation of, or result in the creation of a Lien on any property or asset of the Company or a Company Subsidiary pursuant to (in each case, with or without, the lapse or the giving of notice or both) any material contract, agreement, license, permit, lease, commitment or other instrument or obligation applicable to the Company or any of the Company Subsidiaries or their respective properties or assets, other than any conflicts, breaches, violations, defaults, accelerations, terminations, amendments, cancellations or Liens, which, either singly or in the aggregate, would not reasonably be expected to be a Company Material Adverse Effect or would not prevent or delay the consummation of the Arrangement.

    (d) The execution, delivery and performance by the Company of this Agreement and the other Arrangement Documents to which it is a party do not, and the performance by the Company of its obligations hereunder and thereunder, including the consummation of the Arrangement, will not, require the Company or any of the Company Subsidiaries to obtain any consent, approval, authorization, permit or action of or waiver from, or make any filing with, or give any notice to, any third party, including, without limitation, any Governmental Authority, except (i) for the filing by the Company pursuant to the HSR Act, if applicable, the Competition Act and applicable European Competition Laws, (ii) for the approval of the holders of the Company Shares, Company Common Shares and Company Preferred Shares, as set forth in SECTION 3.4(A), (iii) for the approval of the Board of Directors of the Company, as set forth in SECTION 3.4(A), (iv) for the approval of the Court, as set forth in SECTION 3.4(A), (v) for the filing and certification of the Articles of Arrangement with the Director pursuant to the Act, (vi) for the receipt of the Interim Order and Final Order, (vii) pursuant to applicable requirements of the Exchange Act, the Securities Act, Nasdaq, the Act and applicable Canadian securities Laws, if any, (viii) any consents, approvals, authorizations, permits or actions of or waivers from or filings with or notices to any third party, which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to prevent the Arrangement or have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that the immediately preceding Company Material Adverse Effect qualifier shall not apply to consents, approvals, authorizations, permits or actions of or waivers from or filings with or notices to any third party related to the Company Intellectual Property, the leases and subleases that are the subject of SECTION 3.18 and the Material Contracts, and
(ix) as otherwise disclosed on SCHEDULE 3.4(D) OF THE COMPANY DISCLOSURE
SCHEDULE.

    SECTION 3.5 SEC REPORTS AND FINANCIAL STATEMENTS

    (a) The Company has heretofore made available to Parent a copy of its
(i) Annual Reports on Form 20-F as filed with the SEC for the years ended December 31, 1999, 2000 and 2001, (ii) Reports on Form 6-K submitted to the SEC since January 1, 1999, (iii) proxy statements relating to all meetings of its shareholders since January 1, 1999, and (iv) all registration statements and other reports filed by the Company with the SEC since January 1, 1999 (the reports, proxy statements and registration statements referred to in clauses
(i), (ii), (iii) and (iv), together with any exhibits, any amendments thereto, and any information incorporated by reference therein, are collectively referred to as the "SEC REPORTS"). The Company has timely filed all the SEC Reports with the SEC and Nasdaq, and all other applicable Governmental Authorities. As of their respective dates (except to the extent they were subsequently amended prior to the date hereof as reflected in the SEC Reports), the SEC Reports complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and all other applicable Law. As of their respective dates (except to the extent that they were subsequently amended prior to the date hereof as reflected in the SEC Reports), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that with respect to any Form 6-K furnished by the Company that contains the Company's annual report to shareholders (as distinguished from the Annual Reports on Form 20-F), this representation and warranty applies only to the audited consolidated financial statements and the Management Discussion and Analysis of Financial Condition and Results of Operation included in such annual report to shareholders but not to any other sections thereof. No Company Subsidiary is subject to the periodic reporting requirements of the Securities Act or Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq, any other stock exchange or any other comparable Governmental Authority.

    (b) The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the SEC Reports (the "FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis, except to the extent they were subsequently amended prior to the date hereof as reflected in the SEC Reports and except as may be indicated therein or in the notes thereto and except that the unaudited financial statements for the first three (3) quarters of each fiscal year, which are included within the SEC Reports, do not contain footnotes that comply with GAAP. The Financial Statements fairly present the financial position of the Company and the Company Subsidiaries as of the dates thereof (except to the extent they were subsequently amended prior to the date hereof as reflected in the SEC Reports) and the results of their operations and cash flows for the periods then ended (except to the extent they were subsequently amended prior to the date hereof as reflected in the SEC Reports), subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

    SECTION 3.6 ABSENCE OF UNDISCLOSED LIABILITIES

    Except as disclosed on SCHEDULE 3.6 OF THE COMPANY DISCLOSURE SCHEDULE, to the Company's knowledge, neither the Company nor any of its Company Subsidiaries has any material liability or obligation of any kind, accrued, contingent or otherwise, which is not reflected on the Company's unaudited interim consolidated balance sheet as at March 31, 2002 included in the SEC Reports (the "MARCH 31 BALANCE SHEET"), except for liabilities, obligations or contingencies which were incurred after March 31, 2002 in the ordinary course of business consistent with past practices. Except as disclosed on SCHEDULE 3.6 OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary is as of the date hereof insolvent, and the Company is not aware of any fact which, alone or together with another fact, would reasonably be expected to result in the insolvency of the Company or any Company Subsidiary as of the Effective Date.

    SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS

    Except for the transactions contemplated by this Agreement and the other Arrangement Documents, as disclosed in the SEC Reports or as disclosed on
SCHEDULE 3.7 OF THE COMPANY DISCLOSURE SCHEDULE, since March 31, 2002, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) to and including the date hereof, any Company Material Adverse Effect, (ii) any event that may prevent or delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Arrangement by the Company, (iii) any change by the Company in its accounting methods, principles or practices except as required by Law or GAAP, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the Company Shares (except for the accrual of dividends with respect to the Company Preferred Shares as required in accordance with their terms) or any Company Subsidiary's securities or any redemption, purchase or other acquisition of any of the Company's or any Company Subsidiary's securities, (v) except as contemplated by SECTION 4.1(K), SECTION 6.3(C)(I), SCHEDULE 4.1(K) or
SCHEDULE 6.3(C)(I) OF THE COMPANY DISCLOSURE SCHEDULE, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other Employee Benefit Plan or Benefit Arrangement, or any other increase in the compensation payable or to become payable to any officers, directors or employees of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities or the terms of the Company Stock Option Plans or entering into any agreement with respect thereto; provided, however, that the Company has not issued or granted and shall not issue or grant any Company Warrants since December 31, 2001, (vii) any amendment to the Company's Organizational Documents or any Company Subsidiary's articles of incorporation or bylaws or equivalent organizational documents, (viii) other than in the ordinary course of business, any (A) purchase, sale, assignment or transfer of any material assets, except as contemplated by SECTION 5.5(C), (B) mortgage, pledge or the institution of any Lien on any assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent, or (C) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company or any Company Subsidiary, (xi) any change, amendment, modification, supplement, waiver, cancellation, termination, failure to perform any obligation, or agreement to change, with respect to
(A) any item of Company Intellectual Property materially and adversely affecting the business of the Company or any Company Subsidiary or (B) any Material Contract materially and adversely affecting the business of the Company or any Company Subsidiary, (xii) any lease or renewal of a lease for real property under which lease or renewal the term is longer than six months, (xiii) any loss of a customer or customers of the Company or a Company Subsidiary that accounted for more than thirty percent (30%) of net sales of the Company on a consolidated basis for the three (3) month period ending June 30, 2002; (xiv) any loss of any supplier of the Company or any Company Subsidiary unless the Company can substitute a qualified supplier (which shall mean, if applicable, a supplier who has all requisite FDA or other Governmental Authority approvals) without a material interruption in the manufacture of the existing material products of the Company and the Company Subsidiaries, or (xv) any entering into any transaction other than in the ordinary course of business, consistent with past practices, except for transactions that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.8 LITIGATION

    All claims, suits, actions, investigations or proceedings (other than any of the foregoing with respect to the patents and patent applications licensed to Parent under its Cross License Agreement with Chiron Corporation dated
November 30, 1998) ("CLAIMS") pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of the Company Subsidiaries before any Governmental Authority are set forth in the SEC Reports or on SCHEDULE 3.8 OF THE COMPANY DISCLOSURE SCHEDULES. Except as set forth in
SCHEDULE 3.8 OF THE COMPANY DISCLOSURE SCHEDULE, none of such Claims seek to restrain, or would reasonably be expected to prevent or delay, the consummation of the Arrangement or would reasonably be expected, either alone or in the aggregate with all such Claims, to have a Company Material Adverse Effect.
SCHEDULE 3.8 OF THE COMPANY DISCLOSURE SCHEDULE sets forth all judgments, decrees, injunctions or orders ("RESTRICTIONS") of any Governmental Authority to which the Company or any Company Subsidiary is a party. None of such Restrictions prohibits, restrains, restricts, or would reasonably be expected to prevent or delay, the consummation of the Arrangement or would reasonably be expected, either alone or in the aggregate with all such Restrictions, to have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.8 AND SCHEDULE 3.24 OF THE COMPANY DISCLOSURE SCHEDULE, the Company maintains and has in effect insurance policies that cover all of such Claims pending, or to the knowledge of the Company, threatened against the Company and Restrictions, and, to the knowledge of the Company, there are no facts or circumstances which would reasonably be expected to result in the denial of insurance coverage under such policies issued to Company and Company Subsidiaries in respect of any such Claims or Restrictions.

    SECTION 3.9 INFORMATION IN DISCLOSURE DOCUMENTS

    (a) None of the information with respect to the Company or the Company Subsidiaries to be included or incorporated by reference in the Company Circular will, at the time of the mailing of the Company Circular and any amendments or supplements thereto, and at the time of the Company Meeting to be held in connection with the Arrangement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (b) None of the information with respect to the Company or the Company Subsidiaries to be included or incorporated by reference in any Premerger Notification Filing made by the Company, or any amendments or supplements thereto, will at the time of filing and at the time any waiver or approval is granted or any waiting period is terminated contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 3.10 COMPLIANCE WITH APPLICABLE LAWS; PERMITS

    (a) Except as disclosed on SCHEDULE 3.10 OF THE COMPANY DISCLOSURE SCHEDULE or the SEC Reports, the Company and the Company Subsidiaries are in possession of all grants, authorizations, licenses, permits, franchises, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Authority necessary to own, lease and operate their properties and assets and to lawfully carry on their businesses as they are now being conducted and as required by all applicable Laws and Environmental Laws, except for such of the foregoing, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"). None of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of the Company, threatened. Except as disclosed on SCHEDULE 3.10 OF THE COMPANY DISCLOSURE SCHEDULE, none of the Company Permits require the consent, approval, permit or acknowledgement of any Person in connection with the execution of this Agreement or the consummation of the Arrangement.
SCHEDULE 3.10 OF THE COMPANY DISCLOSURE SCHEDULE discloses, as of the date hereof, all actions, proceedings, investigations or surveys pending, or to the knowledge of the Company, threatened against the Company or any Company Subsidiary that could reasonably be expected to result in the suspension, amendment or cancellation of any Company Permit.

    (b) The Company and the Company Subsidiaries are in compliance with all applicable Laws, including all applicable import, marking and export control laws and regulations, and with the Company Permits, except for any Laws or Company Permits the failure to be in compliance with, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed on SCHEDULE 3.10 OF THE COMPANY DISCLOSURE SCHEDULE, to the knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company or any Company Subsidiary, is pending or threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same.

    SECTION 3.11 TAXES

    (a) Each of the Company and the Company Subsidiaries has duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed for all periods ending on or prior to the date hereof. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been duly and timely paid in full. Except as set forth in SCHEDULE 3.11 OF THE COMPANY DISCLOSURE SCHEDULE, none of the Company and the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return or pay or remit any Taxes or amounts on account of Taxes. None of the Company and any of the Company Subsidiaries has received any written or verbal notice from a Governmental Authority in a jurisdiction where any of the Company and the Company Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Company and the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

    (b) None of the Company and any of the Company Subsidiaries has filed a request for a private letter ruling or entered into any agreement or other arrangement in respect of Taxes or Tax Returns with a Governmental Authority that has effect for any period ending after the Effective Date. None of the Company and any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Effective Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) installment sale or open transaction disposition made on or prior to the Effective Date; or
(iii) prepaid amount received on or prior to the Effective Date.

    (c) Each of the Company and the Company Subsidiaries has duly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or credited or deemed to be paid or credited or owing to or for the benefit of any Person, including any employee, independent contractor, creditor, shareholder or other third-party. Each of the Company and the Company Subsidiaries has duly and timely collected all sales and transfer taxes required to have been collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required to be remitted by it. The liabilities and reserves for Taxes reflected in the Company's March 31 Balance Sheet are at least equal to the amount of all Taxes owing by the Company and the Company Subsidiaries that are not yet due and payable and that relate to periods ending at or prior to March 31, 2002.

    (d) No director or officer or employee responsible for Tax matters of any of the Company and the Company Subsidiaries has knowledge of any intent by any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as disclosed on SCHEDULE 3.11 OF THE COMPANY DISCLOSURE SCHEDULE, there is no proceeding, investigation, audit, dispute or claim concerning any Tax liability of any of the Company and the Company Subsidiaries to which any of the Company, and the directors and officers and employees responsible for Tax matters of the Company and the Company Subsidiaries, has knowledge that would reasonably be likely to have a Company Material Adverse Effect.

    (e) No director or officer or employee responsible for Tax matters of any of the Company and the Company Subsidiaries has knowledge of any unresolved issues of law or fact arising out of a notice of deficiency, notice of proposed deficiency, proceeding, investigation or audit or assessment from the IRS, Canada Customs and Revenue Agency, United Kingdom Inland Revenue or any other Governmental Authority with respect to Taxes of the Company or any of the Company Subsidiaries which, if decided adversely, singly or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

    (f) SCHEDULE 3.11 OF THE COMPANY DISCLOSURE SCHEDULE, as of the date hereof,
(i) lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company and the Company Subsidiaries for taxable periods ended on or after March 31, 2002, (ii) indicates those Tax Returns that have been audited, and (iii) indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all income Tax Returns filed by Law, examination reports, statements of deficiencies assessed against or agreed to by any of the Company and the Company Subsidiaries since April 15, 1993 and all other material written communications to or from any Governmental Authority relating to the Taxes of any of the Company or the Company Subsidiaries.

    (g) Except as disclosed on SCHEDULE 3.11 OF THE COMPANY DISCLOSURE SCHEDULE, none of the Company and the Company Subsidiaries has waived any statute of limitations or reassessment periods in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, deficiency or collection.

    (h) None of the Company and the Company Subsidiaries has been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code
Section 897(c)(1)(A)(ii). None of the Company and the Company Subsidiaries is a party to any Tax allocation or sharing agreement.

    (i) Except pursuant to this Agreement, for purposes of the ITA or any other applicable Tax statute, no Person or group of Persons has ever acquired or had the right to acquire control of the Company or the Company Subsidiaries.

    SECTION 3.12 EMPLOYEE BENEFIT PLANS

    (a) SCHEDULE 3.12 OF THE COMPANY DISCLOSURE SCHEDULE contains a complete and accurate list of all Employee Benefit Plans and Benefit Arrangements that any Related Employer maintains.

    (b) With respect, as applicable, to Employee Benefit Plans and Benefit
Arrangements:

        (i) The Company has delivered to Parent (or made reasonably available to Parent) true, correct and complete copies of the following documents with respect to each Employee Benefit Plan and Benefit Arrangement, to the extent applicable: (A) all material plan or arrangement documents and any amendments thereto; (B) the most recent Forms 5500 or 5500C/R or other comparable documents and any attached financial statements and those for the immediately preceding two years and any related actuarial reports; (C) the most recent IRS determination or opinion letter; (D) summary plan descriptions, summaries of material modifications, any prospectuses that describe the Employee Benefit Plans or Benefit Arrangements, and Statement of Financial Accounting Standards Nos. 87, 106, and 112 reports or other comparable documents; (E) written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all material reports and filings received within the three years preceding the date of this Agreement by or from any domestic or foreign governmental agency, third-party administrators, actuaries, investment managers, consultants, trustee or other independent contractors (other than individual account records or participant statements); (G) all material notices from the IRS, U.S. Department of Labor, or any other domestic or foreign governmental agency or entity issued to any Related Employer within the four years preceding the date of this Agreement; and (H) employee manuals or handbooks containing benefits communications or personnel or employee relations policies;

        (ii) The Employee Benefit Plans have been administered in all material respects in accordance with their terms and all applicable Laws. No events have occurred and no notices have been received that could reasonably be expected to affect adversely the tax-exempt status, where applicable, of any Employee Benefit Plan, and no material changes have occurred that would materially and adversely affect the actuarial or financial statements of the Employee Benefit Plans or Benefit Arrangements covering employees in Canada. The Company neither maintains nor has ever maintained and neither contributes nor has ever contributed to a registered pension plan as defined under the ITA;

        (iii) No Related Employer has maintained or contributed to any Qualified Plans other than those disclosed on SCHEDULE 3.12 OF THE COMPANY DISCLOSURE SCHEDULE. The Qualified Plans have each received a favorable IRS determination letter, have timely filed for a determination under "GUST" (as such term is defined in Internal Revenue Bulletin 2002-24 (or are not required to so file)) and nothing has occurred with respect to the operation of any Qualified Plans that could reasonably be expected to cause the revocation of any such determination letter or the imposition of any lien, penalty or Tax under ERISA or the Code; each Employee Benefit Plan and each Benefit Arrangement has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of all Laws, including federal, state and provincial securities laws and employee benefits laws and any reporting and disclosure requirements. No Related Employer has made any commitments to or conducted negotiations with any labor union or employee association with respect to any Employee Benefit Plan or Benefit Arrangement;

        (iv) Neither the Related Employers nor any ERISA Affiliate has ever sponsored or maintained any Pension Plan nor do any of such entities have any unsatisfied liability (whether actual or contingent) with respect to any Pension Plan; no Related Employer has any liability (whether actual or contingent) with respect to any Employee Benefit Plan or Benefit Arrangement other than the Employee Benefit Plans or Benefit Arrangements disclosed on
    SCHEDULE 3.12 OF THE COMPANY DISCLOSURE SCHEDULE or with respect to any other Employee Benefit Plan or Benefit Arrangement maintained, now or in the past (or that should have been maintained), by any ERISA Affiliate or predecessor;

        (v) The Company has not received notice of any pending claim (other than routine benefit claims) or lawsuit that has been asserted or instituted by, against, or relating to, any Employee Benefit Plans or Benefit Arrangements, nor, to the Company's knowledge, is there any reasonable basis for any such claim or lawsuit, except for claims or lawsuits that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding anything in this Agreement to the contrary (including without limitation SECTIONS 3.8 and 3.13), if the Company or any Company Subsidiary terminates any employee after the date hereof with Parent's consent, any Claim resulting from such termination shall not be a breach of any representation, warranty or covenant by the Company or any Company Subsidiary under this Agreement. No Employee Benefit Plans or Benefit Arrangements are, or have been, under investigation, audit, or examination (nor has notice been received of a potential audit or examination) by any domestic or foreign governmental agency or entity (including the IRS and U.S. Department of Labor); and no matters are pending under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program; there are no outstanding taxes or penalties owed by any Related Employer in respect of any Employee Benefit Plan or Benefit Arrangement;

        (vi) Except as disclosed on SCHEDULES 3.12, 4.1(K) or 6.3(C)(I) OF THE COMPANY DISCLOSURE SCHEDULE, no individual will accrue or receive additional benefits, service, or accelerated rights to vesting or payments of benefits under any Employee Benefit Plan or Benefit Arrangement (or otherwise), including the right to receive any parachute payments, as defined in
    Section 280G of the Code or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement (or upon an employment termination following such transactions). No severance obligations or arrangements have been created or enhanced after June 6, 2002. No amendments have been made to the ESOP after December 31, 2001, except as contemplated by SECTION 1.10. Except as disclosed in SECTION 4.1(K) or on SCHEDULES 3.12, 4.1(K) or 6.3(C)(I) OF THE COMPANY DISCLOSURE SCHEDULE, no employee, officer, or director has been promised or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments under any Employee Benefit Plan or Benefit Arrangement would be nondeductible under Code Section 280G;

        (vii) Except as disclosed on SCHEDULE 3.12 OF THE COMPANY DISCLOSURE SCHEDULE, with respect to each Employee Benefit Plan (and Benefit Arrangement), the fair market value of the assets or related insurance coverage thereof, if any, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Employee Benefit Plan and Benefit Arrangement according to the actuarial assumptions and valuations, if any, most recently used to determine employer contributions to and liabilities of such Employee Benefit Plan and Benefit Arrangement, if applicable, and no transaction contemplated by this Agreement will cause such assets or insurance coverage to be less than such benefit obligations. The Related Employers have timely paid all amounts they are required to pay (or that any actuary has recommended they pay) as contributions or premiums to the Employee Benefit Plans and Benefit Arrangement; and all benefits accrued under any unfunded Employee Benefit Plan or Benefit Arrangement will have been paid, accrued, funded, or otherwise adequately reserved in accordance with GAAP as of the March 31 Balance Sheet Date; all monies withheld from employee paychecks for Employee Benefit Plans have been transferred to the relevant plan within the time applicable regulations specify. All accruals for unpaid vacation pay as of December 31, 2001 have been reflected in the books and records of the Company on a consolidated basis;

        (viii) All group health plans of the Related Employers and their ERISA Affiliates materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code Section 5000, or, if applicable, any other comparable domestic or foreign Laws; no Related Employer has any liability under or with respect to COBRA for its own actions or omissions or those of any predecessor. Except as disclosed on SCHEDULE 3.12 OF THE COMPANY DISCLOSURE SCHEDULE, no employee or former employee (or beneficiary of either) of any Related Employer is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable Law requires. Except as disclosed on SCHEDULE 3.12 OF THE COMPANY DISCLOSURE SCHEDULE, no Related Employer provides benefits through a voluntary employee beneficiary association as defined in Code Section 501(c)(9);

        (ix) All material employee data reasonably necessary to administer the Employee Benefit Plans and Benefit Arrangements in respect of the employees and former employees of the Related Employers and their beneficiaries is held in accordance with all Laws relating to data protection as applicable to the Related Employers and is held in the possession of the Related Employers, and is complete, correct and in a form which is sufficient for the proper administration of the Employee Benefit Plans and Benefit Arrangements in respect of such employees, former employees and their beneficiaries;

        (x) Except as disclosed on SCHEDULE 3.12(B)(X) OF THE COMPANY DISCLOSURE SCHEDULE, none of the Employee Benefit Plans and Benefit Arrangements requires or permits a retroactive increase in premiums or payments, and the level of insurance underlying reserves under any insured Employee Benefit Plan or Benefit Arrangement is reasonable and sufficient to provide for all incurred but unreported claims;

        (xi) None of the Employee Benefit Plans or Benefit Arrangements by their terms prohibit their termination or amendment;

        (xii) No Related Employer owes any amount or sum of money to a present or former director, other officer, or employee of the Company (or his or her dependent) other than for accrued remuneration or reimbursement of business expenses;

The following apply solely to Employee Benefit Plans and Benefit Arrangements maintained for the benefit of employees located outside the United States:

        (xiii) The booklets, brochures, summaries, descriptions and manuals prepared for, and circulated to, the employees and former employees and their beneficiaries or any of them concerning each Employee Benefit Plan and Benefit Arrangement, together with all written communications of a general nature provided to such persons or any of them, accurately describe in all material respects the benefits provided under each such Employee Benefit Plan and Benefit Arrangement referred to therein;

        (xiv) Subject to Law, upon termination of employment, all sick leave benefits accrued by an employee lapses, and no payment is required to be made by the Related Employer in respect of such lapsed benefit; and

        (xv) All premiums for employment insurance, health and drug insurance premiums, Canada or Quebec Pension Plan contributions, contributions to the health services fund, to the financing of the Commission des norms du travail and to the Fonds national de la main d'oeuvre, accrued wages, salaries and commissions and Employee Benefit Plan payments, in each case through March 31, 2002, have been reflected in the books and records of each Related Employer, as applicable, and no Related Employer has been re-assessed any premiums or contributions in the past five years that were not paid in a timely manner.

    SECTION 3.13 LABOR RELATIONS

    With respect to employees of and services providers to the Related
Employers:

        (a) The Related Employers comply and within the preceding three
    (3) years have complied in all material respects with all applicable domestic, federal, provincial, state and foreign Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, employee classification, workers' compensation, family and medical leave, the Immigration Reform and Control Act, employment standards, pay equity and occupational safety and health requirements, and are in compliance and have complied with all employment agreements. No claims, controversies, investigations or suits are as of the date hereof pending or, to the Company's knowledge, threatened with respect to such Laws or agreements, either by private individuals or by governmental agencies, and, except as disclosed on SCHEDULE 3.13 OF THE COMPANY DISCLOSURE SCHEDULE,
    (i) to the Company's knowledge, all U.S. based employees are at-will and
    (ii) there is no employment contract between any Related Employer and any employee that cannot be terminated by that Related Employer by three months' notice or less without giving rise to a claim for damages or compensation (other than, in the case of employees outside the United States, a statutory redundancy payment or statutory compensation or similar payments for unfair dismissal), except as disclosed in the financial statements for the fiscal quarter ended March 31, 2002 or on SCHEDULE 3.13 OF THE COMPANY DISCLOSURE SCHEDULE. Except as set forth on SCHEDULE 3.13(A) OF THE COMPANY DISCLOSURE SCHEDULE, since January 1, 2002, no Related Employer has incurred a liability for breach or termination of an employment contract, including a redundancy payment, protective award and compensation for wrongful dismissal, unfair dismissal and failure to comply with an order for reinstatement or re-engagement of an employee, nor has any Related Employer made or agreed to make a payment or provided a benefit to a present or former director, officer or employee of any Related Employer or to any of their dependents in connection with the actual or proposed termination or suspension of employment or modification of an employment contract, which has had or would reasonably be expected to have a Company Material Adverse Effect.

        (b) No Related Employer is or has, within the prior three years, been engaged in any unfair or discriminatory labor practice. There is not now, nor within the past three years has there been, any unfair or discriminatory labor practice complaint against any Related Employer pending or, to the Company's knowledge, threatened, before the National Labor Relations Board, Ontario Labour Relations Board, Ontario Human Rights Commission, the Office of the Labour Commissioner General or any other comparable foreign or domestic authority or any workers' council, except for unfair or discriminatory labor practice complaints that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect;

        (c) Except as disclosed on SCHEDULE 3.13 OF THE COMPANY DISCLOSURE SCHEDULE, no labor union represents or has ever represented any Related Employer's employees, no collective bargaining agreement is or has been binding against any Related Employer, and no Related Employer has any agreement or arrangement with nor does it recognize a trade union, works council, staff association or any other body representing any of its employees. To the Company's knowledge, there are no organizational campaigns, applications for certification, petitions or other union organizing activities pending with respect to any employees of the Related Employers. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefore exist or have, to the Company's knowledge, been threatened; no labor strike, lock-out, slowdown or work stoppage is pending or, to the Company's knowledge, threatened against or directly affecting any Related Employer; and no Related Employer is involved in, and no fact or circumstance exists that might give rise to, a dispute with a trade union, works council, staff association, or any other body representing any of its employees.

        (d) From January 1, 2000 through the date hereof, no written notice has been received by any Related Employer of any complaint filed by any of the employees or any other party against any Related Employer claiming that such employer has violated the Employment Standards Act (Ontario), the Human Rights Code (Ontario), the Immigration Act (Canada) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Related Employers operate) or of any complaints or proceedings of any kind involving the Related Employers or, to their knowledge, any of the employees of the Related Employers before any labor or industrial relations board or human rights commission, except as disclosed in
    SCHEDULE 3.13 OF THE COMPANY DISCLOSURE SCHEDULE. There are no outstanding orders or charges against any Related Employer under the Occupational Health and Safety Act (Ontario), or any applicable health and safety legislation in the other jurisdictions in which the Related Employers operate. All levies, assessments and penalties made against the Related Employers pursuant to the Workplace Safety and Insurance Act, 1997 (Ontario) or the predecessor Workers' Compensation Act (Ontario) (and any applicable worker's compensation legislation in the other jurisdictions in which the Related Employers operate) have been paid by the Related Employer, as applicable, and no Related Employer has been reassessed under any such legislation during the past five years; each Related Employer is operating in compliance with all pay equity legislation in each jurisdiction in which such Related Employer operates.

        (e) All persons who are or were performing services for the Related Employers and who are or were classified by the applicable Related Employer as independent contractors satisfy the requirements of law to be so classified, and the Related Employers have fully and accurately reported their compensation on applicable tax forms for such independent contractors when required to do so.

        (f) No Related Employer has effectuated (i) a plant closing as defined in the WARN Act affecting any site of employment or one or more operating units within any site of employment of any Related Employer or (ii) a mass layoff as defined in the WARN Act affecting any Related Employer, nor has any Related Employer been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Related Employers has suffered an employment loss as defined in the WARN Act during the ninety-day period prior to the Effective Date.

        (g) No Related Employer is in arrears in the payment of any contribution, premium or assessment and all proper remittances, withholdings and deductions have been made or accrued in the ordinary course under the Income Tax Act (Canada), the Canada Pension Plan Act, the Employment Insurance Act (Canada), the Employer Health Tax Act (Ontario), or any applicable Law.

        (h) Within the year ending on the date of this Agreement, no Related Employer has given notice of redundancies to the relevant Secretary of State in the United Kingdom nor have it started consultations with a trade union under Chapter II of the Trade Union and Labour Relations (Consolidation) Act 1992 (U.K.) or failed to comply with any obligations that might arise under that Act, nor has any Related Employer been party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (U.K.) or failed in any duty to inform and consult a trade union under those regulations.

    SECTION 3.14 ENVIRONMENTAL MATTERS

    Except as disclosed on SCHEDULE 3.14 OF THE COMPANY DISCLOSURE SCHEDULE,
(i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws, except for any failure to comply, individually or in the aggregate, which would not reasonably be expected to have a Company Material Adverse Effect, (ii) neither the Company nor any of the Company Subsidiaries has received, since January 1, 2000, any written notice, demand or request for information from any federal, state, provincial, local or foreign governmental entity or private entity or any other Governmental Authority with respect to any liability under any Environmental Law, (iii) all past material noncompliance of the Company or any Company Subsidiary with Environmental Laws, if any, has been resolved without any pending, ongoing or future obligation, cost or liability, (iv) neither the Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of applicable Environmental Law, except for any such release or transportation that did not have, or would not reasonably be expected to have, a Company Material Adverse Effect, (v) no reports have been filed by the Company or any of the Company Subsidiaries concerning the release, in violation of any applicable Environmental Law, of any Hazardous Materials, and (vi) neither the Company, the Company Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

    SECTION 3.15 INTELLECTUAL PROPERTY

    (a) "INTELLECTUAL PROPERTY" means (i) all registered and unregistered trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, servicemarks, servicemark registrations and renewals thereof, servicemark rights, and all applications to register the same (the "TRADEMARKS"); (ii) all foreign and domestic issued patents and pending patent applications (the "PATENTS"); (iii) all registered and unregistered copyrights, copyright registrations, renewals thereof, and applications to register the same (the "COPYRIGHTS"); (iv) all software, computer programs, computer systems, modules and related data and databases and materials owned or used (the "SOFTWARE"); (v) all Internet domain names ("DOMAIN NAMES") and Internet web-sites and the content thereof ("INTERNET SITES"); (vi) all licenses, sublicenses and similar agreements pursuant to which the Company or any of the Company Subsidiaries has acquired rights in or to any of the Trademarks, Patents, Copyrights, Software, Domain Names or Proprietary Rights ("LICENSED-IN INTELLECTUAL PROPERTY"); (vii) all licenses, sublicenses and similar agreements pursuant to which the Company or any of the Company Subsidiaries has licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software, Domain Names or Proprietary Rights ("LICENSES-OUT"); and (viii) all Proprietary Rights (including in each case of (i) through (vii) above, all copies and embodiments thereof, in electronic, written, or other media). As used herein, the term "PROPRIETARY RIGHT" means all categories of trade secrets, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, quality records, engineering notebooks, models, processes, procedures, drawings, specifications, designs, ingredient or component lists, formulae, plans, proposals, technical data and copyrightable works.

    (b) SCHEDULE 3.15(B) OF THE COMPANY DISCLOSURE SCHEDULE sets forth a complete and accurate list of each and all domestic and foreign registered and pending Trademarks, registered Copyrights, Patents, Software (but only to the extent shipped to customers of the Company or of any Company Subsidiary), Domain Names and Internet Sites (including (i) for each Patent, the number, normal expiration date and subject matter for each country in which such patent has issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each registered Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and
(iii) for each registered Copyright, the number and date of filing for each country in which a copyright has been filed) which are created by or for, applied for, used by or on behalf of, owned by, controlled by, or registered in the name of, the Company and all the Company Subsidiaries or in which the Company or the Company Subsidiaries or both of them has any rights or interests, all Licensed-In Intellectual Property (excluding software and databases licensed to the Company or the Company Subsidiaries under standard, non-exclusive software licenses granted to end user customers by third parties in the ordinary course of such third parties' business and excluding nonmaterial licenses to the Company Subsidiaries) and Licenses-Out (collectively, the "LISTED INTELLECTUAL PROPERTY").

    (c) Except as disclosed on SCHEDULE 3.15(B) OF THE COMPANY DISCLOSURE SCHEDULE, each item of Listed Intellectual Property (other than the Licensed-In Intellectual Property) is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Listed Intellectual Property (other than the Licensed-In Intellectual Property) have been made by the Company or applicable Company Subsidiary and all necessary applications, documents, recordations and certificates in connection with such Listed Intellectual Property (other than the Licensed-In Intellectual Property) have been filed by the Company or applicable Company Subsidiary with the relevant patent, copyright, trademark or other authorities in the United States, Canada or other jurisdictions, as the case may be, for the purposes of maintaining or prosecuting such Listed Intellectual Property (other than the Licensed-In Intellectual Property), except with respect to any Intellectual Property listed on SCHEDULE 4.1(P) OF THE COMPANY DISCLOSURE SCHEDULE. Except as disclosed on SCHEDULES 3.15(B) AND 4.1(P) OF THE COMPANY DISCLOSURE SCHEDULE, to the Company's knowledge, none of the Listed Intellectual Property (other than the Licensed-In Intellectual Property) has been cancelled, adjudicated invalid, lapsed or is subject to any outstanding judgment, order, decree, ruling, injunction, writ or consent restricting its use or adversely affecting the Company's rights thereto. Except as disclosed on SCHEDULE 3.15(B) OF THE COMPANY DISCLOSURE SCHEDULE, to the Company's knowledge (which defined term shall not, for purposes of this sentence only, imply a duty to investigate on the part of the individuals listed in such defined term), none of the Licensed-In Intellectual Property has been cancelled, adjudicated invalid, lapsed or is subject to any outstanding judgment, order, decree, ruling, injunction, writ or consent restricting its use or adversely affecting the Company's rights thereto. There are no pending, or, to the Company's knowledge, threatened, interferences, re-examinations, oppositions, cancellation proceedings or the foreign equivalent thereof involving any Patents or registered Trademarks in the Listed Intellectual Property, except for any of the foregoing which, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect.

    (d) The Company and the Company Subsidiaries own and have good, marketable and valid title to, or possess legally enforceable and transferable rights to use under valid and subsisting written license agreements, each item of Listed Intellectual Property (other than the Licensed-In Intellectual Property, to which the Company makes this representation and warranty to its knowledge), and all other Intellectual Property owned by the Company or any Company Subsidiary necessary to conduct the business and operations of the Company and the Company Subsidiaries, and to perform under any contracts, as currently being conducted (collectively with the Listed Intellectual Property, the "COMPANY INTELLECTUAL PROPERTY") and such title and rights will continue to be valid title and rights of Parent following the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, subject to third party consents where necessary for Licensed-In Intellectual Property as disclosed on SCHEDULE 3.15(D) OF THE COMPANY DISCLOSURE SCHEDULE. With respect to each item of Listed Intellectual Property (other than the Licensed-In Intellectual Property) and with respect to each item of Licensed-In Intellectual Property subject to the Company's knowledge: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable, and in full force and effect with respect to the Company or applicable Company Subsidiary and each other party thereto except that enforceability may be subject to applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, affecting creditors rights generally and the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding thereof may be brought; (ii) neither the Company nor applicable Company Subsidiary nor, to the knowledge of the Company, any other party thereto is in material breach or default thereunder, and no event has occurred with respect to the Company or the Company Subsidiaries, or to the knowledge of the Company, any other party, which with notice or lapse of time would constitute a material breach or default thereunder or permit termination, modification or acceleration thereunder by the other party thereto; (iii) such item is not subject to any Lien that materially interferes with or may reasonably be expected to materially interfere with the rights granted to the Company or applicable Company Subsidiary with respect to such item; and
(iv) there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item other than as disclosed on
SCHEDULE 3.15(D) OF THE COMPANY DISCLOSURE SCHEDULE.

    (e) Except as disclosed on SCHEDULE 3.15(E) OF THE COMPANY DISCLOSURE SCHEDULE, no Company Intellectual Property (other than Licensed-In Intellectual Property) is subject to any litigation, proceeding or order restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

    (f) Neither the Company nor any Company Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property to any third party, or knowingly permitted the rights of the Company in such Intellectual Property to lapse or enter the public domain, except as set forth on SCHEDULE 3.15(F) OF THE COMPANY DISCLOSURE SCHEDULE. Except as disclosed on SCHEDULE 3.15(F) OF THE COMPANY DISCLOSURE SCHEDULE, no claim is pending, or to the Company's knowledge, threatened, and no written notice or invitation to license has been received that questions the Company's or any applicable Company Subsidiary's title to, any ownership of or any rights to any Company Intellectual Property.

    (g) To the Company's knowledge, and except as disclosed on SCHEDULE 3.15(G) OF THE COMPANY DISCLOSURE SCHEDULE, none of the operations of the Company or any Company Subsidiary in conducting its business as now conducted, or in performance of any contract as it has been, or as is currently being, conducted,
(i) infringes or will infringe, on any intellectual property of any third party,
(ii) constitutes a misuse or misappropriation of any intellectual property of any third party or (iii) entitles any third party to any interest therein, or right to compensation from the Company or Company Subsidiary or any of their successors or assigns, by reason thereof; provided, however, that the Company makes none of the foregoing representations or warranties with respect to any Patent owned by Parent, any Parent Subsidiary or any Affiliate of Parent, or with respect to the patents and patent applications licensed to Parent under its Cross License Agreement with Chiron Corporation dated November 30, 1998. Except as disclosed on SCHEDULE 3.15(G) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary has received any written complaint, assertion, threat, allegation or invitation to license and has no written notice of any claim, litigation or proceeding that indicates that the present or past operations of the Company or any Company Subsidiary or their businesses infringe upon or conflict with the rights of any third-party intellectual property. The Company has no knowledge of any facts or circumstances that could reasonably be expected to give rise to any such claim, litigation, or proceeding. Except as disclosed on SCHEDULE 3.15(G) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary has agreed to indemnify any person for or against any interference, infringement, misappropriation or other violation with respect to any Company Intellectual Property, other than purchase orders and distribution arrangements entered into in the ordinary course of business consistent with past practices.

    (h) Except as disclosed on SCHEDULE 3.15(H) OF THE COMPANY DISCLOSURE SCHEDULE, to the Company's knowledge, no third party has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property, and no claim, litigation or proceeding brought by the Company with respect to any Company Intellectual Property is pending against any third party.

    (i) The Company has taken reasonable steps to protect, maintain and safeguard the Company's and Company Subsidiaries' rights in the Company Intellectual Property, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations, if necessary, in connection with the foregoing. In this regard, except as disclosed on
SCHEDULE 3.15(I) OF THE COMPANY DISCLOSURE SCHEDULE, all officers, employees and consultants having access to Confidential Information have executed appropriate nondisclosure agreements. Except as disclosed on SCHEDULE 3.15(I) OF THE COMPANY DISCLOSURE SCHEDULE, there has been no unauthorized disclosure or use of Proprietary Rights of the Company or Company Subsidiaries.

    (j) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent of any Material Contracts to which the Company or any Company Subsidiary is a party, will result in, subject to obtaining any needed consents, (i) the loss or impairment of any Company Intellectual Property, (ii) the Company or any Company Subsidiary granting to any Person any right to or with respect to any Intellectual Property right owned by it, or licensed to it, (iii) the prevention or impediment of the continued use by Parent of the entire right, title and interest of any of the Company Intellectual Property, (iv) Parent being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its respective businesses or (v) Parent being obligated to pay any royalties or other material amounts to compensate any third party for any Company Intellectual Property, except as disclosed on SCHEDULE 3.15(J) OF THE COMPANY DISCLOSURE SCHEDULE. No license, contract, agreement or understanding between or among the Company or any Company Subsidiary and any third party exists which would impede or prevent the continued use by the Company and Company Subsidiaries of the entire right, title and interest in and to the Company Intellectual Property. Except as disclosed on
SCHEDULE 3.15(J) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary has any obligation to compensate any third party for any Company Intellectual Property.

    SECTION 3.16 REGULATORY MATTERS

    (a) Except as disclosed on SCHEDULE 3.16 OF THE COMPANY'S DISCLOSURE SCHEDULE or in the SEC Reports, each Regulated Product that is manufactured, tested, distributed and/or marketed by the Company or any of the Company Subsidiaries is being manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under FDCA and similar Laws, including, but not limited to, those relating to research and investigational use, premarketing clearance, quality system regulations, Directive 98/79/EC of the European Parliament on in vitro diagnostic medical devices, labeling, advertising, record keeping and filing of reports, including medical device reports. Except as disclosed in the SEC Reports, each of the Company and the Company Subsidiaries has all requisite FDA or comparable Canadian or other federal, state, provincial, local or foreign permits, approvals or the like to conduct each of the Company's and each of the Company Subsidiaries' business as it is currently conducted.

    (b) Except as discussed in the SEC Reports, to the Company's knowledge, there are no rule making or similar proceedings before the FDA or comparable Canadian or other federal, state, provincial, local or foreign Governmental Authorities which involve or affect the Company or any Company Subsidiary and which, if the subject of an action unfavorable to the Company or any Company Subsidiary, would reasonably be expected to have a Company Material Adverse Effect.

    (c) Other than written notices or correspondence prior to September 26, 2001 with respect to TRUGENE HIV-1 Genotyping Kit, neither the Company nor any Company Subsidiary has received any written notices or correspondence from the FDA or comparable Canadian or other federal, state, provincial, local or foreign Governmental Authorities requiring the termination, suspension or modification of any tests or evaluations conducted on behalf of the Company or any Company Subsidiary, nor is the Company nor any Company Subsidiary aware of any facts that if learned by such Governmental Authorities would reasonably be likely to cause any of such Governmental Authority to issue any such written notice or correspondence. To the Company's knowledge, there are no pending or threatened actions, proceedings or complaints by the FDA or comparable federal, Canadian, state, provincial, local or foreign Governmental Authorities that would prohibit or impede the conduct of the Company's or each of the Company Subsidiaries' business as it is currently conducted. The Company has provided or made available to Parent all material written communications between the Company and each of the Company Subsidiaries and the FDA from January 1, 1999 through the date hereof.

    SECTION 3.17 TITLE TO ASSETS; LIENS

    The Company and the Company Subsidiaries have good title to all of their tangible assets, whether real, personal or mixed, relating to the business operations of the Company and the Company Subsidiaries taken as a whole. Except as disclosed on SCHEDULE 3.17 OF THE COMPANY DISCLOSURE SCHEDULE, such assets are free and clear of any Liens. All of the Company's and Company Subsidiaries' tangible assets used in the business have been reasonably maintained and are in serviceable condition, reasonable wear and tear excepted.

    SECTION 3.18 REAL PROPERTY

    (a) The Company and the Company Subsidiaries do not own any real property in whole or in part. Except as disclosed on SCHEDULE 3.18(A) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of the Company Subsidiaries has any other interest in any real property or is a party to any agreement for the purchase, lease, sublease use or development of any real property pursuant to any option, right of first offer, right of first refusal, installment sales agreement, easement, license, contract, agreement or other arrangement.

    (b) SCHEDULE 3.18(B) OF THE COMPANY DISCLOSURE SCHEDULE lists all real property leased by the Company or the Company Subsidiaries (collectively, the "LEASED REAL PROPERTY"). Except as disclosed on SCHEDULE 3.18(B) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of the Company Subsidiaries has subleased or otherwise entered into any license, easement or other agreement granting or otherwise assigning or transferring any of its right or interest in or related to any of the Leased Real Property. The Company or one of the Company Subsidiaries has the right to occupy, use and possess all of the Leased Real Property pursuant to a valid and existing lease, and neither the Company nor any of the Company Subsidiaries has experienced any material uninsured damage or destruction with respect to the Leased Real Property leased by it. All leases and any of the subleases identified on SCHEDULE 3.18(B) OF THE COMPANY DISCLOSURE SCHEDULE (individually each a "SUBLEASE," and collectively, the "SUBLEASES") covering the Leased Real Property are valid and enforceable by the Company or one of the Company Subsidiaries, as the case may be, in accordance with their respective terms, are in full force and effect, except that the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors rights generally, and the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The facilities and real properties covered by the Leased Real Property (i) constitute all of the facilities and real properties presently used by the Company or the Company Subsidiaries and necessary for them to conduct their business as currently conducted and
(ii) are
in good operating condition and repair (subject to ordinary wear and tear). The Company or one of the Company Subsidiaries enjoys peaceful and undisturbed possession under all leases for the use of the Leased Real Property. Neither the Company nor any Company Subsidiary is in default with respect to any lease or Sublease to which it is a party, and there has occurred no default by the Company or any Company Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a default by the Company or any Company Subsidiary under any of the leases or Subleases covering the Leased Real Property, except defaults that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, there has occurred no default by the lessor under any of such leases, or by any sublessee under any of the Subleases, or event which with the lapse of time or giving of notice or both, would constitute a default by the lessor under any of the leases, or by any sublessee under any of the Subleases, respectively, except defaults that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect.

    (c) Except as disclosed on SCHEDULE 3.18(C) OF THE COMPANY DISCLOSURE SCHEDULE, no consent is required to be obtained from the lessor or any other party under any of the leases or Subleases covering the Leased Real Property in connection with the execution and performance of this Agreement and the consummation of the Arrangement. Except as disclosed on SCHEDULE 3.18(C) OF THE COMPANY DISCLOSURE SCHEDULE, the execution and performance of this Agreement and the consummation of the Arrangement will not offer the parties to any such lease, Sublease or other Person (other than the Company or any of the Company Subsidiaries) the right to terminate any such lease or Sublease, nor will it result in any additional or more onerous obligation on the Company or any of the Company Subsidiaries under any such lease or Sublease.

    (d) All certificates, permits and licenses necessary for the lawful occupancy and use of all of the Leased Real Property have been issued and are in full force and effect, except where the absence of such certificates, permits or licenses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, all of the Leased Real Property have unrestricted access to public ways, adequate and sufficient utilities and utilities services and HVAC, electrical, plumbing, sewage and other facilities for the present use thereof, all of which are in good operation, order, repair and condition, reasonable wear and tear excepted. To the Company's knowledge, neither the Company nor any Company Subsidiary has received with respect to the Leased Real Property any written notice of any appropriation, condemnation or like proceeding, or any assessments affecting any of the Leased Real Property, any lawsuits by adjoining landowners or others arising out of or in connection with the Leased Real Property or the operation or use thereof or requiring any work, repairs, reclamation, construction, alterations or installation on or in connection with such Leased Real Property, or that any right of access or other right enjoyed by the Company or any Company Subsidiary in connection therewith is being modified or terminated that, with respect to each of the foregoing, has not had or would reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.19 CERTAIN RELATIONSHIPS; TRANSACTIONS WITH MANAGEMENT

    Except as disclosed on SCHEDULE 3.19 OF THE COMPANY DISCLOSURE SCHEDULE or in the SEC Reports or except as contemplated by SECTION 1.9, neither the Company nor any Company Subsidiary is a party to any agreement with any of the Company's directors, officers or shareholders that, to the Company's knowledge, own five percent (5%) or more of Company Common Shares or, to the Company's knowledge, any Affiliate or family member of any of the foregoing, under which the Company
(i) leases any real or personal property other than automobiles (either to or from such person), (ii) licenses real or personal property or Intellectual Property (either to or from such person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such person,
(iv) purchases products or services from such person or (v) has an outstanding loan for borrowed money from or to such person. Since March 31, 2002, neither the Company nor any Company Subsidiary has made or authorized any payment to or for the benefit of any present or former officer, director, shareholder, employer, consultant or advisor of or to the Company or any Company Subsidiary with whom the Company or any Company Subsidiary does not deal at arm's length within the meaning of the ITA, except in the ordinary course of business.

    SECTION 3.20 MATERIAL CONTRACTS

    (a) SCHEDULE 3.20(A) OF THE COMPANY DISCLOSURE SCHEDULE sets forth a true and correct list of any and all Material Contracts (with cross references where appropriate to Material Contracts which are subject of any of SECTIONS 3.12, 3.15, 3.18 or 3.19 hereof). As used in this Agreement, "Material Contract" means any of the following types to which the Company or Company Subsidiary is a party:

        (i) any contract that (A) involves employment, consulting, severance, termination of employment or other compensation of any officer, director or member of any Guideline Consensus Panel of the Company or any Company Subsidiary listed on SCHEDULE 3.20(A) OF THE COMPANY DISCLOSURE SCHEDULE, or
    (B) involves indemnification of any Person by the Company or any of the Company Subsidiaries other than (x) indemnification provisions included in contracts entered into in the ordinary course of business consistent with past practices (including employment and consulting termination agreements with respect to which no further scheduled payments are required),
    (y) indemnification provisions included in engagement letters, underwriting agreements or similar agreements with the placement agents or underwriters of the Company's securities; purchase agreements relating to the purchase of the Company's securities; Company Warrants; and any registration right agreement entered into by the Company or (z) indemnification provisions included in the Organizational Documents or articles of incorporation or bylaws or equivalent organizational documents of the Company Subsidiaries;

        (ii) any contract related to the Licensed-In Intellectual Property or Licensed Out Intellectual Property that is the subject of SECTION 3.15;

        (iii) any lease or sublease that is the subject of SECTION 3.18 other than the leases with respect to the properties located in Genoa, Italy and Madrid, Spain;

        (iv) any contract that is the subject of SECTION 3.19 and involves the payment to or by the Company or any Company Subsidiary of $25,000 or more and any other oral or written contract between the Company and any of its Affiliates or any of its officers, directors or members of the Company's or any Company Subsidiary's Guidelines Consensus Panels that involves the payment to or by the Company or any Company Subsidiary of $25,000 or more;

        (v) any non-competition agreement, other than customary agreements with consultants or employees who are not officers, directors or key employees and other than distribution agreements entered into in the ordinary course of business;

        (vi) any other contract the breach or termination of which would reasonably be expected to have a Company Material Adverse Effect.

    True and complete copies of each written Material Contract, or form thereof, have been made available to Parent by the Company prior to the date hereof, and other than as set forth in SECTION 3.20(A)(II), neither the Company nor any Company Subsidiary is a party to any oral Material Contracts.

    (b) Except as disclosed on SCHEDULE 3.20(B) OF THE COMPANY DISCLOSURE SCHEDULE, each Material Contract has not been amended since March 31, 2002, is a valid, binding and enforceable agreement of the Company or the Company Subsidiaries, as applicable, and, to the knowledge of the Company, the other parties thereto, and will continue to be valid, binding and enforceable immediately after the Effective Time, except in the case of all of the foregoing that the enforceability thereof may be subject to applicable bankruptcy, insolvency or similar laws, now or hereafter in effect, affecting creditors' rights generally, and the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

    (c) There has not occurred (i) since March 31, 2002, any material default (or event which upon provision of notice or lapse of time or both would become such a material default) or (ii) on or before March 31, 2002, any uncured material default (or event which upon provision of notice or lapse of time or both would become such a default) under any Material Contract on the part of the Company or any Company Subsidiary, as applicable.

    SECTION 3.21 SUPPLIERS

    The Company has provided Parent a list, as set forth on SCHEDULE 3.21 OF THE COMPANY DISCLOSURE SCHEDULE, of the Company's and the Company Subsidiaries' existing suppliers as of the date hereof related to all material components of all material existing products of the Company and the Company Subsidiaries.

    SECTION 3.22 FINANCIAL ADVISOR

    Except for the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any other transactions contemplated by this Agreement or any other Arrangement Document based upon the arrangements made by or on behalf of the Company or any Company Subsidiary or any officer, director, employee or shareholder thereof, and the fees and commissions payable to the Company Financial Advisor as contemplated by this SECTION 3.22 will be in the amount set forth in that certain letter, dated December 4, 2001, from the Company Financial Advisor to the Company, which has been delivered to Parent.

    SECTION 3.23 OPINION OF FINANCIAL ADVISOR

    The Company Financial Advisor has delivered to the Board of Directors of the Company its opinion to the effect that the consideration to be received under the Arrangement by the holders of the Company Common Shares is fair to such holders from a financial point of view, and such opinion has not been withdrawn, reserved or modified in any respect.

    SECTION 3.24 INSURANCE

    Each of the Company and its Company Subsidiaries is, and has been continuously since January 1, 1999, insured by reputable and financially responsible insurers in amounts and against risks and losses as are customary for comparable companies conducting their respective businesses. The Company's and the Company Subsidiaries' insurance policies are in full force and effect in accordance with their terms, all premiums due thereon have been paid to the date hereof and will be paid as of the Effective Date, no notice of cancellation or termination has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both would constitute a default thereunder. The Company has heretofore furnished Parent a complete and correct list as of the date hereof of all insurance policies maintained by the Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies that have been issued and delivered to the Company and binders regarding such policies not yet issued and delivered to the Company (an "UNISSUED POLICY"), together with all riders and amendments thereto. The Company agrees to furnish the Parent with a copy of any unissued policies promptly when issued and delivered to the Company. SCHEDULE 3.24 OF THE COMPANY DISCLOSURE SCHEDULE sets forth all pending claims under any of such insurance policies except claims that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.25 CERTAIN BUSINESS PRACTICES

    Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any directors, officers, agents or employees of the Company or any Company

Subsidiary (in their capacities as such) has (i) used any funds of the Company or any of the Company Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Law, and the Company and the Company Subsidiaries have in place policies, including a compliance program, regarding the matters set forth in clauses (i) and (ii), which are designed to ensure compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other similar applicable Laws.

    SECTION 3.26 BUSINESS ACTIVITY RESTRICTION

    Except as disclosed on SCHEDULE 3.26 OF THE COMPANY DISCLOSURE SCHEDULE, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree of which the Company is aware to which the Company or any Company Subsidiary is a party or subject to which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct by the Company or any Company Subsidiary of business which the Company or any Company Subsidiary is currently conducting. Except as disclosed on SCHEDULE 3.26 OF THE COMPANY DISCLOSURE SCHEDULE, the Company has not entered into any agreement, other than distribution or other similar marketing-or distribution-related agreements entered into in the ordinary course of business consistent with past practices, under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

    SECTION 3.27 NO MATERIAL ADVERSE EFFECT

    Except as disclosed on SCHEDULE 3.27 OF THE COMPANY DISCLOSURE SCHEDULE or in an SEC Report, the Company is not aware of any fact, as of the date hereof, which, alone or together with another fact, would reasonably be expected to be a Company Material Adverse Effect.

                                   ARTICLE 4
                  CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

    SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE ARRANGEMENT

    Except as otherwise contemplated by this Agreement, as may be required by Law or as set forth on SCHEDULE 4.1 OF THE COMPANY DISCLOSURE SCHEDULE, between the date hereof and the Effective Time or earlier termination of this Agreement, unless Parent consents in writing, the Company shall, and shall cause each of the Company Subsidiaries to:

        (a) conduct their respective businesses in the usual and ordinary course consistent with past practices, and the Company shall and shall cause each of its Company Subsidiaries to use diligent efforts (i) to maintain and preserve its assets, business operations, business organization and goodwill, (ii) to work with Parent and Purchaser to attempt to maintain the availability of the services of its officers, key employees and members of the Company's or any Company Subsidiary's Guidelines Consensus Panels and (iii) to maintain its existing material relationships with licensors, licensees, suppliers, distributors, customers, the FDA and other Persons having a material business relationship with the Company or such Company Subsidiary;

        (b) not amend or otherwise change the Organizational Documents or the articles of incorporation or bylaws or other equivalent organizational documents of the Company Subsidiaries;

        (c) except as contemplated by SECTIONS 1.10, 5.5(C) and 5.12, not issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, other than the issuance of Company Common Shares pursuant to the exercise of Company Options or Company Warrants or Company Preferred Shares therefor outstanding as of the date of this Agreement or
    (ii) any material property or assets of the Company or any Company Subsidiary (including, without limitation, Company Intellectual Property) except (A) transactions pursuant to existing contracts, and
    (B) dispositions, transfers, leases or licenses of inventory, equipment, machinery, furniture, fixtures or Listed Intellectual Property in the ordinary course of business consistent with past practices, including granting of trademark licenses pursuant to existing distribution agreements;

        (d) not incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practices) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Company Subsidiary) for borrowed money or make any loans or advances (except for (i) the extension of trade credit to customers, (ii) advances to employees for work-related expenses, in each case, in the ordinary course of business and in amounts consistent with past practice, and (iii) as contemplated by SECTION 1.9) or prepay or vary the terms of any existing indebtedness for borrowed money;

        (e) not (i) split, combine, reclassify, amend the terms of, redeem, purchase or otherwise acquire any of the outstanding Company Shares or any securities of any Company Subsidiary, (ii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (other than the accrual of dividends with respect to the Company Preferred Shares in accordance with their terms) inconsistent with past practice,
    (iii) amend, vary or modify any Company Stock

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    Option Plans (except as may be necessary pursuant to SECTIONS 1.9 OR 1.10)
    or the terms of any agreements governing the Company Warrants; (iv) grant or issue any Company Warrants, which the Company has not granted or issued after December 31, 2001; or (v) grant or issue any Company Options under any of the Company Stock Option Plans after the date of this Agreement other than as agreed upon between Parent and the Company;

        (f) not acquire, lease or dispose of assets or real property other than in the ordinary course of business, provided, however that entering into or renewing a lease for a term longer than six months shall not be in the ordinary course of business;

        (g) not acquire (including without limitation by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, other business organization or Person or any division thereof (or any interest therein), other than government securities or cash positions in commercial paper in the ordinary course of business consistent with past practices;

        (h) not make or authorize any capital expenditures (which shall not include the reagent rental program conducted by the Company in the ordinary course of business consistent with past practices), other than capital expenditures that are not, in the aggregate, in excess of $300,000 for the Company and the Company Subsidiaries taken as a whole;

        (i) not cancel, terminate, amend, modify, supplement, waive, fail to perform any obligation under, request or agree to any change in any Material Contract except in the ordinary course of business consistent with past practices;

        (j) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business;

        (k) except as set forth in SCHEDULES 4.1(K) AND 6.3(C)(I) OF THE COMPANY DISCLOSURE SCHEDULE, not increase the compensation payable or to become payable to its directors, officers, consultants, employees or members of the Guideline Consensus Panels, grant any rights to severance or termination pay to, or enter into or amend any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Arrangement with, any director, officer, consultant, employee or Guideline Consensus Panel member of the Company or any Company Subsidiary except as contemplated by SECTIONS 1.9 AND 1.10, establish, adopt, enter into, cancel or amend (except as necessary for legal compliance) any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Employee Benefit Plan or Benefit Arrangement, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant, employee or Guideline Consensus Panel member of Company or any Company Subsidiary; provided, however that this subsection (k) shall not apply to salaries, bonuses, commissions and other compensation that the Company may grant after the date hereof that are in the ordinary course of business consistent with past practices;

        (l) except as required by Law or GAAP, not make any change with respect to Company's or a Company Subsidiary's accounting policies, principles, methods or procedures, including, without limitations, revenue recognition policies;

        (m) not make any material Tax election, change any material Tax accounting method (except as required by Law or GAAP) or settle or compromise any material Tax liability or any material Tax attribute or consent to any waiver or extension of any limitation period with respect to Taxes;

        (n) not take any action or step or enter into any transaction (other than any action, step or transaction which the Company is required to take pursuant to this Agreement or the Plan of Arrangement, or any action or step taken or transaction entered into (i) with the consent or concurrence of Parent or Purchaser, or (ii) with Purchaser or any Person that does not deal at arm's length with Purchaser for purposes of the ITA) which may be the primary cause of any non-depreciable capital property of the Company being "ineligible property" for the purposes of paragraph 88(1)(c) of the ITA in connection with the amalgamation of Purchaser and the Company as set forth in the Plan of Arrangement;

        (o) not adopt a plan of or resolutions providing complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Company Subsidiaries, other than in connection with the Arrangement or as contemplated by SECTION 5.5(C) or SECTIONS 5.9 and 5.10;

        (p) except as set forth on SCHEDULE 4.1(P) OF THE COMPANY DISCLOSURE SCHEDULE, make or pay all necessary registration, maintenance and renewal fees in connection with the Listed Intellectual Property (other than Patents and Trademarks identified in SCHEDULE 4.1(P) OF THE COMPANY DISCLOSURE SCHEDULE as having no current or future commercial value to the Company based on the Company's current business plans) and file all necessary applications, documents, recordations and certificates in connection with such Listed Intellectual Property for the purposes of maintaining or prosecuting such Listed Intellectual Property, in each case, consistent with past practices;

        (q) except as disclosed in SCHEDULE 4.1(Q), maintain insurance coverage and its books, accounts and records in the usual manner consistent with prior practices;

        (r) comply in all material respects with all Laws except when the failure, individually or in the aggregate, to comply with such Law would not reasonably be expected to have a Company Material Adverse Effect;

        (s) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted;

        (t) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to perform, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

        (u) except in accordance with SECTIONS 5.9 or 5.10, not authorize or enter into any formal or informal agreement or otherwise make any commitment or to take any action which would make any of the representations or warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect untrue or incorrect or any of the representations or warranties of the Company contained in this Agreement that are not so qualified untrue or incorrect in all material respects, or prevent the Company from performing or cause the Company not to perform its covenants in all material respects hereunder or result in any of the conditions to the Arrangement set forth herein not being satisfied;

        (v) use commercially reasonable efforts to file all terminating statements related to security interests of third parties in the assets of the Company and the Company Subsidiaries as set forth in SCHEDULE 3.17 OF THE COMPANY DISCLOSURE SCHEDULE;

        (w) set forth, within two weeks of the date hereof, on SCHEDULE 4.1(W) OF THE COMPANY DISCLOSURE SCHEDULE the basis in the assets (including shares of the capital stock of the Company Subsidiaries) of each of the Company and those Company Subsidiaries incorporated in the United States as of the most recent practicable date;

        (x) not enter into any license agreements, except software licenses in the ordinary course of business consistent with past practices and except as contemplated by SECTION 6.3(D); and

        (y) not enter into, adopt or assume any agreement, commitment or arrangement which obligates the Company or Company Subsidiaries to act or to refrain from acting in violation of, or in a manner inconsistent with, any of the foregoing.

    SECTION 4.2 CONTROL OF THE COMPANY'S OPERATIONS

    Nothing contained in this Agreement shall give to Parent or Purchaser, directly or indirectly, rights to control or direct the Company's or any Company Subsidiaries' operations prior to the Effective Date. Prior to the Effective Date, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and the Company Subsidiaries' operations.

                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS

    SECTION 5.1 ACCESS TO INFORMATION; CONFIDENTIALITY

    Subject to applicable Law and except as otherwise provided on SCHEDULE 5.1 OF THE COMPANY DISCLOSURE SCHEDULE, the Company shall afford to Parent and, on a need to know basis, Parent's officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives ("PARENT REPRESENTATIVES") access throughout the period prior to the Effective Date, at mutually agreeable times during regular business hours and upon reasonable prior notice to the Company, to the properties, offices and other facilities, contracts, books, business and records, assets, liabilities, employees and officers of the Company or any of the Company Subsidiaries and shall promptly furnish to Parent or the Parent Representatives a copy of each report, schedule or other document filed by the Company with the SEC in connection with the transactions contemplated by this Agreement and all information concerning the Company or Company Subsidiaries as Parent or the Parent Representatives may reasonably request; provided, that any information so disclosed or otherwise made available or accessible to Parent shall not constitute an additional representation or warranty of the Company beyond those expressly set forth in
Article 3. Such investigations shall not affect or mitigate the representations and warranties of the Company contained in this Agreement or other document delivered pursuant to this Agreement. All rights of Parent, Purchaser and any Parent Representative under this SECTION 5.1, and all properties, offices, facilities, contracts, books, business records, assets, liabilities and other information provided by the Company under this Agreement, shall be subject to all of the terms, conditions and limitations of the confidentiality letter, dated February 13, 2002, as amended or supplemented, between Parent and the Company, which remains in full force and effect (the "CONFIDENTIALITY AGREEMENT"). Nothing herein shall require the parties to exchange information which may be deemed to be of a sensitive or competitive nature, the exchange of which may contravene the Competition Laws. After the date of this Agreement, as soon as they may mutually agree, the Company and Parent shall work together to establish an integration team, which shall prepare a plan of integration. The Company and Parent acknowledge that the process of preparing the plan of integration shall be done in compliance with applicable Competition Laws.

    SECTION 5.2 INDEMNIFICATION

    (a) Parent and Purchaser agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof in favor of the past and present directors or officers of the Company and the past and present directors or officers of the Company Subsidiaries as provided in the Company's Organizational Documents and the articles of incorporation or bylaws or other equivalent organizational documents of the Company Subsidiaries or in written contracts in effect on the date hereof and as disclosed on SCHEDULE 5.2 OF THE COMPANY DISCLOSURE SCHEDULE, shall survive the Arrangement and shall continue in full force and effect until the earlier of the expiration of the applicable statute of limitations with respect to any claims against such past or present directors or officers of the Company or against such past or present directors or officers of any of the Company Subsidiaries arising out of such acts or omissions and the sixth anniversary of the Effective Date, and Purchaser hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time. Parent shall use commercially reasonable efforts to cause to be maintained in effect, for not less than six (6) years from the Effective Time, substantially the same coverage and containing substantially the same terms and conditions for acts and omissions prior to the Effective Time under the current policies of the directors' and officers' liability insurance maintained by the Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of two hundred percent (200%) of the last annual premium paid prior to the date hereof, which current premium amount is disclosed in SCHEDULE 5.2 OF THE COMPANY DISCLOSURE SCHEDULE. If the premium for coverage under the preceding sentence exceeds two hundred percent (200%) of the last annual premium paid prior to the date hereof, Parent shall purchase a policy with the greatest coverage available for such two hundred percent (200%) of the annual premium; provided, however, that Parent shall purchase substantially the same coverage and containing substantially the same terms and conditions for acts and omissions prior to the Effective Time under the current policies of the directors' and officers' liability insurance maintained by the Company, even if the annual premium exceeds the two hundred percent (200%) limitation, if the past and present directors and officers of the Company and the past and present directors and officers of the Company Subsidiaries pay to Parent and Parent receives the amount in excess of such two hundred percent (200%) limitation.

    (b) The obligations of Parent and the Purchaser under this SECTION 5.2 shall not be terminated or modified in such a manner as to affect adversely any indemnitee to whom this SECTION 5.2 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this SECTION 5.2 applies shall be third-party beneficiaries of, and entitled to directly enforce, this SECTION 5.2).

    (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use commercially reasonable efforts to vigorously defend against and respond thereto.

    (d) Nothing in this SECTION 5.2 shall limit the right of Parent or the Purchaser after the Effective Time to cause the Company or any of the Company Subsidiaries to be amalgamated, merged or combined with any other entity or to effect any other corporate reorganization or similar transaction, provided that the rights of the past and present officers and directors of the Company and the past and present officers and directors of the Company Subsidiaries as set forth in this SECTION 5.2 are not adversely affected thereby.

    SECTION 5.3 EMPLOYMENT AND BENEFITS

    (a) After the Effective Date, Parent shall, or shall cause Purchaser to, honor in accordance with their terms, all employment, severance, consulting and other compensation contracts between the Company or any of the Company Subsidiaries and certain officers and employees, as disclosed on SCHEDULE 5.3 OF THE COMPANY DISCLOSURE SCHEDULE, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Date under any Employee Benefit Plan with respect to such officers and employees, as disclosed on
SCHEDULE 5.3 OF THE COMPANY DISCLOSURE SCHEDULE.

    (b) For a period of six months after the Effective Date, Parent shall provide, or shall cause Purchaser to provide, generally to the officers and employees of Purchaser and its Subsidiaries employee benefits, including, without limitation, pension benefits, health and welfare benefits, and severance arrangements, on terms and conditions in the aggregate that are no less favorable than those provided under the Employee Benefit Plans, as in effect on the date hereof. Each employee's or officer's service with the Company or any Company Subsidiary will be deemed to be service with Purchaser or any of its Subsidiaries for purposes of determining benefit levels, vesting and eligibility in pension, health and welfare benefit programs, provided the Company supplies records that are adequate to establish such service, as reasonably requested by Purchaser.

    (c) Until such time (if any) that the employees of the Company or the Company Subsidiaries are enrolled in Parent's benefit plans, the employees will continue to receive benefits under the Company Employee Benefit Plans and Benefit Arrangements (other than plans involving equity compensation) in accordance with the terms of those plans as in effect on the date hereof (except as applicable Law otherwise requires).

    (d) Any welfare benefit plan established or maintained by Purchaser under which one or more former employees or officers of the Company or any Company Subsidiary becomes eligible to participate shall (i) waive any waiting period and (ii) waive any exclusion or limitation for pre-existing conditions that were covered (with respect to such employee, officer or family member) under any employee welfare benefit plan maintained by the Company or any Company Subsidiary thereof prior to the Effective Date.

    (e) The Company agrees to provide Parent within ten (10) days of the date hereof with compensation information with respect to employees set forth on
SCHEDULE 5.3 OF THE COMPANY DISCLOSURE SCHEDULE (consisting of the persons whose potential entitlement to severance and other compensation in connection with the Arrangement or upon employment termination exceeds one times their taxable compensation from the Company in 2001), including among other things, salary and bonus information for the preceding five calendar years, where applicable, so that Parent may calculate information such as individual's "base amount" as defined in Section 280G of the Internal Revenue Code, as reasonably requested by Purchaser.

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
    (f) Nothing herein shall be construed as (i) requiring Parent or Purchaser to continue the employment of any employee following the Effective Date,
(ii) limiting Parent's or Purchaser's ability to amend, modify or terminate any particular Employee Benefit Plan or Benefit Arrangement of the Company or any of the Company Subsidiaries or amend the terms or location of employment; provided, however, that such amendment, modification or termination of any such Employee Benefit Plan or Benefit Arrangement or such amendment of the terms or location of employment is consistent with subsection (a) of SECTION 5.3 or
(iii) requiring Parent or Purchaser to maintain any particular level of employee benefits for any individual employee following the Effective Date, except as provided by contracts disclosed on SCHEDULE 5.3 OF THE COMPANY DISCLOSURE SCHEDULE, except as provided by contracts with certain employees disclosed on
SCHEDULE 6.3(C)(I) OF THE COMPANY DISCLOSURE SCHEDULE requiring that all obligations including those related to performance and nondisclosure be satisfied in all respects, and except as provided in subsection (a) of
SECTION 5.3.

    SECTION 5.4 COMPANY WARRANTS

    The Company and Purchaser acknowledge and agree that from and after the Effective Date, the obligations of the Company under each of the Company Warrants set forth on SCHEDULE 5.4 OF THE COMPANY DISCLOSURE SCHEDULE shall, as a result of the consummation of the Arrangement, be obligations of Amalco. To the extent required under the Company Warrants, the Company and Purchaser shall deliver to each holder of Company Warrants a notice and acknowledgement in substantially the form and substance attached hereto as Annex C confirming the foregoing.

    SECTION 5.5 AGREEMENT TO COOPERATE

    (a) Subject to the terms and conditions herein provided (including without limitation SECTIONS 5.9 and 5.10), each of the parties hereto shall use all commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Arrangement and make effective the transactions contemplated by this Agreement, (ii) obtain any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Arrangement, and if appropriate, agreeing to amend any specific provisions of this Agreement if the parties agree that such amendment would be beneficial to the parties and not adversely affect the economic terms hereof, (iii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the Arrangement, (iv) cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Arrangement and (v) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Arrangement required (A) under the Securities Act, the Exchange Act and any other applicable securities Laws, (B) in connection with the application for the Interim Order and the Final Order, or (C) under any other Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any document without the consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the completion of the Arrangement at the request of any Governmental Authority without the consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

    (b) Each of the Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

    (c) The Company agrees to transfer such assets owned by Company as may reasonably be requested by Parent to a wholly-owned subsidiary of the Company incorporated after the date of this Agreement under the Act in exchange for shares of that subsidiary; provided, however, the parties agree that (i) the assets to be transferred shall constitute less than all or substantially all of the assets of the Company and (ii) the Parent shall not request a transfer of assets which would require the Company to obtain the approval of the Company Shareholders in respect of such transfer. Any such transfer shall be completed subsequent to the time that the Final Order is made by the Court but prior to the Effective Time. In the event the Arrangement is not consummated, Parent shall forthwith reimburse the Company for all reasonable fees and expenses incurred by the Company (including any professional fees and expenses) (i) to incorporate a new subsidiary and implement the transfer of assets and any matters related thereto contemplated by this SECTION 5.5(C) (such actions collectively being referred to as the "ASSET TRANSFER") and (ii) to undo the Asset Transfer and shall indemnify and save harmless the Company and the Company Subsidiaries from and against any and all claims, demands, actions, suits, causes of action, assessments or reassessments, charges, judgments, debts, liabilities, expenses, costs, Taxes, damages or losses, including loss of value, professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing which may be made or brought against the Company or its subsidiaries, or which they may suffer or incur, directly or indirectly as a result of or in connection with the Asset Transfer or the undoing of the Asset Transfer; provided, however, that any steps contemplated to undo the Asset Transfer are consented to by Parent, which consent shall not be unreasonably conditioned, withheld or delayed, prior to their implementation and are taken as soon as reasonably practicable after termination of this Agreement and in any event no later than ninety
(90) days after such termination.

    SECTION 5.6 PREMERGER NOTIFICATION FILINGS

    As promptly as practicable after the date hereof, the parties shall use commercially reasonable efforts to take all actions necessary or required to obtain, prior to the Outside Date, all Regulatory Approvals with respect to all Premerger Notification Filings. Without limiting the generality of the foregoing, the parties shall make all necessary filings and submissions as soon as practicable after the date of this Agreement under the HSR Act, the Competition Act, the European Competition Laws or any other Competition Law and shall comply with other requests for information from Governmental Authorities, to the extent required by Law. Except as may be restricted by Law, (i) the parties hereto shall cooperate with each other with respect to obtaining information needed for the preparation of the Premerger Notification Filings required to be filed and (ii) the parties shall use commercially reasonable efforts to cooperate and consult with each other with respect to responding to any requests for additional information or documentary material by the FTC, the Antitrust Division or any other Governmental Authorities with respect to any Premerger Notification Filing. Notwithstanding the foregoing, neither Parent nor the Company shall be obligated to contest any action or decision taken by the FTC or the Antitrust Division or any other Governmental Authority with respect to any Premerger Notification Filing challenging the consummation of the Arrangement, and nothing contained in this Agreement shall require Parent, Purchaser or any Parent Subsidiary to agree to hold separate or to divest any of the assets, properties or businesses of Parent, any Parent Subsidiary, the Company, the Company Subsidiaries or Amalco or otherwise agree to the imposition of any restriction on the businesses or the operations of Parent, any Parent Subsidiary, the Company, any Company Subsidiary or Amalco. The filing and similar fees payable in respect of the filing of all Premerger Notification Filings required hereunder shall be paid by Parent.

    SECTION 5.7 PUBLIC STATEMENTS

    So long as this Agreement is in effect, Parent, Purchaser and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and the other Arrangement Documents, and none of the parties shall issue any press release or make any public statement prior to written approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq, in which case the issuing party shall use commercially reasonable efforts to consult with the other party before issuing any such release or making any such public statement. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this SECTION 5.7.

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    SECTION 5.8 NOTIFICATION OF CERTAIN MATTERS

    Subject to SECTIONS 5.9 and 5.10, each of the Company, Parent and Purchaser agree to give prompt notice to each other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Arrangement; (ii) any notice or other communication from any Governmental Authority in connection with the Arrangement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, Purchaser, the Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Arrangement; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; (v) any change that may reasonably be expected to be a Company Material Adverse Effect or Parent Material Adverse Effect or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement or to effect the consummation of the Arrangement; (vi) the occurrence or nonoccurrence of any event that would render any representation or warranty of such party contained in this Agreement untrue or inaccurate in any material respect or that would reasonably be expected to result in a Company Material Adverse Effect or Parent Material Adverse Effect; and (vii) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder (such party shall use commercially reasonable efforts to prevent or promptly remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder); provided, however, that the delivery of any notice pursuant to this
SECTION 5.8 shall not, without the express written consent of each of the other parties hereto (which consent may be withheld in their respective sole discretion), be deemed to (w) modify the representations, warranties, covenants or agreements hereunder of the party delivering such notice, (x) modify any of the conditions set forth in Article 6, as applicable, (y) cure or prevent any such inaccuracy or failure or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.9 NO SOLICITATION

    (a) The Company shall immediately cease and cause to be terminated any existing solicitation, encouragement, activity, discussion or negotiation with any parties by the Company, any of the Company Subsidiaries or any of its or the Company Subsidiaries' officers, directors, employees, representatives and agents with respect to an Acquisition Proposal whether or not initiated by the Company or the Company Subsidiary, and, in connection therewith, the Company shall request (and exercise all rights it has to require) the return of information regarding the Company and the Company Subsidiaries previously provided to such parties and shall request (and exercise all rights it has to

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require) the destruction of all such materials including or incorporating any information regarding the Company and the Company Subsidiaries.

    (b) Subject to the provisions of SECTION 5.10, the Company agrees that it shall not, and shall not authorize or permit any of the Company Subsidiaries or any of its or the Company Subsidiaries' officers, directors, employees, representatives or agents, directly or indirectly, to (i) solicit, initiate, encourage or knowingly facilitate, including by way of furnishing information or entering into any form of agreement, arrangement or understanding, any inquiries or the making of any proposals regarding an Acquisition Proposal,
(ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) withdraw or modify in a manner adverse to Parent or Purchaser the approval or recommendation of the Board of Directors of the Company of the transactions contemplated hereby, (iv) approve or recommend any Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break-up, termination or other fees or expenses to any Person in the event that the Company or any of the Company Subsidiaries completes the transactions contemplated hereby or any other transaction with Parent or any of its Affiliates agreed to prior to any termination of this Agreement. Notwithstanding the preceding sentence and any other provisions of this Agreement, the Board of Directors of the Company and the Company may consider, participate in any discussions or negotiations with, or provide information in accordance with the last sentence of this paragraph to any Person who has delivered a written proposal regarding an Acquisition Proposal which has not been withdrawn and which was not solicited or encouraged after the date of this Agreement and did not otherwise result from a breach of this SECTION 5.9 and that the Board of Directors of the Company or any special committee of the Board of Directors formed to review and evaluate the transactions contemplated by this Agreement (the "SPECIAL COMMITTEE") in good faith determines, after consultation with its financial advisors and outside legal counsel, is reasonably likely to be a Superior Proposal; provided, however, that prior to taking any such action, the Company must obtain a confidentiality agreement, including a standstill provision at least as stringent as contained in the Confidentiality Agreement. If the Company receives a request for material non-public information from a Person who has made a written proposal regarding an Acquisition Proposal not solicited in contravention of SECTION 5.9 and the Company is permitted, as contemplated under the second sentence of this SECTION 5.9(B), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Company may, subject to the execution by such Person of the confidentiality agreement as described above, provide such Person with access to information regarding the Company; provided that the Company sends a copy of any such confidentiality agreement to Parent promptly upon its execution.

    (c) From and after the date of this Agreement, the Company shall promptly (and in any event within one (1) Business Day) notify Parent, of any inquiries, proposals or offers relating to or constituting an Acquisition Proposal, or any request for non-public

                                      A-49
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information relating to the Company or any Company Subsidiary in connection with an Acquisition Proposal. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer and provide such other details of the proposal, inquiry or offer as Parent may reasonably request. The Company shall keep Parent informed on a prompt basis of the status, including any change to the material terms, of any such inquiry, proposal or offer.

    (d) The Company shall ensure that its officers, directors and employees and the Company Subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it or them are aware of the provisions of this SECTION 5.9, and it shall be responsible for any breach of this SECTION 5.9 by such officers, directors, Company Subsidiaries, employees, financial advisors or other advisors or representatives.

    SECTION 5.10 RIGHT TO ACCEPT A SUPERIOR PROPOSAL

    (a) The Company may enter into any agreement, arrangement or understanding in respect of a Superior Proposal, if and only if (A) the Company's Board of Directors or the Special Committee, as applicable, has determined in good faith and after consultation with its financial advisors and outside legal counsel that it is necessary for the Board of Directors of the Company or the Special Committee, as applicable, to enter into such agreement, arrangement or understanding in order to discharge properly its fiduciary duties, (B) such agreement, arrangement or understanding does not provide for the payment of any break-up, termination or other fees or expenses to the other party in the event that the Company or any Company Subsidiary completes the transactions contemplated by this Agreement or any other transaction with Parent or any Parent Subsidiary agreed to prior to any termination of this Agreement, (C) the Company has complied in all respects with SECTION 5.9, (D) such agreement, arrangement or understanding provides that the Company's obligation to complete the transaction contemplated in or by such agreement, arrangement or understanding is conditioned upon the Company's complying in all respects with
SECTION 5.10(B), including the obligation, if applicable, to pay to Parent the Termination Fee, and (E) the Company has delivered to Parent written notice (a "SECTION 5.10 NOTICE") advising Parent that the Company's Board of Directors or the Special Committee, as applicable, has determined that it has received an Acquisition Proposal that is a Superior Proposal and that the Company's Board of Directors has resolved to enter into the agreement, arrangement or understanding in respect of the Superior Proposal, which notice shall specify the terms and conditions of such Superior Proposal and identify the person making such Superior Proposal. In the event that the Company provides Parent with a
Section 5.10 Notice on a date that is fewer than the five (5) Business Days prior to the Company Meeting, the Company shall adjourn the Company Meeting (without notice of the Arrangement or any related matters) to a date that is not fewer than five (5) Business Days and not more than ten (10) Business Days after the date of the Section 5.10 Notice.

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    (b) During the five (5) Business Day period starting on the later of
(x) the date the Company delivered the SECTION 5.10 Notice referred to in
SECTION 5.10(A), and (Y) the date Parent received a copy of the writing embodying the Superior Proposal in its then most definitive form, Parent shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of the Company or the Special Committee, as applicable, will review any proposal by Parent to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Parent's amended proposal upon acceptance by the Company would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of the Company or the Special Committee, as applicable, so determines, the Company will enter into an amended agreement with Parent reflecting the Parent's amended proposal. If the Board of Directors of the Company or the Special Committee, as applicable, continues to believe, in good faith and after consultation with financial advisors and outside legal counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Parent's amended proposal, the Company, subject to compliance with
SECTION 7.2, may recommend such Superior Proposal; may withdraw or modify in a manner adverse to Parent or Purchaser the approval or recommendation of the Board of Directors of the Company regarding the transactions contemplated by this Agreement; may adjourn, postpone, cancel or propose for adjournment, postponement or cancellation, or fail to call, the Company Meeting; and may solicit from Company Shareholders proxies against the Arrangement Resolution and in favor of the Superior Proposal. If (i) Parent chooses not to exercise its right to offer to amend the terms of this Agreement during the five
(5) Business Day period or (ii) the Board of Directors of the Company or the Special Committee, as applicable, rejects or fails to accept Parent's amended proposal within three (3) Business Days after the expiration of the five
(5) Business Day period, the Company shall pay to Parent the Termination Fee, in the case of (i), within one (1) Business Day after expiration of the five Business Day period, or, in the case of (ii), within one (1) Business Day after the expiration of the three (3) Business Days after the expiration of the five
(5) Business Day period.

    (c) The Company also acknowledges and agrees that each successive modification of any Acquisition Proposal that is materially favorable to the Company and its shareholders shall constitute a new Acquisition Proposal for purposes of SECTION 5.9 and the requirement under SECTION 5.10 to initiate an additional five (5) Business Day notice period.

    SECTION 5.11 AMENDMENTS TO DISCLOSURE DOCUMENTS

    Each of Parent and the Company shall promptly notify the other if, at any time before the Effective Time, (i) it becomes aware that any information about Parent or any Parent Subsidiary or the Company or any Company Subsidiary or any other information provided by it for inclusion or otherwise included in the Company Circular, any Premerger Notification Filing or any other document prepared in connection with the

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Arrangement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, or (ii) if the Company Circular, any Premerger Notification Filing or any other document prepared in connection with the Arrangement requires an amendment or supplement. In any such event, the parties shall cooperate in the preparation of a supplement or amendment to the Company Circular, Premerger Notification Filing or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Shareholders or filed with or submitted to the relevant Governmental Authorities.

    SECTION 5.12 PURCHASE OF SHARES IN FRENCH SUBSIDIARY

    On or prior to the Effective Date, the Company shall cause each of Richard
T. Daly, Arthur W.G. Cole and Thomas J. Clarke to execute appropriate documents for the transfer of those shares of Visible Genetics Europe S.A. currently held by him to Purchaser or a designee of Purchaser for U.S.$1.00 per share or an aggregate of U.S.$3.00, which transfers shall be effective as of the Effective Time.

    SECTION 5.13 TRANSFER TO GEORGIA FACILITY

    Before the Effective Date, the Company shall, and shall cause the Company Subsidiaries to, complete the transfer and validation of the production of the Company's TRUGENE HIV-1 Genotyping Kit and all of its required subcomponents from the facility located at Pittsburgh, Pennsylvania (the "PENNSYLVANIA FACILITY") to the facility located at Suwanee, Georgia (the "GEORGIA FACILITY") shall take all actions necessary to ensure that the Georgia Facility is FDA-registered, including without limitation notifying the FDA of the change in location, and is otherwise in material compliance with applicable Laws, and shall take all actions necessary to close the Pennsylvania Facility.

                                   ARTICLE 6
                                   CONDITIONS

    SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ARRANGEMENT

    The respective obligations of each party to effect the Arrangement shall be subject to the fulfillment at or prior to the Effective Date of the following conditions or, if permitted by Law, waived by mutual consent of the parties:

        (a) The Plan of Arrangement and Arrangement Resolution shall have been duly approved at the Company Meeting in the manner required by the Act (including any conditions imposed by the Interim Order) including without limitation by (i) not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Shares who are represented at the Company Meeting voting together as a single class, (ii) not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Preferred Shares who are represented at the Company Meeting and (iii) not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast by holders of the Company Common Shares who are represented at the Company Meeting;

        (b) the Interim Order and the Final Order shall each have been obtained;

        (c) the following Regulatory Approvals shall have been received:

           (i) HSR Act Approval, if applicable;

           (ii) Competition Act Approval; and

           (iii) all Regulatory Approvals in respect to any required Premerger Notification Filings made pursuant to European Competition Laws and any other Competition Law;

        (d) no preliminary or permanent injunction or other order or decree by any U.S., Canadian or other federal, state or provincial court or other Governmental Authority which prevents the consummation of the Arrangement shall have been issued and remain in effect (each party agreeing to use commercially reasonable efforts to have any such injunction, order or decree lifted);

        (e) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Authority in the United States, Canada or other applicable jurisdiction which would prevent the consummation of the Arrangement or make the consummation of the Arrangement illegal; and

        (f) all waivers, consents, orders and approvals from Governmental Authorities (other than as set forth in SECTION 6.1(C)), if any, required for consummation of the Arrangement shall have been obtained and be in effect on the Effective Date.

    SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE ARRANGEMENT

    The obligation of the Company to effect the Arrangement shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

        (a) Parent and Purchaser shall have performed or complied in all material respects with their obligations, agreements and covenants contained in this Agreement required to be performed or complied with on or prior to the Effective Date;

        (b) The representations and warranties of Parent and Purchaser contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct in all respects when made and on and as of the Effective Date as if made on and as of the Effective Date (except for representations and warranties that are by their express provisions made as of a specific date or dates, which were or will be true and correct in all respects at such date or dates as stated therein), and the representations and warranties of Parent and Purchaser contained in this Agreement that are not so qualified shall be true and correct in all material respects when made and on and as of the Effective Date as if made on and as of the Effective Date (except for representations and warranties that are by their express provisions made as of a specific date or dates, which were or will be true and correct in all material respects at such date or dates as stated therein); and

        (c) The Company shall have received a certificate dated the Effective Date from the Chief Executive Officer or Chief Financial Officer of Parent and of Purchaser certifying that each of the conditions in SECTIONS 6.2(A) and (B) have been satisfied.

    The Company may not rely on the failure of the conditions precedent in this
SECTION 6.2 if the condition precedent would have been satisfied but for a material default by the Company in complying with its obligations under this Agreement.

    SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT THE ARRANGEMENT

    The obligations of Parent and Purchaser to effect the Arrangement shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived by the Parent:

        (a) The Company shall have performed or complied in all material respects with its obligations, agreements and covenants contained in this Agreement required to be performed or complied with on or prior to the Effective Date, including without limitation that the Company shall have caused (i) all outstanding and unexercised Company Options to be cancelled at the Effective Time pursuant to SECTIONS 1.9 and (ii) the transfer of the shares of Visible Genetics Europe S.A. held by Richard T. Daly, Arthur W.G. Cole and Thomas J. Clarke to Purchaser or a designee of Purchaser pursuant to SECTION 5.12;

        (b) The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects when made and on and as of the Effective Date as if made on and as of the Effective Date (except for representations and warranties that are by their express provisions made as of a specific date or dates, which were or will be true and correct in all respects at such date or dates as stated therein), and the representations and warranties of Company contained in this Agreement that are not so qualified shall be true and correct in all material respects when made and on and as of the Effective Date as if made on and as of the Effective Date (except for representations and warranties that are by their express provisions made as of a specific date or dates, which were or will be true and correct in all material respects at such date or dates as stated therein);

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        (c) (i) At the Effective Date the conditions set forth in
    SCHEDULE 6.3(C)(I) OF THE COMPANY DISCLOSURE SCHEDULE with respect to certain employees and/or positions held by such employees of the Company and the Company Subsidiaries shall have been satisfied in all respects;
    (ii) payments under the terms of the Material Contracts (other than (A) the license agreement between the Company and PE Corporation (now Applera Corporation) dated April 2002, (B) the license agreements between the Company and F. Hoffman-La Roche Ltd. and Roche Molecular Systems, Inc., dated as of August 18, 1997, and amended as of January 17, 2001, (C) the Sublicense Agreement, dated as of October 16, 1998, as amended November 13, 2001, between the Company and Amersham Pharmacia Biotech, Inc. and the Reagent Supply and Manufacturing Agreement, dated as of December 13, 2001, between the Company and Amersham Biosciences Corp. and (D) the agreements disclosed on SCHEDULE 5.3 OF THE COMPANY DISCLOSURE SCHEDULE) as a result of the consummation of the Arrangement shall not total more than U.S.$250,000 individually or in the aggregate (for clarification, any financial or legal advisor fees or expenses incurred by the Company in connection with this Agreement, the other Arrangement Documents or the Arrangement will not be deemed to be payments under the Material Contracts for purposes of this
    SECTION 6.3(C)(II)); (iii) the ability to promote the existing products of the Company or any Company Subsidiaries in the United States with the labeling as set forth on SCHEDULE 6.3(C)(III) OF THE COMPANY DISCLOSURE SCHEDULE and as currently promoted by the Company or applicable Company Subsidiary or Company Subsidiaries has not been withdrawn, modified or impaired; provided, however, that such labeling may be modified in a non-substantive manner in accordance with all applicable requirements of Law and in a manner consistent with past modifications;

        (d) If Parent has notified the Company within sixty (60) days of the date hereof that Parent desires that the Company enter into a license arrangement with the party set forth on SCHEDULE 6.3(D) OF THE COMPANY DISCLOSURE SCHEDULE, then the Company shall have entered into a license arrangement with such party, satisfying the conditions set forth on
    SCHEDULE 6.3(D) OF THE COMPANY DISCLOSURE SCHEDULE;

        (e) As of the Effective Date the Company and the Company Subsidiaries, collectively, will have sufficient inventory on hand (which inventory shall include final kit reagents, instruments, consumables, spare parts and raw materials) to meet demand for at least a two (2) month period with dating for such inventory to be at least five (5) months from the Effective Date;

        (f) Parent shall have received a certificate dated the Effective Date from the Chief Executive Officer or Chief Financial Officer of the Company certifying that each of the conditions in SECTIONS 6.3(A), (B), (C),
    (D) and (E) have been satisfied;

        (g) Parent and Purchaser shall have received an opinion from Osler, Hoskin & Harcourt LLP, Canadian counsel to the Company, substantially in the form of ANNEX

    D and an opinion from Brown Raysman Millstein Felder & Steiner LLP, U.S. counsel to the Company, in a form to be mutually agreed;

        (h) The aggregate number of Company Shares held by Persons who have exercised Dissent Rights with respect to such shares in accordance with the provisions of the Act shall be nine percent (9%) or less of the outstanding Company Shares, on an as converted and fully diluted basis, immediately prior to the Effective Time;

        (i) The Company shall have obtained the waivers, consents, approvals, authorizations, orders and permits set forth in SCHEDULE 6.3(I) OF THE COMPANY DISCLOSURE SCHEDULE;

        (j) The Board of Directors of the Company shall not have revoked, amended or modified, in any adverse respect, its approval of the Arrangement or its recommendation to the Company Shareholders;

        (k) No claim, action, investigation or proceeding, related to Competition Law, shall have been taken and remain outstanding, pending or threatened, and no statute, rule or regulation shall have been enacted and remain in effect, related to Competition Law, that may challenge, prevent, delay or otherwise impede any aspect of the Plan of Arrangement or restrict or limit the benefits to Parent (in its reasonable discretion) of the consummation of the Arrangement or make the consummation of the Arrangement illegal;

        (l) No Law in respect of Taxes in Canada or the United States (including federal, provincial, state, regional, local or other Law of such jurisdiction) shall have been, after the date hereof and as of the Effective Date, proposed, enacted, promulgated, or amended by the relevant Governmental Authority (other than any such enactment, promulgation or amendment that is substantially in accordance with any proposals to amend any such Law existing on the date hereof) which would be the primary cause of a material and adverse effect on the after-tax cost to Parent, Purchaser, Amalco, the Company or the Company Subsidiaries of the steps set forth in the Plan of Arrangement;

        (m) The Board of Directors of the Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Company and the Company Shareholders to permit the consummation of this Agreement;

        (n) The Company shall have delivered to Parent a certificate for each of the Company and the Company Subsidiaries executed by the respective Secretary of each such company certifying (i) copies of Organizational Documents of the Company and equivalent organizational documents of each of the Company Subsidiaries as in effect as of the Effective Date, including certificates of incorporation or equivalent documents certified by an appropriate authority in such company's

                                      A-56
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    jurisdiction of incorporation or organization for all Company Subsidiaries organized in the United States, (ii) duly enacted resolutions of the directors and stockholders of the Company and the Company Subsidiaries, if required by Law, approving this Agreement and the other documents and transactions contemplated hereby and authorizing the execution and delivery thereof, and (iii) specimen signatures of the officers of the Company authorized to sign this Agreement therefor and the other documents contemplated hereby; and

        (o) The Company shall have delivered to Parent certificates of an appropriate authority of each Company Subsidiary whose jurisdiction of organization is in the United States, except GeneFoundry, Inc., certifying as of a recent date (no more than twenty (20) days before the Effective
    Date) that each such Company Subsidiary is in good standing or in existence under the Laws of the jurisdiction in which it is organized.

Neither Parent nor Purchaser may rely on the failure of the conditions precedent in SECTION 6.3(A), if the condition precedent would have been satisfied but for a material default by either Parent or Purchaser in complying with their respective obligations in this Agreement.

    SECTION 6.4 SATISFACTION OF CONDITIONS

    The conditions set forth in SECTIONS 6.1, 6.2 and 6.3 hereof shall be conclusively deemed to have been satisfied, waived or released upon the issuance of the Certificate by the Director giving effect to the Arrangement.

                                      A-57
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                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1 TERMINATION

    This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Date, notwithstanding the prior adoption and approval of the Arrangement by the Company Shareholders or issuance of a Final Order by the Court, as follows:

        (a) by mutual written consent of Parent and the Board of Directors of the Company (and for greater certainty, without further action on the part of the Company Shareholders if terminated after the holding of the Company Meeting);

        (b) by either the Company or Parent if the Arrangement shall not have been consummated on or before the Outside Date, provided, that the terminating party is not otherwise in breach of its representations, warranties or obligations under this Agreement, which breach caused or resulted in the failure of the consummation of the Arrangement on or before the Outside Date;

        (c) by either the Company or Parent if there shall be any Law that makes the consummation of the Arrangement illegal or otherwise prohibited, or if any judgment, injunction order or decree enjoining the Company or Parent from consummating the Arrangement shall be entered and such judgment, injunction, order or decree shall have become final and non-appealable;

        (d) by either the Company or Parent if the Arrangement Resolution shall fail to receive the requisite votes for approval at the Company Meeting, as set forth in SECTION 6.1(A), or upon any adjournment or postponement thereof, or if approval of the Court of the Final Order shall not be obtained by the Outside Date;

        (e) by the Company, if either Parent or Purchaser breaches any of their respective representations, warranties, agreements or covenants contained in this Agreement, such breach remains uncured within the lesser of
    (i) fifteen (15) Business Days after notice of such default is given to Parent by the Company or (ii) the Outside Date, and such breach would give the Company grounds not to close under SECTION 6.2;

        (f) by Parent, if the Company breaches any of its representations, warranties, agreements or covenants contained in this Agreement, such breach remains uncured within the lesser of (i) fifteen (15) Business Days after notice of such default is given to the Company by Parent or (ii) the Outside Date, and such breach would give Parent grounds not to close under
    SECTION 6.3,

        (g) by Parent, if there is an event that would give Parent grounds not to close under SECTION 6.3(C), 6.3(D) or 6.3(E);

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        (h) by Parent, if (i) the Board of Directors of the Company fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement, the Arrangement or the Arrangement Resolution in a manner adverse to Parent, (ii) the Company fails to comply in any respect with SECTIONS 5.9 or 5.10, or (iii) an Acquisition Proposal shall have been announced and the Board of Directors of the Company determines that the Acquisition Proposal is a Superior Proposal and takes any of the actions allowed under SECTIONS 5.9 and 5.10;

        (i) by the Company, if the Company, in compliance with the terms and conditions of SECTIONS 5.9 and 5.10, (i) determines an Acquisition Proposal is a Superior Proposal, (ii) has provided Parent with an opportunity to amend the terms of this Agreement during the five (5) Business Day period referred to in SECTION 5.10(B), (iii) has paid, or caused to have been paid, Parent the Termination Fee payable under SECTIONS 5.10(B) and 7.2(B) and
    (iv) has otherwise complied with the terms and conditions of SECTIONS 5.9 and 5.10.

The right of any party hereto to terminate this Agreement pursuant to this
SECTION 7.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto whether prior to or after the execution of this Agreement.

    SECTION 7.2 EFFECT OF TERMINATION; TERMINATION FEE; SPECIFIC PERFORMANCE

    (a) Except as forth in this SECTION 7.2 or in SECTION 8.2, both of which sections shall survive the termination, in the event of termination of this Agreement by either Parent or the Company as provided in SECTION 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of their respective subsidiaries or any of its or their officers or directors, and there shall be no further obligation on the part of the Company, Parent, Purchaser or any of their subsidiaries or any of their respective officers or directors under this Agreement. Notwithstanding the foregoing sentence, except as provided in
SECTION 7.2(D), neither the termination of this Agreement nor anything contained in this Agreement shall relieve any party from any liability for any breach or violation by it under this Agreement, including from any inaccuracy in its representations and warranties or any non-performance of its covenants hereunder.

    (b) If (i) the Termination Fee shall become payable by the Company under
SECTION 5.10(B), (ii) Company terminates this Agreement pursuant to
SECTION 7.1(I), (iii) Parent terminates this Agreement pursuant to
SECTION 7.1(B) and within nine (9) months after such termination an Acquisition Proposal shall be consummated, or (iv) Parent terminates this Agreement pursuant to SECTION 7.1(D) as a result of the failure to obtain either (x) the requisite approval of the Company Shareholders or (y) approval of the Court of the Final Order, and within nine (9) months after such termination an Acquisition Proposal shall be consummated, then the Company shall make payment or shall have made payment to Parent, by wire transfer of immediately available funds, of a

                                      A-59
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termination fee in cash in the amount of U.S.$2,500,000 (the "TERMINATION FEE")
as follows:

        (i) in the case of clause (i) or clause (ii) within one (1) Business Day after the expiration of the five (5) Business Day period referred to in
    SECTION 5.10(B) or within one (1) Business Day after the expiration of the three (3) Business Days after the expiration of the five (5) Business Day period referred to in SECTION 5.10(B), as applicable;

        (ii) in the case of clause (iii), within one (1) Business Day after the date of consummation;

        (iii) in the case of clause (iv), within one (1) Business Day after the date of consummation.

    (c) If Parent terminates this Agreement pursuant to SECTION 7.1(D) because of the failure to obtain the requisite approval of the Company Shareholders, then the Company shall make payment to Parent, by wire transfer of immediately available funds, of the Expense Reimbursement, payable within (1) Business Day after the date of such termination. The Termination Fee otherwise payable to Parent pursuant to clause (iv) of SECTION 7.2(B) shall be reduced by the Expense Reimbursement paid to Parent; provided, however, in no event shall Parent be entitled to receive more than the Termination Fee.

    (d) Payment of the amounts in SECTION 7.2(B) by the Company shall be deemed liquidated damages, not a penalty, it being agreed that in such event Parent's and Purchaser's actual damages would be incapable of precise ascertainment and that the amounts set forth in SECTION 7.2(B) are a reasonable estimate of such damages, and the Company shall have no further liability to either Parent or Purchaser hereunder. If the Company fails to pay Parent the Termination Fee or the Expense Reimbursement under this SECTION 7.2, the Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

    (e) The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. In the event of any actual or prospective breach or default by any party hereto, any other party hereto shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance from any court of competent jurisdiction.

    (f) All remedies hereunder are cumulative and not exclusive, and except as set forth in SECTION 7.2, nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

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    SECTION 7.3 AMENDMENT

    This Agreement may be amended by action taken by the Board of Directors of the Company or duly authorized committee thereof, on the one hand, and a duly authorized officer of Parent and Purchaser, on the other hand, at any time prior to the Effective Time by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable Law.

    SECTION 7.4 WAIVER

    At any time prior to the Effective Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to be bound to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

                                   ARTICLE 8
                               GENERAL PROVISIONS

    SECTION 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    None of the representations and warranties in this Agreement shall survive the consummation of the Arrangement or the termination of this Agreement, as the case may be. This SECTION 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. Without limiting the foregoing sentence, Parent's obligations set forth in SECTIONS 5.1, 5.2, and 5.3, and the Company's, Parent's and Purchaser's obligations set forth in SECTIONS 7.2 and 8.2 shall continue in full force and effect following the Effective Time.

    SECTION 8.2 FEES AND EXPENSES

    Whether or not the Arrangement is consummated, all costs and expenses incurred in connection with this Agreement and the other Arrangement Documents and the transactions contemplated by this Agreement and the other Arrangement Documents shall be paid by the party incurring such expense, except as provided in SECTION 7.2 and SECTION 5.5(C) and except that (i) each of Parent and the Company shall pay fifty percent (50%) of all of the printing, filing and mailing expenses incurred by the Company in connection with the Company Circular; and
(ii) Parent shall pay all filing fees in connection with the filing of all Premerger Notification Filings and filing fees payable in connection with obtaining the Interim Order and the Final Order.

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    SECTION 8.3 NOTICES

    All notices and other communications hereunder shall be in writing and shall be effective (i) when actually received or when receipt is refused by the intended recipient if delivered personally or by facsimile (which is confirmed) or (ii) the next Business Day if sent via overnight courier by a nationally recognized overnight courier service with overnight delivery instructions, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) If to the Company:
              Visible Genetics Inc.
              700 Bay Street, Suite 1000
              Toronto, Ontario Canada M5G 1Z6
              Attention: Richard T. Daly
              Telephone No.: (416) 813-3281
              Fax No.: (416) 813-3246

              with a copy to:
              Brown Raysman Millstein Felder & Steiner LLP
              900 Third Avenue
              New York, NY 10022
              Attention: Steven S. Pretsfelder, Esq.
              Telephone No.: (212) 895-2625
              Fax No.: (212) 895-2900
              and:
              Osler Hoskin & Harcourt LLP
              1 First Canadian Place, Suite 6100
              Toronto, Ontario Canada M5X 1B8
              Attention: Jean Fraser, Esq.
              Telephone No.: (416) 862-6537
              Fax No.: (416) 862-6666
              (b) If to Parent or Purchaser, to:
              Bayer Corporation
              511 Benedict Avenue
              Tarrytown, New York 10591
              Attention: Kenneth F. Wobbekind, Esq.
              Telephone No.: 914-524-2731
              Fax No.: 914-524-3594
              with a copy to:
              Wilmer, Cutler & Pickering
              2445 M Street, NW
              Washington, DC 20037

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              Attention: Richard W. Cass, Esq.
              Telephone No.: 202-663-6503
              Fax No.: 202-663-6363

    SECTION 8.4 INTERPRETATION

    The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (a) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section means such Article or Section hereof, (c) all references to dollars or "$" in this Agreement refer to U.S. dollars and (d) the words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION." The parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, no provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. The use of neuter gender shall be deemed to include the masculine and feminine genders wherever necessary or appropriate and the use of masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate. The Company Disclosure Schedule shall be divided into schedules corresponding to the Sections and subsections of this Agreement. Disclosures of any fact or item in any specific schedule of the Company Disclosure Schedule shall, should the existence of the fact or item or its contents be relevant to any other schedule of the Company Disclosure Schedule, be deemed to be disclosed to such other Section's or subsection's schedules.

    SECTION 8.5 GOVERNING LAW; JURISDICTION AND VENUE

    (a) This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the Province of Ontario applicable to contracts to be executed and to be performed wholly within such province, without giving effect to principles of conflict of laws.

    (b) THE PARTIES HERETO IRREVOCABLY: (I) AGREE THAT ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THE ARRANGEMENT DOCUMENTS SHALL BE BROUGHT OUT ONLY IN THE COURTS OF THE PROVINCE OF ONTARIO, (II) CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, (III) WAIVE ANY OBJECTION WHICH THEY, OR ANY OF THEM, MAY HAVE TO PERSONAL JURISDICTION OR THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS, AND AGREE NOT TO SEEK TO CHANGE VENUE,
(IV) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ARRANGEMENT OR AGREEMENT

                                      A-63
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CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF, (V) CONSENT TO SERVICE OF PROCESS IF GIVEN IN WRITING IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.3 (OTHER THAN BY FACSIMILE), AND (VI) AGREE NOT TO ASSERT AS A DEFENSE IN ANY PROCEEDING TO ENFORCE ANY JUDGMENT ENTERED AGAINST ANY OF THEM BY ANY OF THE ABOVE-REFERENCED COURTS THAT SUCH JUDGMENT IS EITHER CONTRARY TO PUBLIC POLICY OF THE JURISDICTION IN WHICH ENFORCEMENT IS SOUGHT OR THE RESULT OR PRODUCT OF FRAUD.

    SECTION 8.6 COUNTERPARTS

    This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto as separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 8.7 PARTIES IN INTEREST

    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the rights of indemnified parties under
SECTION 5.2, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.8 SEVERABILITY

    The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

    SECTION 8.9 AMALCO AS SUCCESSOR; PARENT AS OBLIGOR

    (a) Upon the Effective Date, in accordance with Law and the Plan of Arrangement, Amalco shall succeed to all of the rights, privileges, liabilities and obligations of the Company and Purchaser. Without limitation of the foregoing, upon the Effective Date, in accordance with Law and the Plan of Arrangement, any obligation of Purchaser that does not expire upon the Effective Date under this Agreement shall become an obligation of Amalco, and any obligation of Parent that does not expire upon the Effective Date under this Agreement to cause Purchaser to take any action shall be an obligation of Parent to cause Amalco to take such action; and all references to Purchaser herein shall be deemed to be references to Amalco.

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
    (b) In the event that all or substantially all of the assets of the Company are transferred from the Company or the FDA approval existing as of the date hereof with respect to the Company's products is transferred from the Company, Parent shall assume the obligations set forth in SECTION 5.2.

    SECTION 8.10 ASSIGNMENT

    This Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect. Notwithstanding the preceding sentence, Parent may assign this Agreement to an Affiliate of Parent without the consent of the Company, provided Parent remains liable as a primary obligor for its obligations hereunder and under the Arrangement Documents notwithstanding any such assignment.

    SECTION 8.11 THIRD-PARTY BENEFICIARIES

    Nothing in this Agreement, express or implied, shall be construed to create any third-party beneficiaries, except for the rights of indemnified parties under SECTION 5.2.

    SECTION 8.12 FURTHER ASSURANCES

    Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

    SECTION 8.13 INCORPORATION OF EXHIBITS

    The Company Disclosure Schedule and all Annexes attached hereto and referred herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

    SECTION 8.14 ENTIRE AGREEMENT

    This Agreement (including the Company Disclosure Schedule and the Annexes), together with the Arrangement Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto (other than as provided in the Confidentiality Agreement, as the same may be amended).

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                                   ARTICLE 9
                                  DEFINITIONS

    "ACQUISITION PROPOSAL" means any of the following (other than the transactions contemplated by this Agreement): (a) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or business combination directly or indirectly involving the Company or any of the Company Subsidiaries, (b) any acquisition (including a sale, lease, transfer, exchange or other disposition directly or indirectly whether by way of merger, consolidation, share exchange or otherwise) of assets representing twenty percent (20%) or more of the book value (on a consolidated basis) of the assets of the Company and the Company Subsidiaries, taken as a whole (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, (c) any acquisition (including an issuance, sale or other disposition directly or indirectly whether by way of merger, consolidation, share exchange or similar transaction) of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the voting power of the Company in a single transaction or a series of related transactions, (d) any acquisition by the Company of any assets or capital stock of another Person other than the acquisition of supplies, raw materials, goods, inventories, products or other assets of another Person in the ordinary course of business consistent with past practice, (e) any license, sublicense or sale of Listed Intellectual Property or similar contract, agreement, arrangement or commitment with respect to Listed Intellectual Property (except in connection with the sale of the Company's products in the ordinary course of business consistent with past practice), or
(f) any bona fide proposal to, or public announcement of an intention to, do any of the foregoing. Notwithstanding the foregoing, for the purposes of
Section 7.2(b), "ACQUISITION PROPOSAL" has the meaning described above with respect to proposals first received prior to the termination of this Agreement and, with respect to proposals first received after the termination of this Agreement, means only the following (or a similar transaction or transactions):
(a) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or business combination directly or indirectly involving the Company the consummation of which results in the shareholders of the Company immediately prior to such consummation holding less than fifty percent (50%) of the voting power of the surviving entity, (b) any acquisition (including a sale, lease, transfer, exchange or other disposition directly or indirectly whether by way of merger, consolidation, share exchange or otherwise) of assets representing fifty percent (50%) or more of the book value (on a consolidated basis) of the assets of the Company and the Company Subsidiaries, taken as a whole (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, or (c) any acquisition (including an issuance, sale or other disposition directly or indirectly whether by way of merger, consolidation, share exchange or similar transaction) of beneficial ownership (as defined under Section 13(d) of the

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Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifty percent (50%) or more of the voting power of the Company in a single transaction or a series of related transactions.

    "ACT" means the Business Corporations Act (Ontario), as now in effect and as may be amended from time to time prior to the Effective Date.

    "AFFILIATES" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

    "AGREEMENT" means this Merger Agreement, including all annexes and schedules attached thereto, as amended, modified or supplemented from time to time as permitted.

    "AMALCO" means the amalgamated corporation formed by the amalgamation of Purchaser and the Company under the Act pursuant to the Arrangement.

    "ANTITRUST DIVISION" means the Antitrust Division of the U.S. Department of Justice.

    "ARRANGEMENT" means the arrangement of the Company under Section 182 of the Act on the terms and subject to the conditions set forth in the Plan of Arrangement attached hereto as ANNEX A, subject to any amendments or variations thereto in accordance with the terms of this Agreement or the Plan of Arrangement or at the direction of the Court in the Final Order.

    "ARRANGEMENT DOCUMENTS" means this Agreement, as amended or modified from time to time as permitted herein, and any other agreement entered into by the Parties in connection with this Agreement.

    "ARRANGEMENT RESOLUTION" means the special resolution of the Company Shareholders, substantially in the form and content attached hereto as Annex B.

    "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Company in respect of the Arrangement that are required by the Act to be sent to the Director after the Final Order is made.

    "BENEFIT ARRANGEMENT" or "BENEFIT ARRANGEMENTS" means each employee benefit plan, arrangement, obligation or practice of any Related Employer, written or unwritten, to provide employee benefits (other than merely as salary or under an Employee Benefit Plan), to present or former directors, employees, former employees, agents or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, indemnification, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, pension (including any supplemental pension plans), deferred compensation, bonus, stock option or purchase plans or programs, tuition reimbursement or scholarship programs, employee discount programs, profit sharing, meals, travel, or vehicle allowances, any plans subject to Code
Section 125, all statutory plans and any plans providing benefits or payments in the event of a change of control, change in

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ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors or agents. Provided, however, Benefit Arrangements will not include terminated plans, arrangements, obligations or practices that would not reasonably be expected to result in liability for a Related Employer.

    "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which commercial deposit taking banks in the Province of Ontario are required or authorized to close under applicable Laws.

    "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 183(2) of the Act after the Articles of Arrangement have been filed.

    "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

    "COBRA" has the meaning ascribed to it in SECTION 3.12(B)(VIII).

    "COMMISSIONER" means the Commissioner of Competition appointed under the Competition Act.

    "COMMON SHARE CONSIDERATION" has the meaning ascribed to it in
SECTION 1.4(A).

    "COMPANY" means Visible Genetics Inc., an Ontario corporation existing under the Act.

    "COMPANY CIRCULAR" means the notice of the Company Meeting and accompanying management information circular, including all appendices thereto, prepared in accordance with this Agreement, to be sent to the Company Shareholders in connection with the Company Meeting.

    "COMPANY COMMON SHARES" means the common shares of the Company.

    "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule that has been provided by the Company to Parent on or prior to the date hereof that expressly relates to this Agreement.

    "COMPANY ESOP" means the Company's Employee Share Ownership Plan.

    "COMPANY FINANCIAL ADVISOR" has the meaning ascribed to it in
SECTION 3.4(B).

    "COMPANY INTELLECTUAL PROPERTY" has the meaning ascribed to it in
SECTION 3.15(D).

    "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event or occurrence on the business, properties, assets, liabilities, obligations, condition (financial or otherwise), prospects or results of operations of the Company and the Company Subsidiaries taken as a whole that is or would be reasonably expected to be material and adverse to the business, operations, regulatory status, financial condition or results of operation, except for
(i) material and adverse changes arising primarily out of or resulting primarily from general economic, financial or market conditions, (ii) material and adverse changes arising primarily out of or primarily resulting from conditions or circumstances generally affecting the human diagnostics industry, or
(iii) material and adverse changes arising

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primarily out of or primarily resulting from the announcement of this Agreement or the Arrangement.

    "COMPANY MEETING" means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

    "COMPANY OPTIONS" means the options granted under the Company Stock Option Plans to purchase Company Common Shares.

    "COMPANY PERMITS" has the meaning ascribed to it in SECTION 3.10(A).

    "COMPANY PREFERRED SHARES" means the Series A Convertible Preferred Shares of the Company.

    "COMPANY SHAREHOLDERS" means holders of Company Shares.

    "COMPANY SHARES" means the Company Common Shares and Company Preferred
Shares.

    "COMPANY STOCK OPTION PLANS" means the Company's 1997 Director Option Plan, Company ESOP, Employee Pool Stock Option Plan and 2000 Employee Share Option Plan, each as amended to the date hereof.

    "COMPANY SUBSIDIARY" means a Subsidiary of the Company.

    "COMPANY WARRANTS" the outstanding warrants to purchase Company Common
Shares.

    "COMPETITION ACT" means the Competition Act, R.S.C. 1985, c. C-34 (Canada).

    "COMPETITION ACT APPROVAL" means that the relevant waiting period under
Section 123 of the Competition Act shall have expired or an advanced ruling certificate shall have been issued under Section 102 of the Competition Act unless, prior to the date on which the waiting period otherwise would have expired, the Commissioner has made an application for an order under Part VIII of the Competition Act or has advised Parent that he intends to make an application for an order under Part VIII of the Competition Act, which order, if granted, would prevent (including without limitation on an interim basis) the consummation of the Arrangement. In the event that the Commissioner has made an application or has advised Parent that he intends to do so, Competition Act Approval shall mean the earliest date after filing of the application by the Commissioner that the Commissioner or Competition Tribunal will allow the Arrangement to be consummated.

    "COMPETITION LAW" means all Laws relating to the merger control regimes of any Governmental Authority, including, but not limited to, the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Competition Act, all other United States or Canadian federal, state or provincial Laws, all European Competition Laws or all other Laws, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or

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regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

    "CONFIDENTIAL INFORMATION" means any of the following relating to the Company or any Company Subsidiary: information that the Company or a Company Subsidiary has not disclosed to the public or to the trade with respect to present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs or profits associated with any products or services of the Company), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, personnel matters, legal matters, any other confidential and proprietary information; notwithstanding the foregoing, Confidential Information excludes any information already in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets of third parties held by the Company in confidence unless such information is already in the public domain.

    "CONFIDENTIALITY AGREEMENT" has the meaning ascribed to it in SECTION 5.1.

    "COPYRIGHTS" has the meaning ascribed to it in SECTION 3.15(A).

    "COURT" means the Superior Court of Justice (Ontario).

    "DEPOSITARY" means the depositary to be chosen by Parent, and reasonably acceptable to the Company, to receive the Letters of Transmittal and disburse the consideration payable to Company Shareholders.

    "DIRECTOR" means the Director appointed pursuant to Section 278 of the Act.

    "DISSENT RIGHTS" means the rights of dissent that each Dissenting Shareholder is entitled to exercise under the Interim Order and the Final Order and strictly in the manner set forth in the Act and the Plan of Arrangement, in respect of the Arrangement Resolution.

    "DISSENTING SHAREHOLDER" means a Company Shareholder who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

    "DOMAIN NAMES" has the meaning ascribed to it in SECTION 3.15(A).

    "EFFECTIVE DATE" means the date upon which the Plan of Arrangement becomes effective as established by the date set forth in the Certificate issued by the Director giving effect to the Arrangement, which date shall be determined in accordance with SECTION 1.8.

    "EFFECTIVE TIME" means the time mutually agreed to by the parties on the Effective Date.

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    "EMPLOYEE BENEFIT PLAN" or "Employee Benefit Plans" has the meaning given in
ERISA Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section,
(ii) maintained outside the United States, or (iii) individually negotiated or applicable only to one person, in each case by a Related Employer.

    "ENVIRONMENTAL LAW" means any statute, regulation, ordinance, order, decree, treaty, agreement, compact, common law duty or other requirement of laws in the United States, Canada or other jurisdictions in which the Company or Company Subsidiaries maintain a manufacturing facility, relating to protection of human health, safety or the environment, including, without limitation, ambient air, surface water, groundwater, wetlands, soil, surface and subsurface strata.

    "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

    "ERISA AFFILIATE" means any person or entity that, together with the Company, would be or was at any time treated as a single employer under Code
Section 414 or ERISA Section 4001 and any general partnership of which the entity is or has been a general partner.

    "EUROPEAN COMPETITION LAWS" means any national merger control law of any of the Member States of the European Economic Area.

    "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

    "EXPENSE REIMBURSEMENT" means an amount in cash equal to Parent's fees and out-of-pocket expenses incurred by Parent in respect of this Agreement (including fees of its financial and legal advisors) up to a maximum payment of U.S.$1,300,000.

    "FDA" means the U.S. Food and Drug Administration.

    "FDCA" means the U.S. Federal Food, Drug and Cosmetic Act and the regulations thereunder.

    "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed.

    "FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION 3.5(B).

    "FTC" means the U.S. Federal Trade Commission.

    "FUNDS" has the meaning ascribed to it in SECTION 1.3.

    "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time.

    "GEORGIA FACILITY" has the meaning ascribed to it in SECTION 5.13.

    "GOVERNMENTAL AUTHORITY" means any (a) multinational, including, but not limited to, the European Union and its member states, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, including, but not limited to, the SEC and the European Commission, and any entity regulating the field of merger control, (b) self-regulatory organization or stock exchange including, without limitation, Nasdaq, (c) any subdivision, agent, commission, board, or authority of any of the foregoing, (d) any quasi-governmental or private body exercising any regulatory, expropriation or Tax authority under or for the account of any of the foregoing or (e) any private arbitration or mediation body.

    "HAZARDOUS MATERIALS" means any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, hazardous materials, hazardous wastes, radioactive materials, petroleum or petroleum products (other than those covered by or included in SECTION 3.14).

    "HOLDERS" means, when used with reference to the Company Shares, Company Options or Company Warrants, the holders thereof shown from time to time in the registers maintained by or on behalf of the Company in respect of such securities.

    "HSR ACT" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "HSR ACT APPROVAL" means the waiting period under the HSR Act applicable to the consummation of the Arrangement shall have expired without a request for further information by the relevant U.S. federal authorities under the HSR Act, or in the event of such request for further information, the expiration of all applicable time limitations under the HSR Act shall have occurred without objection of such U.S. federal authorities.

    "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by SECTION 1.2(A) of this Agreement.

    "INTELLECTUAL PROPERTY" has the meaning ascribed to it in SECTION 3.15(A).

    "INTERNET SITES" has the meaning ascribed to it in SECTION 3.15(A).

    "IRS" means the U.S. Internal Revenue Service.

    "ITA" means the Income Tax Act (Canada), as amended.

    "KNOWLEDGE OF THE COMPANY" or "COMPANY'S KNOWLEDGE" or similar language means the actual knowledge and current awareness, or knowledge which a reasonable person would have acquired following a reasonable investigation, of Richard T. Daly, Thomas J. Clarke, Marguerite Ethier, Arthur W.G. Cole or Timothy W. Ellis.

    "LAW" means all applicable laws (including common law), statutes, regulations, statutory rules, orders, decrees, ordinances, directives, and the terms and conditions of any approvals, licenses or judgments of any applicable Governmental Authority, and the term "applicable," with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

    "LEASED REAL PROPERTY" has the meaning ascribed to it in SECTION 3.18.

    "LICENSED-IN INTELLECTUAL PROPERTY" has the meaning ascribed to it in
SECTION 3.15(A).

    "LICENSES-OUT" has the meaning ascribed to it in SECTION 3.15(A).

    "LIENS" means all security interests, liens, pledges, charges, escrows, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

    "LISTED INTELLECTUAL PROPERTY" has the meaning ascribed to it in
SECTION 3.15(B).

    "MARCH 31 BALANCE SHEET" has the meaning ascribed to it in SECTION 3.6.

    "MATERIAL CONTRACT" has the meaning ascribed to it in SECTION 3.20(A).

    "NASDAQ" means The Nasdaq National Market.

    "ORGANIZATIONAL DOCUMENTS" means the Company's Restated Articles of Incorporation dated June 14, 1996, Articles of Amendment dated July 15, 1999 and By-law No. 3.

    "OUTSIDE DATE" means the date expiring six (6) months from the date hereof or such later date as may be mutually agreed by the parties.

    "PARENT" means Bayer Corporation, an Indiana corporation.

    "PARENT MATERIAL ADVERSE EFFECT" means any change, effect, event or occurrence on the business, properties, assets, liabilities, obligations, condition (financial or otherwise), prospects or results of operations of Parent and Parent Subsidiaries taken as a whole that is or would be reasonably expected to be material and adverse to the business, operations, regulatory status, financial condition or results of operation, except for (i) material and adverse changes arising primarily out of or resulting primarily from general economic, financial or market conditions, (ii) material and adverse changes arising primarily out of or primarily resulting from conditions or circumstances generally affecting the human diagnostics industry, or (iii) material and adverse changes arising primarily out of or primarily resulting from the announcement of this Agreement or the Arrangement.

    "PARENT REPRESENTATIVES" has the meaning ascribed to it in SECTION 5.1.

    "PARENT SUBSIDIARY" means a Subsidiary of Parent.

    "PARTY," "PARTIES," "PARTY" or "PARTIES" means a signatory or the signatories to this Agreement, respectively.

    "PATENTS" has the meaning ascribed to it in SECTION 3.15(A).

    "PENNSYLVANIA FACILITY" has the meaning ascribed to it in SECTION 5.13.

    "PENSION PLAN" means any Employee Benefit Plan subject to Code Section 412 or ERISA Section 302 or Title IV (including any Multiemployer Plan).

    "PERSON" or "PERSON" includes any individual, sole proprietorship, partnership, firm, entity, limited partnership, limited liability company, unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body, corporation or Governmental Authority, and any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of more than one Person and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representatives.

    "PREFERRED SHARE CONSIDERATION" has the meaning ascribed to it in
SECTION 1.5(B).

    "PREMERGER NOTIFICATION FILING" means any filing with or submission to any Governmental Authority in accordance with any Competition Law, whether such filing or submission is mandatory or is otherwise made by mutual agreement of the parties.

    "PROPRIETARY RIGHT" has the meaning ascribed to it in SECTION 3.15(A).

    "PURCHASER" means 2014011 Ontario Inc., an Ontario corporation and a wholly-owned subsidiary of Parent existing under the Act.

    "QUALIFIED PLAN" means any Employee Benefit Plan intended to meet the requirements of Code Section 401(a), including any already terminated plan with respect to which any Related Employer could reasonably expect to incur any liability.

    "REGULATED PRODUCT" means each product subject to the jurisdiction of the FDA under the FDCA.

    "REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a Law that requires that a Arrangement may only be implemented if a prescribed time lapses following the giving of notice without an objection being made) of any Governmental Authority, including, but not limited to, any Regulatory Approval required pursuant to any Premerger Notification Filing or any approval which is to be obtained pursuant to any Premerger Notification Filing made by mutual agreement of the parties.

    "RELATED EMPLOYER" means the Company and each Company Subsidiary.

    "SEC" means the U.S. Securities and Exchange Commission.

    "SEC REPORTS" has the meaning ascribed to it in SECTION 3.5.

    "SECTION 5.10 NOTICE" has the meaning ascribed to it in SECTION 5.10(A).

    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

    "SOFTWARE" has the meaning ascribed to it in SECTION 3.15(A).

    "SUBLEASE" or "SUBLEASES" has the meaning ascribed to in SECTION 3.18(B).

    "SUBSIDIARY" means with respect to any Person, any other Person which such first Person (either alone or through or together with any other Subsidiary or such first Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person.

    "SUPERIOR PROPOSAL" means any Acquisition Proposal that in the good faith determination of the Board of Directors of the Company or the Special Committee, as applicable (based upon advice from its financial advisors and outside legal counsel) (a) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and is not subject to any contingencies relating to financing or due diligence and (b) would, if consummated in accordance with its terms, result in a transaction more favorable to the Company Shareholders from a financial point of view than the transaction contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent as contemplated by SECTION 5.10(B)).

    "TAX" means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, goods and services, registration, value added, alternative or add-on minimum or other tax of any kind whatsoever, including any interest, penalty or addition thereto, imposed by any relevant federal, state, provincial or local taxing authority.

    "TAX RETURN" means any return, declaration, report, election, notice, filing, form, claim for refund, information return, statement or other document (whether intangible or other form) relating to Taxes, as required to be filed by Law, including any schedule or attachment thereto, and including any amendment thereof.

    "TERMINATION FEE" has the meaning ascribed to it in SECTION 7.2(B).

    "TRADEMARKS" has the meaning ascribed to it in SECTION 3.15(A).

    "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers as of the date first written above.

                                                       BAYER CORPORATION

                                                       By:  /s/ PETER KNUEPPEL
                                                            -----------------------------------
                                                            Name: Peter Knueppel
                                                            Title:

                                                       2014011 ONTARIO INC.

                                                       By:  /s/ PETER KNUEPPEL
                                                            -----------------------------------
                                                            Name: Peter Knueppel
                                                            Title:

                                                       VISIBLE GENETICS INC.

                                                       By:  /s/ RICHARD T. DALY
                                                            -----------------------------------
                                                            Name: Richard T. Daly
                                                            Title: Chief Executive Officer

                                                                         ANNEX B

                              PLAN OF ARRANGEMENT
                              PLAN OF ARRANGEMENT
                               UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

    In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

    "AMALCO" has the meaning ascribed thereto in subsection 2.2(d);

    "APPLERA LICENSE" means the Sequence Analysis Licence Agreement between PE Corporation (now Applera Corporation) and Visible Genetics Inc. dated April 20, 2000;

    "ARRANGEMENT" means the arrangement involving the Company under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6, the Merger Agreement or at the direction of the Court in the Final Order;

    "ARRANGEMENT RESOLUTION" means the special resolution of the Company Shareholders, to be substantially in the form and content of Annex B annexed to the Merger Agreement;

    "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made;

    "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which commercial deposit taking banks in the Province of Ontario are required or authorized to close under applicable Laws;

    "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 183(2) of the OBCA after the Articles of Arrangement have been filed;

    "COMPANY" means Visible Genetics Inc., an Ontario corporation existing under the OBCA;

    "COMPANY CIRCULAR" means the notice of the Company Meeting and accompanying management information circular, including all appendices thereto, prepared in accordance with the Merger Agreement, to be sent to the Company Shareholders in connection with the Company Meeting;

    "COMPANY COMMON SHARES" means the common shares of the Company;

    "COMPANY ESOP" means the Company's Employee Share Ownership Plan;

    "COMPANY MEETING" means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

    "COMPANY MEETING DATE" means the date of the Company Meeting;

    "COMPANY OPTIONHOLDERS" means the holders of Company Options;

    "COMPANY OPTIONS" means the options granted under the Company Stock Option Plans to purchase Company Common Shares;

    "COMPANY PREFERRED SHARES" means the Series A Convertible Preferred Shares of the Company;

    "COMPANY SHAREHOLDERS" means holders of Company Shares;

    "COMPANY SHARES" means the Company Common Shares and Company Preferred
Shares;

    "COMPANY STOCK OPTION PLANS" means the Company's 1997 Director Option Plan, Company ESOP, Employee Pool Stock Option Plan and 2000 Employee Share Option Plan, each as amended to the date hereof;

    "COURT" means the Superior Court of Justice (Ontario);

    "DEPOSITORY" means the depository to be appointed in accordance with the terms of the Merger Agreement in its capacity as depository for the Company Shares under the Arrangement;

    "DIRECTOR" means the Director appointed pursuant to Section 278 of the OBCA;

    "DISSENT RIGHTS" has the meaning ascribed thereto in Article 4;

    "DISSENTING SHAREHOLDER" means a Company Shareholder who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

    "EFFECTIVE DATE" means the date upon which the Plan of Arrangement becomes effective as established by the date set forth in the Certificate issued by the Director giving effect to the Arrangement, which date shall be determined in accordance with Section 1.8 of the Merger Agreement;

    "EFFECTIVE TIME" means the time mutually agreed to by the parties on the Effective Date;

    "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended;

    "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed;

    "GOVERNMENTAL AUTHORITY" means any (a) multinational, including, without limitation the European Union and its member states, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, including, but not limited to, the SEC and the European Union, and any entity regulating the field of merger control,
(b) self-regulatory organization or stock exchange including, without limitation, Nasdaq, (c) any subdivision, agent, commission, board, or authority of any of the foregoing, (d) any quasi-governmental or private body exercising any regulatory, expropriation or tax authority under or for the account of any of the foregoing, or (e) any private arbitration or mediation body;

    "HOLDERS" means, when used with reference to any Company Shares or Company Options, the holders thereof, shown from time to time in the register maintained by or on behalf of the Company in respect of such securities;

    "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by subsection 1.2(a) of the Merger Agreement;

    "ITA" means the INCOME TAX ACT (Canada), as amended;

    "LAW" means all applicable laws (including common law), statutes, regulations, statutory rules, orders, decrees, ordinances, directives, and the terms and conditions of any approvals, licenses or judgments of any applicable Governmental Authority, and the term "applicable", with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

    "LETTER OF TRANSMITTAL" means the letter of transmittal for use by Company Shareholders and Company Optionholders, in the form accompanying the Company Circular;

    "MERGER AGREEMENT" means the merger agreement made as of July 22, 2002 between the Parent, the Purchaser and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

    "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as now in effect and as may be amended from time to time prior to the Effective Date;

    "PARENT" means Bayer Corporation, an Indiana corporation;

    "PERSON" OR "PERSON" includes any individual, sole proprietorship, partnership, firm, entity, limited partnership, limited liability company, unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body, corporation, or Governmental Authority, and any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of more than one Person and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representatives; and

    "PURCHASER" means 2014011 Ontario Inc., a corporation incorporated under the OBCA, which is a wholly-owned subsidiary of the Parent.

1.2 SECTIONS AND HEADINGS

    The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, a Section or an Appendix refers to the specified Article or Section of or Appendix to this Plan of Arrangement.

1.3 NUMBER, GENDER AND PERSONS

    In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender include all genders.

1.4 CURRENCY

    Unless otherwise stated, all references in the Plan of Arrangement to dollars or $ refer to U.S. dollars.

                                   ARTICLE 2
                                  ARRANGEMENT

2.1 BINDING EFFECT

    This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) the Parent, (iii) the Purchaser, (iv) Amalco, (v) all Company Shareholders and all beneficial owners of Company Shares.

2.2 ARRANGEMENT

    Commencing at the Effective Time the following shall occur in the following order without further act or formality:

    (a) Subject to Article 4, all Company Common Shares shall be transferred to the Purchaser in exchange for cash in the amount of $1.50 for each Company Common Share. All holders of Company Common Shares shall cease to be such holders and shall have their names removed from the register of holders of Company Common Shares. The Purchaser shall be recorded as the registered holder of the Company Common Shares so acquired and shall be deemed to be the legal and beneficial owner thereof.

    (b) Subject to Article 4, all Company Preferred Shares shall be transferred to the Purchaser in exchange for cash in the amount of $1,000 for each Company Preferred Share plus an amount equal to all accrued or declared and unpaid dividends on such Company Preferred Share through and including the Effective Date. All holders of Company Preferred Shares shall cease to be such holders and shall have their name removed from the register of holders of Company Preferred Shares. The Purchaser shall be recorded as the registered holder of the Company Preferred Shares so acquired and shall be deemed to be the legal and beneficial owner thereof.

    (c) The stated capital of all classes of the Company's shares shall be reduced to one dollar in the aggregate.

    (d) The Company and the Purchaser shall amalgamate and continue as one corporation under the OBCA ("AMALCO"), with the effect described below, and unless and until otherwise determined in the manner required by Law or by Amalco, the following provisions shall apply:

         (i) CANCELLATION OF SHARES. The shares of the Company shall be cancelled without any repayment of capital in respect thereof;

         (ii) NAME. The name of Amalco shall be 2014011 Ontario Inc.;

        (iii) BY-LAWS. The by-laws of Amalco shall be the same as the by-laws of the Purchaser;

        (iv) STATED CAPITAL. The stated capital of Amalco shall be that of the Purchaser as it existed immediately prior to the amalgamation;

         (v) REGISTERED OFFICE. The registered office of Amalco shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of Amalco shall be 100 King Street West, 41ST Floor, 1 First Canadian Place, Toronto, Ontario, M5X 1B2, Canada;

        (vi) BUSINESS AND POWERS. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

        (vii) AUTHORIZED SHARE CAPITAL. Amalco shall be authorized to issue an unlimited number of common shares having the right to vote at all meetings of shareholders and to receive the remaining property of the corporation upon dissolution;

       (viii) SHARE RESTRICTIONS.

              A. TRANSFER. The transfer of shares in the capital of Amalco shall be restricted in that no share shall be transferred without either (i) the consent of the directors of Amalco expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or
                 (ii) the consent of the holders of shares, which holders have more than 50% of the outstanding voting rights of all shares entitled to vote for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders;

              B. NUMBER OF SHAREHOLDERS. The number of shareholders of Amalco, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of such Amalco, were, while in that employment, and have continued after termination of that employment to be, shareholders of such Amalco, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder; and

              C. PUBLIC DISTRIBUTIONS. Any invitation to the public to subscribe for any securities of Amalco is prohibited.

        (ix) NUMBER OF DIRECTORS. The number of directors of Amalco shall be one
             (1) and thereafter shall be such number of not fewer than one
             (1) and not more than ten (10) as the shareholders of Amalco may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of such Amalco may from time to time determine; and

         (x) INITIAL DIRECTOR. The initial director of Amalco shall be Thomas Tithecott, Bayer Inc., 77 Belfield Road, Toronto, Ontario,
             M9W 1G6, a Canadian resident.

    (e) Upon the change of control of the Company, Amalco shall transfer all right, title and interest in and to the Applera License to Parent in consideration for a promissory note with a principal amount and a fair market value equal to the fair market value of the Applera License.

                                   ARTICLE 3
                                      CASH

3.1 DELIVERY OF CASH

    On the Business Day prior to the anticipated Effective Date, the Parent shall cause Purchaser to, and the Purchaser shall cause to be available to the Depository, for payment to Company Shareholders, the cash to which such Company Shareholders are entitled pursuant to Article 2 for delivery to such holders in accordance with Section 3.2 hereof.

    As soon as practicable after the Effective Time, but subject to subsection 3.2(1), cash payments shall be made by the Depository by issuing cheques in U.S. currency. Unless otherwise directed in accordance with any Letter of Transmittal, such cheques shall be forwarded by first class mail, postage prepaid, or, in the case of a postal disruption in the country of the recipient, by such other means as the Depository may consider prudent, to the Persons and at the addresses specified in the relevant Letter of Transmittal. Cheques forwarded pursuant hereto will be deemed to have been delivered at the time of delivery thereof to the post office or to such other party as may be charged with responsibility for the transmission thereof. All interest on funds provided to and held by the Depository pursuant to this Section 3.1 shall accrue to the benefit of the Purchaser.

3.2 ENTITLEMENT TO CASH

    (1) Upon the later of:

       A.  the Effective Time; and

       B. the receipt of the Letters of Transmittal, duly completed and executed in the manner described therein and the certificates representing the Company Shares exchanged pursuant to Article 2, duly endorsed for transfer (accompanied by such other documents and instruments as would have been required to effect the transfer or exercise of such securities under the OBCA as the Depository may reasonably require), the Depository shall make payment as provided in Section 3.1 hereof.

    (2) At the Effective Time, certificates formerly representing Company Shares (or such other documentation or instruments as reasonably required by the Depository) shall represent only the right to receive cash in accordance with
Article 2 and this Article 3.

                                   ARTICLE 4
                               RIGHTS OF DISSENT

4.1 RIGHTS OF DISSENT

    Holders of Company Shares may exercise rights of dissent with respect to such shares pursuant to the Interim Order and Final Order and in the manner set forth in Section 185 of the OBCA and this Article 4 (the "Dissent Rights") in connection with the Arrangement as the same may be modified by the Interim Order or the Final Order; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Company Meeting. Holders of Company Shares who duly exercise such rights of dissent and who:

    (a) are ultimately determined to be entitled to be paid fair value for their Company Shares, shall be deemed to have transferred such Company Shares, as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to the Purchaser in consideration for a payment of cash from the Purchaser equal to such fair value; or

    (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Company Shareholders and shall receive such amount set out in Article 2;

but in no case shall the Parent, the Company, the Purchaser, the Depository or any other Person be required to recognize such Dissenting Shareholders as Company Shareholders after the Effective Time, and the names of such Dissenting Shareholders shall be removed from the registers of Company Shareholders at the Effective Time.

4.2 DISSENT RIGHT AVAILABILITY

    A Holder is not entitled to exercise Dissent Rights with respect to such Company Shares if such shareholder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder to vote) in favour of the Arrangement Resolution.

                                   ARTICLE 5
                                  CERTIFICATES

5.1 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

    No dividends or other distributions declared or made with respect to Company Shares with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Shares.

5.2 LOST CERTIFICATES

    In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Shares that were exchanged pursuant to Article 2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depository will issue in exchange for such lost, stolen or destroyed certificate, the consideration payable under this Agreement in accordance with Article 2. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such payment is made shall, as a condition precedent to the payment give a bond satisfactory to the Depository, the Company, the Purchaser and the Parent (and their respective transfer agents) in such sum as the Depository, the Company, the Purchaser or the Parent may direct or otherwise indemnify the Depository, the Company, the Purchaser and the Parent in a manner satisfactory to the Depository, the Company Purchaser and the Parent against any claim that may be made against the Depository, the Company, the Purchaser or the Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

5.3 EXTINCTION OF RIGHTS

    Any certificate or other instrument which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged pursuant to
Section 2.2, which is not deposited with all other instruments required by
Section 3.2 on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against the Purchaser, the Parent or Amalco. On such date, the right to receive cash to which the former holder of the certificate or other instrument referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to the Purchaser.

5.4 WITHHOLDING RIGHTS

    The Company, the Purchaser, Parent and the Depository shall be entitled to deduct and withhold from any consideration otherwise payable to any Company Shareholder, such amounts as the Company, the Purchaser, the Parent or the Depository is required or entitled to deduct and withhold with respect to such payment under the ITA, the Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority within the prescribed time.

                                   ARTICLE 6
                                   AMENDMENTS

6.1 The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court and
    (iv) communicated to the Company Shareholders if and as required by the Court.

6.2 Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Meeting (provided the

    Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

6.3 Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the Company and the Parent and
    (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.

6.4 Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Purchaser, provided that it concerns a matter which, in the reasonable opinion of the Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

                                   ARTICLE 7
                               FURTHER ASSURANCES

7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out in this Plan of Arrangement.

                                     * * *

                                                                         ANNEX C

                  VISIBLE GENETICS INC. ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") under section 182 of the BUSINESS CORPORATIONS ACT (Ontario) (the "Act") involving Visible Genetics Inc. (the "Company"), as more particularly described and set forth in the management information circular of the Company accompanying the notice of the special meeting of the Company's shareholders (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "Plan of Arrangement") involving the Company, a copy of which is attached as Annex A to the Merger Agreement by and among the Company, Bayer Corporation and 2014011 Ontario Inc. dated as of
    July 22, 2002 (the "Merger Agreement"), (as the same may be modified or amended) is hereby approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Superior Court of Ontario, the directors of the Company are hereby authorized (i) to amend the Merger Agreement or the Plan of Arrangement to the extent permitted by the Merger Agreement and (ii) not to proceed with the Arrangement at any time prior to the issue of a certificate of arrangement under the Act giving effect to the Arrangement, to the extent permitted by the Merger Agreement in each case without further approval of the shareholders of the Company.

4. Any one officer of the Company is hereby authorized, acting on behalf of the Company, to execute, under the seal of the Company or otherwise, and to file articles of arrangement, and such other documents as are necessary or desirable, with the Director under the Act in accordance with the terms of the Merger Agreement.

5. Each officer of the Company is hereby authorized, for and on behalf of the Company and under its corporate seal or otherwise, to execute and deliver, or cause to be executed and delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such officer determines to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement, or instrument or the doing of any such act or thing.

                                                                         ANNEX D

                                   [GRAPHIC]

July 23, 2002

The Board of Directors
Visible Genetics Inc.
700 Bay Street, Suite 1000
Toronto, Ontario, Canada MSG IZ6

Members of the Board:

We understand that Visible Genetics Inc. ("Visible Genetics") and Bayer Corporation ("Bayer") intend to enter into a Merger Agreement dated as of July 23, 2002 (the "Agreement") by and among Bayer, 2014011 Ontario Inc. ("Merger Sub"), a wholly owned subsidiary of Bayer, and Visible Genetics pursuant to which a proposed "Plan of Arrangement" shall be put to a vote of Visible Genetics' shareholders (the "Transaction"). The proposed Plan of Arrangement will provide, among other things, that each holder of common shares of Visible Genetics will be entitled to receive U.S. $1.50 in cash for each Visible Genetics common share ("the Purchase Price"). You have provided us with a copy of the Agreement and the Plan of Arrangement in substantially final form.

You have asked us to render our opinion as to whether the Purchase Price is fair, from a financial point of view, to the common shareholders of Visible Genetics.

In the course of performing our review and analyses for rendering this opinion, we have:

    - reviewed the form of Agreement and the Plan of Arrangement;

    - reviewed Visible Genetics' Annual Reports to Shareholders and Annual Reports on Form 20-F for the years ended December 31, 1999 through 2001 and its Reports on Form 6-K for the three years ended the date hereof;

    - reviewed certain operating and financial information, including projections for the ten years ended December 31, 2012, ("Projections"), provided to us by the management of Visible Genetics, relating to Visible Genetics' business, financial condition and prospects;

    - met with certain members of Visible Genetics' senior management to discuss Visible Genetics' business, operations, historical and projected financial results and future prospects;

    - reviewed the historical prices, trading multiples and trading volumes of the common shares of Visible Genetics;

                                   [GRAPHIC]

Visible Genetics
July 23, 2002
Page 2

    - reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Visible Genetics;

    - performed discounted cash flow analyses based on the Projections for Visible Genetics furnished to us; and

    - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the Projections, provided to us by Visible Genetics. With respect to Visible Genetics' projected financial results contained in the Projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates, assumptions and judgments of the senior management of Visible Genetics as to the expected future performance of Visible Genetics, assuming Visible Genetics would be able to obtain the necessary financing to execute the business plan underlying the Projections. We have not assumed any responsibility for the independent verification of any such information or of the Projections (or the estimates, assumptions or judgments contained in the Projections) provided to us, and we have further relied upon the assurances of the senior management of Visible Genetics that they are unaware of any facts that would make the information and Projections provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Visible Genetics, nor have we been furnished with any such appraisals. During the course of our engagement, we were asked by the Board of Directors to solicit indications of interest from various third parties regarding a transaction with Visible Genetics, and we have considered the results of such solicitation in rendering our opinion. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement and the Plan of Arrangement substantially in the form received by us without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Visible Genetics, the Purchase Price or the timing of the Transaction.

We have acted as a financial advisor to Visible Genetics in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Visible Genetics and/or Bayer AG (the ultimate parent of Bayer) for

Visible Genetics
July 23, 2002
Page 3

our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Visible Genetics in evaluating the Transaction, and does not constitute a recommendation to the Board of Directors of Visible Genetics or any holders of Visible Genetics common shares as to how to vote in connection with the Transaction. This opinion does not address Visible Genetics' underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Visible Genetics or the effects of any other transaction in which Visible Genetics might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Visible Genetics common shares in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to the common shareholders of Visible Genetics.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:   [GRAPHIC]
      Senior Managing Director

                                                                         ANNEX E

                               SECTION 185 OF THE
                      BUSINESS CORPORATIONS ACT (ONTARIO)

185. (1) RIGHTS OF DISSENTING SHAREHOLDERS.--Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

       (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

       (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

       (c) amalgamate with another corporation under sections 175 and 176;

       (d) be continued under the laws of another jurisdiction under section 181; or

       (e) sell, lease or exchange all or substantially all its property under subsection 184(3),

       a holder of shares of any class or series entitled to vote on the resolution may dissent.

    (2) IDEM.--If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

       (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

       (b) subsection 170(5) or (6).

    (3) EXCEPTION.--A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

       (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

       (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

    (4) SHAREHOLDER'S RIGHT TO BE PAID FAIR VALUE.--In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

    (5) NO PARTIAL DISSENT.--A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

    (6) OBJECTION.--A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

    (7) IDEM.--The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

    (8) NOTICE OF ADOPTION OF RESOLUTION.--The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection
        (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

    (9) IDEM.--A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

   (10) DEMAND FOR PAYMENT OF FAIR VALUE.--A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

       (a) the shareholder's name and address;

       (b) the number and class of shares in respect of which the shareholder dissents; and

       (c) a demand for payment of the fair value of such shares.

   (11) CERTIFICATES TO BE SENT IN.--Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

   (12) IDEM.--A dissenting shareholder who fails to comply with subsections
        (6), (10) and (11) has no right to make a claim under this section.

   (13) ENDORSEMENT ON CERTIFICATE.--A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

   (14) RIGHTS OF DISSENTING SHAREHOLDER.--On sending a notice under subsection
        (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

       (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

       (b) the corporation fails to make an offer in accordance with subsection
              (15) and the dissenting shareholder withdraws notice; or

       (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

   (15) OFFER TO PAY.--A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

       (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

       (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

   (16) IDEM.--Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

   (17) IDEM.--Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

   (18) APPLICATION TO COURT TO FIX FAIR VALUE.--Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

   (19) IDEM.--If a corporation fails to apply to the court under subsection
        (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

   (20) IDEM.--A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

   (21) COSTS.--If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

   (22) NOTICE TO SHAREHOLDERS.--Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall given notice to each dissenting shareholder who, at the date upon which the notice is given,

       (a) has sent to the corporation the notice referred to in subsection
              (10); and

       (b) has not accepted an offer made by the corporation under subsection
              (15), if such an offer was made,

       of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

   (23) PARTIES JOINED.--All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

   (24) IDEM.--Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

   (25) APPRAISERS.--The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

   (26) FINAL ORDER.--The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

   (27) INTEREST.--The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

   (28) WHERE CORPORATION UNABLE TO PAY.--Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

   (29) IDEM.--Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

       (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

       (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

   (30) IDEM.--A corporation shall not make a payment to dissenting shareholder under this section if there are reasonable grounds for believing that,

       (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

       (b) the realizable value of the corporation's assets would thereby by less than the aggregate of its liabilities.

   (31) COURT ORDER.--Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

   (32) COMMISSION MAY APPEAR.--The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31) if the corporation is an offering corporation.

                                                                         ANNEX F

                                       Commercial List Court File No. 02-CL-4624

                                    ONTARIO
                           SUPERIOR COURT OF JUSTICE

                                COMMERCIAL LIST

THE HONOURABLE                        )              TUESDAY, THE 27TH DAY

                                      )

JUSTICE SPENCE                        )              OF AUGUST, 2002

       IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, B.16, AS AMENDED

       AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT OF VISIBLE GENETICS INC.

                             VISIBLE GENETICS INC.

                                                                       APPLICANT

                                 INTERIM ORDER

    THIS MOTION, made by the Applicant, Visible Genetics Inc. ("VGI") pursuant to section 182(5) of the Ontario BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, as amended (the "OBCA"), for an interim order for advice and directions in connection with the within application (the "Application") to approve an arrangement under Section 182 of the OBCA, was heard this day at 393 University Avenue, Toronto, Ontario.

    ON READING the Notice of Application, the Notice of Motion, the Affidavit of Marguerite Ethier, sworn August 23, 2002 (the "Affidavit"), and the exhibits thereto, and on hearing the submissions of counsel for VGI and counsel for Bayer Corporation and 2014011 Ontario Inc.,

DEFINITIONS

    1. THIS COURT ORDERS that for the purposes of this Interim Order, all capitalized terms not otherwise defined in this Interim Order shall have the meaning ascribed in the draft Management Information Circular and Proxy Statement of VGI (the "Company Circular") attached as Exhibit 1 to the Affidavit.

THE MEETING

    2. THIS COURT ORDERS that VGI is authorized to call, hold and conduct the Special Meeting of holders of Company Shares to, among other things, consider and, if deemed advisable, to pass, with or without variation, the Arrangement Resolution, a copy of which is attached as Annex C to the draft Company Circular, to authorize, approve and adopt the Arrangement in substantially the same form as the Plan of Arrangement attached as Annex B to the draft Company Circular.

    3. THIS COURT ORDERS that the Special Meeting shall be called, held and conducted in accordance with the notice of the Special Meeting forming part of the Company Circular (the "Notice of Special Meeting"), the OBCA and the articles and by-laws of VGI (including quorum requirements) subject to the terms of this Interim Order or any further Order of this Honourable Court.

AMENDMENTS

    4. THIS COURT ORDERS that VGI is authorized to make, in the manner contemplated in the Merger Agreement, such amendments, revisions and/or supplements to the Plan of Arrangement as it may determine, and the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Special Meeting and the subject of the Arrangement Resolution.

ADJOURNMENTS AND POSTPONEMENTS

    5. THIS COURT ORDERS that VGI, if it deems advisable, is authorized to adjourn or postpone the Special Meeting on one or more occasions, without the necessity of first convening the Special Meeting or first obtaining any vote of the holders of Company Shares respecting the adjournment or postponement.

SOLICITATION OF PROXIES

    6. THIS COURT ORDERS that VGI is authorized to use the Form of Proxy, in substantially the same form attached as Exhibit 3 to the Affidavit, subject to VGI's ability to insert dates, the names of the registered shareholders, the class of Company Shares, the number of Company Shares and other relevant information in the final Form of Proxy. VGI is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine. VGI may waive, in its discretion, the time limits for the deposit of proxies by the holders of Company Shares if VGI deems it advisable to do so.

NOTICE OF THE SPECIAL MEETING, THE APPLICATION AND DISTRIBUTION OF COMPANY
  CIRCULAR

    7. THIS COURT ORDERS that the Notice of Application, the Notice of Special Meeting, the Company Circular and Form of Proxy (collectively referred to as the "Meeting Materials") in substantially the same form attached as Exhibits 1 and 3 to the

Affidavit (subject to VGI's ability to change dates and make amendments or provide such additional communications or documents thereto as counsel for VGI may advise are necessary or desirable, provided that such changes, amendments, communications or documents are not inconsistent with the terms of this Interim Order) and this Interim Order shall be distributed to the holders of Company Shares, the directors of VGI, and the auditors of VGI, by one or more of the following methods not later than twenty-one (21) days prior to the Special
Meeting:

    (a) in the case of the registered holders of Company Shares, by prepaid ordinary mail, by expedited parcel post, by courier or by delivery in person, addressed to each such holder at his, her or its address, as shown on the books or records of VGI as of September 3, 2002 or such later date as VGI may determine in accordance with the OBCA (the "Record Date");

    (b) in the case of non-registered holders of Company Common Shares, by providing multiple copies of the Meeting Materials to intermediaries and registered nominees in a timely manner;

    (c) in the case of the directors of VGI, by courier or by delivery in person, addressed to the individual directors;

    (d) in the case of the auditors of VGI, by courier or by delivery in person, addressed to the firm of auditors;

and that such mailing, delivery and distribution shall constitute good and sufficient notice of the Application and the Special Meeting and the hearing in respect of the Application upon such persons.

    8. THIS COURT ORDERS that the Notice of Application, and the Company Circular (collectively the "Court Materials") in substantially the same form as contained in Exhibit 1 to the Affidavit (subject to VGI's ability to change dates and make amendments or provide such additional communications or documents thereto as counsel for VGI may advise are necessary or desirable, provided that such changes, amendments, communications or documents are not inconsistent with the terms of this Interim Order), shall be distributed to holders of options to purchase Company Common Shares and to holders of warrants to purchase Company Common Shares, by prepaid ordinary mail, by expedited parcel post, by courier (at their addresses as they appear on the books and records of VGI as of the Record Date) or by delivery in person no later than twenty-one (21) days before the Special Meeting and that such mailing, delivery and distribution shall constitute good and sufficient notice of the Application and the hearing in respect of the Application upon such persons. The holders of such options and warrants are hereby made parties to this proceeding.

    9. THIS COURT ORDERS that the accidental failure or omission to give notice of the Special Meeting or distribute the Meeting Materials or the Court Materials in accordance with paragraphs 7 and 8 above, or the non-receipt of such notice or the Meeting Materials or the Court Materials, shall not constitute a breach of this Interim Order or a defect in the calling of the Special Meeting, but if any such failure or omission is brought to the attention of VGI, then VGI shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

    10. THIS COURT ORDERS that no other form of service of the Meeting Materials or the Court Materials or any portion thereof need be made or notice given or other material served in respect of these proceedings or the Special Meeting, except as may be directed by a further Order of this Honourable Court.

VOTING

    11. THIS COURT ORDERS that the only persons entitled to attend the Special Meeting shall be: (a) the registered holders of the Company Shares, or their respective proxies; (b) the officers, directors, auditors and advisors of VGI;
(c) the representatives and advisors of Bayer Corporation and the Purchaser; and
(d) other persons who may receive the permission of the Chair of the Special Meeting.

    12. THIS COURT ORDERS that subject to further Order of this Honourable Court, the vote required to pass and approve the Arrangement Resolution shall be the affirmative vote of:

    (a) not less than 66 2/3% of the votes cast by holders of the Company Common Shares and Company Preferred Shares who are represented at the Special Meeting voting together as a single class; and

    (b) not less than 66 2/3% of the votes cast by holders of the Company Preferred Shares who are represented at the Special Meeting; and

    (c) not less than 66 2/3% of the votes cast by holders of the Company Common Shares who are represented at the Special Meeting.

    13. THIS COURT ORDERS that the votes shall be taken at the Special Meeting on the basis that:

    (a) holders of Company Common Shares are entitled to cast one vote per common share;

    (b) holders of Company Preferred Shares are entitled to cast:

         (i) when voting with the holders of Company Common Shares as a class, that number of votes corresponding to the total number of Company Common Shares the holder is entitled to receive upon conversion of his or her Company Preferred Shares (after taking into account the number of shares he or she would receive as a result of accrued and unpaid dividends); and

         (ii) when voting separately as a class, one vote per Company Preferred Share.

For this purpose any spoiled votes, illegible votes, defective votes and abstentions shall be deemed not to be votes cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in approval of the Arrangement Resolution.

    14. THIS COURT ORDERS that such votes shall be sufficient to authorize and direct VGI to do all such acts necessary or desirable to give effect to the Arrangement and Plan of Arrangement on a basis consistent with what is provided for in the Company Circular without the necessity of any further approval by the holders of Company Shares, subject only to final approval of the Arrangement and the Plan of Arrangement by this Honourable Court.

    15. THIS COURT ORDERS that the only persons entitled to vote at the Special Meeting shall be the registered holders of Company Shares as at the close of business on the Record Date for the Special Meeting, subject to the provisions of the OBCA with respect to persons who may become registered holders of the Company Shares after that date.

DISSENT RIGHTS

    16. THIS COURT ORDERS that each holder of Company Shares shall be entitled to exercise rights of dissent in connection with the Arrangement Resolution in accordance with section 185 of the OBCA (except as the procedures of that section are varied by this paragraph and the Plan of Arrangement) provided that, notwithstanding subsection 185(6) of the OBCA, any holder of Company Shares who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to VGI in the form required by section 185 of the OBCA not later than 5:00 p.m. (Toronto time) on the business day immediately preceding the Special Meeting (or any adjournment or postponement thereof) and otherwise comply with the requirements of the OBCA.

    17. THIS COURT ORDERS that holders of Company Shares who exercise such rights of dissent set out in paragraph 16 above and who:

    (a) are ultimately entitled to be paid fair value for their Company Shares, shall be deemed to have transferred such Company Shares at the Effective Time to 2014011 Ontario Inc., without any further act or formality, and free and clear of all liens, claims and encumbrances; or

    (b) are ultimately not entitled, for any reason, to be paid fair value for their Company Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Company Shares;

    but in no case shall VGI, Bayer Corporation, 2014011 Ontario Inc. or any other person or entity be required to recognize such dissenting shareholders as holders of Company Shares after the Effective Time, and the names of such dissenting shareholders shall be deleted from the registers of the holders of Company Shares at the Effective Time.

HEARING OF APPLICATION FOR APPROVAL OF ARRANGEMENT

    18. THIS COURT ORDERS that upon approval by the holders of Company Shares in the manner set forth in this Interim Order, VGI may apply to this Honourable Court for final approval of the Arrangement and the Plan of Arrangement.

    19. THIS COURT ORDERS that the only persons entitled to notice of any further proceedings herein, including the hearing of the within Application, and to appear and to be heard thereon, shall be:

    (a) VGI and its solicitors;

    (b) Bayer and 2014011 Ontario Inc. and their solicitors; and

    (c) any person who has delivered a Notice of Appearance herein in accordance with the RULES OF CIVIL PROCEDURE.

    20. THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on counsel for VGI at the following address: Osler, Hoskin & Harcourt LLP, P.O. Box 50, 1 First Canadian Place, Toronto, Ontario M5X 1B8, Attention: Laura K. Fric.

    21. THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, that only those parties having previously filed a Notice of Appearance shall be entitled to be given notice of the adjourned date.

    22. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy with respect to the matters provided for in this Interim Order, between this Interim Order and the terms of any instrument creating, governing or collateral to the Company Shares or the articles or by-laws of VGI, this Interim Order shall govern.

    23. THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any Province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States to act in aid of and to assist this Court in carrying out the terms of this Interim Order.

    24. THIS COURT ORDERS that VGI shall be entitled to seek leave to vary this Order.

                                                                         ANNEX G

                                       Commercial List Court File No. 02-CL-4624

                                    ONTARIO
                           SUPERIOR COURT OF JUSTICE
                                COMMERCIAL LIST

    IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, B.16, AS AMENDED

    AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT OF VISIBLE
    GENETICS INC.

                             VISIBLE GENETICS INC.

                                                                       APPLICANT

                             NOTICE OF APPLICATION

TO THE RESPONDENTS

    A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following page.

    THIS APPLICATION will come on for a hearing before a Judge presiding over the Commercial List on OCTOBER 11, 2002, AT 10:00 A.M., or as soon after that time as the Application may be heard at 393 University Avenue, Toronto, Ontario.

    IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the rules of court, serve it on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

    IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

    IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU.

    If you wish to defend this proceeding but are unable to pay legal fees, legal aid may be available to you by contacting a local Legal Aid office.

Date: August 1, 2002                   "Signed"
                                       -------------------------------------
                                                  Local Registrar

                                       Address of court office:
                                       393 University Avenue
                                       Toronto, ON M5G 1E6

TO:      HOLDERS OF COMMON SHARES OF VISIBLE GENETICS INC.

AND TO:  HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES OF VISIBLE
         GENETICS INC. UNDER THE VISIBLE GENETICS INC. 1997 DIRECTOR
         OPTION PLAN, EMPLOYEE SHARE OWNERSHIP PLAN, EMPLOYEE POOL
         STOCK OPTION PLAN and 2000 EMPLOYEE SHARE OPTION PLAN

AND TO:  HOLDERS OF WARRANTS OF VISIBLE GENETICS INC.

AND TO:  DIRECTORS OF VISIBLE GENETICS INC.

AND TO:  PRICEWATERHOUSECOOPERS LLP
         Suite 1900
         5700 Yonge Street
         Toronto, ON M2M 4K7

         Eric Slavens
         (416) 218-1432
         (416) 218-1499 (fax)

         Auditors for Visible Genetics Inc.

AND TO:  FRASER MILNER CASGRAIN LLP
         1 First Canadian Place
         100 King Street West
         Toronto, ON M5X 1B2

         Peter J. Cavanagh
         (416) 863-4459
         (416) 863-4592 (fax)

         Solicitors for Bayer Corporation and 2014011 Ontario Inc.

                                  APPLICATION

1.  THE APPLICANT MAKES APPLICATION FOR:

    (a) an interim order for advice and directions pursuant to section 182(5) of the BUSINESS CORPORATIONS ACT (Ontario), R.S.O. 1990, B.16, as amended (the "OBCA");

    (b) an order pursuant to sections 182(3) and 182(5) of the OBCA approving a plan of arrangement (the "Arrangement") involving Visible Genetics Inc. ("VGI") and its shareholders; and

    (c) such further and other relief as this Honourable Court may deem just.

2.  THE GROUNDS FOR THE APPLICATION ARE:

    (a) section 182 of the OBCA;

    (b) all statutory requirements under the OBCA have been fulfilled;

    (c) the Arrangement is fair and reasonable;

    (d) certain holders of common shares and Series A Convertible Preferred Shares of VGI, and certain holders of options and warrants to purchase common shares of VGI, are resident outside Ontario and will be served with the Notice of Application at their addresses as they appear on the books and records of VGI at the close of business on the record date established by VGI pursuant to Rules 17.02(n) and 17.02(o) of the RULES OF CIVIL PROCEDURE and/or as this Honourable Court may direct in an interim order;

    (e) Rules 14.01, 14.05(2), 14.05(3)(f) and 38 of the RULES OF CIVIL
       PROCEDURE; and

    (f) such further and other grounds as counsel may advise and this Honourable Court may permit.

3.  THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE HEARING OF THE
    APPLICATION:

    (a) such Interim Order as may be granted by this Honourable Court;

    (b) affidavits to be sworn on behalf of VGI and the exhibits thereto; and

    (c) such further and other material as counsel may advise and this Honourable Court may permit.

August 1, 2002                         OSLER, HOSKIN & HARCOURT LLP
                                       P.O. Box 50
                                       1 First Canadian Place
                                       Toronto, ON M5X 1B8

                                       Larry Lowenstein (LSUC# 23120C)
                                       (416) 862-6454

                                       Laura K. Fric (LSUC# 36545Q)
                                       (416) 862-5899
                                       (416) 862-6666 (fax)

                                       Solicitors for the Applicant,
                                       Visible Genetics Inc.

                                                                       Exhibit 4
                             VISIBLE GENETICS INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 9, 2002
         THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE COMPANY

    For use at the Special Meeting of the holders of common shares (the "COMPANY COMMON SHARES") and holders of Series A Convertible Preferred Shares (the "COMPANY PREFERRED SHARES", and together with the Company Common Shares, the "COMPANY SHARES") of Visible Genetics Inc. (the "COMPANY") to be held on
October 9, 2002, or any adjournment or postponement thereof, to seek approval of the holders of the Company Shares for an arrangement under section 182 of the BUSINESS CORPORATIONS ACT (Ontario), pursuant to which 2014011 Ontario Inc., a wholly-owned subsidiary of Bayer Corporation, will acquire all of the outstanding Company Shares, all as more particularly described in the Management Information Circular and Proxy Statement dated September 4, 2002.

    The undersigned hereby constitutes and appoints Richard T. Daly, President and Chief Executive Officer of the Company, or failing him, Thomas J. Clarke, Chief Financial Officer of the Company, or instead of either of the foregoing with the power of substitution (the "PROXYHOLDER"), as proxy of the undersigned to attend, vote and act with the same force and effect as the undersigned all Company Shares which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario M5H 2M9 Canada, on October 9, 2002 at
4:00 p.m. (Toronto time) and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matter:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                /X/PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. The special resolution being the Arrangement Resolution set forth as Annex C to the accompanying Management Information Circular and Proxy Statement approving, among other matters, the Arrangement. (Mark only one of the following):

                     / / FOR                     / / AGAINST

2. Such other business, if any, as may properly come before the Special Meeting or any adjournment thereof.

    IF ANY AMENDMENTS OR VARIATIONS TO THE MATTERS REFERRED TO ABOVE ARE PROPOSED AT THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF, OR IF ANY OTHER MATTER WHICH ARE NOW NOT KNOWN TO COMPANY MANAGEMENT SHOULD PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF, THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY ON THE PROXYHOLDER TO VOTE ON SUCH AMENDMENTS OR VARIATIONS OR SUCH OTHER MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF SUCH PERSON.

    This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted "FOR" the approval of the Arrangement Resolution.

    Shares cannot be voted unless this proxy card is signed and returned or shares are voted in person at the Special Meeting.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on October 9, 2002, and the Management Information Circular and Proxy Statement, dated September 4, 2002 prior to the signing of this proxy.

  PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

                   [NAME OF SHAREHOLDER]                                      [NUMBER AND CLASS OF SHARES]
                   ---------------------                                      ----------------------------
Signature                                                     Date
Signature (if held jointly)

    Note: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.